As filed with the Securities and Exchange Commission on November 28, 2016

Registration No. 333-212533

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ETHERINDEX ETHER TRUST

(Exact name of Registrant as specified in its charter)

Delaware	6221	81-2951763
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

232 8th Avenue, Unit 4

New York, NY 10011

(212) 378-6714

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The Corporation Trust Company

1209 Orange Street

Wilmington (New Castle County), DE 19801

+1 (302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph Quintilian EtherIndex LLC 232 8th Avenue, Unit 4 New York, NY 10011	Brian S. North, Esq. Buchanan Ingersoll & Rooney PC 1290 Avenue of the Americas, 30th Floor New York, NY 10104-3001

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Share (1)		Proposed maximum aggregate offering price (1)	Amount of registration fee(2)
EtherIndex Ether Shares	[●]	$	[●]	$1,000,000	$100.70

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933.
(2)	$100.70 was previously paid in the initial filing of the registration statement on Form S-1, filed on July 15, 2016.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 28, 2016

[          ],000 ETHERINDEX ETHER SHARES

ETHERINDEX ETHER TRUST

The EtherIndex Ether Trust (the “Trust”) will issue EtherIndex Ether Shares (the “Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust’s purpose is to provide shareholders with exposure to the daily change in the U.S. dollar price of ether, before expenses and liabilities of the Trust. Ether is a digital commodity (“Digital Asset”) based on the value token of the blockchain of the peer-to-peer Ethereum computer network (the “Ethereum Network”).

EtherIndex LLC is the sponsor of the Trust (the “Sponsor”), Delaware Trust Company is the trustee of the Trust (the “Trustee”), The Bank of New York Mellon is the administrator (the “Administrator”), trust agency service provider (the “Trust Agency Service Provider”), and custodian of cash of the Trust (the “Cash Custodian”). Coinbase is the custodian of the ether of the Trust (the “Ether Custodian”). The Trust intends to issue additional Shares on a continuous basis.

The Trust is not actively managed.

The Shares will be issued and redeemed by the Trust only in one or more whole blocks of 10,000 Shares (each block of 10,000 Shares is a “Basket”) principally in exchange for cash. The Trust will issue and redeem shares in Baskets to and from certain registered broker-dealers or other securities market participant (“Authorized Participants”) on an ongoing basis as described in the “Plan of Distribution” section of this Prospectus. On each Business Day, the value of each Basket accepted by the Administrator in a creation or redemption transaction will be the same (i.e., each Basket will consist of 10,000 Shares and the value of the Basket will be equal to the value of 10,000 Shares at their net asset value per Share on that day).

Prior to this offering, there has been no public market for the Shares. The Trust intends to apply to have the Shares listed for trading on NYSE Arca, Inc. (“NYSE Arca” or the “Exchange”) under the symbol “ETHX.”

THE SHARES ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. See “Risk Factors” starting on page 9. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST.

Neither the Securities and Exchange Commission (the “SEC” or the “Commission”) nor any state securities commission has approved or disapproved of the securities offered in this Prospectus, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are neither interests in nor obligations of the Sponsor or the Trustee or any of their affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and the Sponsor is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading adviser.

The Trust will issue and redeem Shares from time to time, as described in “Creation and Redemption of Shares.” The Shares issued will be purchased by Authorized Participants and then be distributed to the public by Authorized Participants through sale on NYSE Arca. It is expected that the Shares will be sold to the public at varying prices to be determined by reference to, among other considerations, the price of ether represented by each Share and the trading price of the Shares on NYSE Arca at the time of each sale.

On [●], an initial purchaser, subject to certain conditions, deposited cash for the purchase of [●] initial Basket(s) totaling [●] Shares (the “Seed Baskets’). Delivery of the Seed Baskets will be made on or about the date of this Prospectus, upon the effectiveness of this registration statement. It is expected that the Initial Purchaser will distribute these Shares to the public through sale on [●]. The Trust will receive all proceeds from the offering of the Seed Baskets in cash in an amount equal to the full price for the Seed Baskets. Each Share in the Seed Baskets represents one ether, and each Seed Basket consists of 10,000 Shares worth 10,000 ether.

Neither the Initial Purchaser nor the Authorized Participants will receive a selling commission from the Trust in consideration of their distribution of the Shares to the public through sale on NYSE Arca. Purchasers of the Shares may be subject to customary brokerage charges. Investors should review the terms of their brokerage accounts for details on applicable charges.

	Per Share (1)			Per Basket
Public offering price for the Seed Baskets	$	[	]	$	[	]

(1)	The initial Baskets were created at a per Share price equal to the value of ether in U.S. dollars as reported by the Global Digital Asset Exchange as of 4:00 p.m., Eastern time, on the date of formation of the Trust.

The date of this Prospectus is [    ], 2016.

This Prospectus contains information investors should consider when making an investment decision about the Shares. Investors may rely on the information contained in this Prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides an investor with different or inconsistent information, that investor should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” with respect to future events or future performance. In some cases statements preceded by, followed by or that include words such as “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions (for Digital Assets, ether and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors.”

Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Neither the Trust nor the Sponsor or any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Forward-looking statements are made based on the Sponsor’s beliefs, estimates and opinions on the date the statements are made and neither the Trust nor the Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

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PROSPECTUS SUMMARY

The following is only a summary of the Prospectus and, while it contains material information about the Trust and the Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus which is material and/or which may be important to you. You should read this entire Prospectus, including “Risk Factors” beginning on page 9, before making an investment decision about the Shares.

Ether

Ether is a digital asset (“Digital Asset”) similar to bitcoin that is not issued by any government, bank or central organization. Ether has a value based on the value token of the blockchain of the peer-to-peer Ethereum computer network (the “Ethereum Network”) that hosts the decentralized public transaction ledger, known as the “Blockchain,” on which all ether is recorded. Ether can be transferred among parties via the Internet, without the use of a central administrator or clearing agency. The Ethereum Network software governs the creation of ether and secures and verifies ether transactions. The Ethereum Network software can interpret the Blockchain to determine the exact ether balance, if any, of any public ether address listed in the Blockchain which has taken part in a transaction on the Ethereum Network. An ether private key controls the transfer or “spending” of ether from its associated public ether address. An ether “wallet” is a collection of private keys and their associated public ether addresses.

The Ethereum Network is a recent technological innovation, and the ether that is created, transferred, used and stored by entities and individuals have certain features associated with several types of assets, most notably commodities and currencies.

Unlike bitcoin, ether was not designed to function purely as a store of value. Instead, it was meant to pay for specific actions on the Ethereum Network, with users receiving it for using their computing power to validate transactions and for contributing to its development. However, ether’s market is currently supported by many of the same exchanges and the same infrastructure that has developed around the Bitcoin Network. Users who have historically purchased bitcoin and other digital currencies on exchange platforms can now buy ether on these websites. Ether can be converted to fiat currencies, such as the U.S. Dollar, or to bitcoin, at rates determined on ether exchanges or in individual end-user-to-end-user transactions under a barter system.

Both the Ethereum Network and Bitcoin Network run on a blockchain, which is a distributed database run by nodes or “miners” who are rewarded with the respective value token (i.e., ether or bitcoin) for securing the network. While the Bitcoin Network permits users primarily to execute value transfers, the Ethereum Network allows users to program any arbitrary code and execute it, including value transfers. Accordingly, the Ethereum Network may be viewed as a global, decentralized computer in comparison to the Bitcoin Network, which is more similar to a global, decentralized payment network. The term “smart contract” refers to any code running on a blockchain that is more complex than a simple value transfer or supplemental feature of value transfers. Although ether may be used to perform value transfers or serve as a store of value, ether’s primary function is as a “fuel” for the Ethereum Network. Each programmatic operation that can be performed on the network costs “gas” to execute, and “gas” is payable only in ether.

The Sponsor believes the Trust to be the first exchange-traded product in the United States that seeks to track the price of ether.

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The Trust

The Trust is a Delaware statutory trust, organized on November 4, 2016, under the Delaware Statutory Trust Act (“DSTA”) and operates pursuant to the Declaration of Trust and Trust Agreement dated [●] between the Sponsor (as grantor) and the Trustee (the “Trust Agreement”), which sets forth the respective rights and duties of the Sponsor and the Trustee and authorizes the Sponsor, on behalf of the Trust, to enter into a custody agreement for the Trust’s cash (the “Cash Custody Agreement”) with the Cash Custodian and a custody agreement for the Trust’s ether (the “Ether Custody Agreement” and collectively with the Cash Custody Agreement, the “Custody Agreements”) with the Ether Custodian (collectively, with the Cash Custodian, the “Custodians”). The Custodians serve as custodians to the Trust under the Custody Agreements, which establish the segregated custody accounts of the Trust that will be used to control the ether (the “Trust Ether Custody Account”) and to control the cash of the Trust on behalf of the Trust (the “Trust Cash Custody Account” and collectively with the Trust Ether Custody Account, the “Trust Custody Accounts”).

The Trust will issue common units of beneficial interest, or “Shares,” which represent units of fractional undivided beneficial interest in the net assets of the Trust. The Trust’s assets will consist of ether. The Trust will occasionally hold cash for short periods in connection with the Basket creation and redemption process, and to pay the Sponsor’s management fee and any Trust expenses and liabilities not assumed by the Sponsor.

The Trust is not a registered investment company under the Investment Company Act of 1940, as amended, and is not required to register as an investment company.

The Shares provide investors with an opportunity to access the ether market through a traditional brokerage account.

Shares are issued only in one or more blocks of 10,000 Shares called “Baskets” principally in exchange for cash from certain registered broker-dealers or other securities market participants (“Authorized Participants”). The Trust will issue and redeem the Shares in Baskets only to certain Authorized Participants on an ongoing basis as described in the “Plan of Distribution” section of this Prospectus. Baskets will be redeemed by the Trust principally in exchange for the amount of cash corresponding to their redemption value. Baskets may also be created or redeemed partially or wholly in exchange for ether at the discretion of the Sponsor if the Authorized Participant can convey or receive ether directly to the Trust. On each Business Day, the value of each Basket accepted by the Administrator in a creation or redemption transaction will be the same (i.e., each Basket will consist of 10,000 Shares and the value of the Basket will be equal to the value of 10,000 Shares at their net asset value per Share on that day). The investment objective of the Trust is for the Shares to track the price of ether, as measured by the price of ether in U.S. dollars as reported by the Global Digital Asset Exchange (“GDAX”) as of 4:00 p.m. Eastern time on each day NYSE Arca is open for trading (each a “Business Day”), less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The material terms of the Trust Agreement are discussed in greater detail under the section “Description of the Trust Agreement.”

Individual Shares will not be redeemed by the Trust, but the Trust intends to apply for the listing of the Shares on NYSE Arca under the symbol “ETHX.” Investors may purchase Shares through traditional brokerage accounts. Secondary market purchases and sales of Shares are subject to customary brokerage commissions and changes. Investors should review the terms of their brokerage accounts for applicable charges.

The market price of the Shares may not be identical to the net asset value of the Shares.

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The Sponsor

The Trust’s Sponsor is EtherIndex LLC, a Delaware limited liability company formed on June 15, 2016. The Shares are not an interest in, or obligations of, the Sponsor and are not guaranteed by the Sponsor, its members, or any of its affiliates.

The Sponsor will (1) select the Trustee, Administrator, and Custodians; (2) will negotiate various agreements and fees for the Trust; (3) will develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Shares; (4) maintain the Trust’s website; (5) will buy and sell ether with a view to causing the performance of the Trust to track that of the price of ether reported by GDAX, over time, before expenses and liabilities of the Trust, and (6) will perform such other services as the Sponsor believes the Trust will require.

The Sponsor arranged for the creation of the Trust, the registration of the Shares for their public offering in the United States and intends to apply for their listing on NYSE Arca. While the Sponsor generally oversees the performance of the Administrator and the Trust’s principal service providers, it does not exercise day-to-day oversight of them.

The Sponsor maintains a public website on behalf of the Trust, containing information about the Trust and the Shares. The Internet address of the Trusts’ website is [●]. This Internet address is only provided here as a convenience to you and the information contained in, or connected to, the Trust’s website is not considered part of this Prospectus.

The Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: each of the Trustee’s and the Administrator’s monthly fee and out-of-pocket expenses; ether storage fees; the Trust Agency Service Provider’s fee; the Custodians’ fees; the marketing support fees and expenses; expenses reimbursable under the Administration Agreement; expenses reimbursable under the Trust Agency Service Agreement; expenses reimbursable under the Custody Agreements; exchange listing fees; SEC registration fees; printing and mailing costs; maintenance expenses for the Trust’s website; audit fees; and up to $100,000 per annum in legal expenses. The Sponsor also paid the costs of the Trust’s organization and the initial sale of the Shares, including applicable SEC registration fees.

The Trust will be responsible for reimbursing the Sponsor or its affiliates for paying all the extraordinary fees and expenses, if any, of the Trust. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

The Trustee

Delaware Trust Company, a Delaware trust company, acts as the trustee of the Trust. The duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the owners of beneficial interests in the Shares, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Administrator, Trust Agency Service Provider, Custodians, or any other person.

The Administrator

The Bank of New York Mellon, the Administrator of the Trust, is generally responsible for the day-to-day administration of the Trust. This includes (i) assisting the Sponsor in receiving and processing orders from Authorized Participants to create and redeem Baskets and coordinating the processing of such orders with the Trust Agency Service Provider and The Depository Trust Company (“DTC”), (ii) calculating the net asset value per Share (“NAV”), (iii) instructing the Ether Custodian to transfer the Trust’s ether as needed to pay the remuneration due to the Sponsor (the “Sponsor’s Fee”) and any extraordinary Trust expenses that are not assumed by the Sponsor and (v) selling or directing the sale of the Trust’s remaining ether in the event of termination of the Trust and distributing the cash proceeds to the Shareholders of record.

The Trust’s Trust Agency Service Provider is (or is an affiliate of) the Administrator and is authorized by the Sponsor under the Trust Agreement to serve as the transfer agent in accordance with the provisions of the Trust Agency Service Provider Agreement. The Trust Agency Service Provider, among other things, provides transfer agent services with respect to the creation and redemption of Baskets by Authorized Participants.

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The Custodians

The Cash Custodian, The Bank of New York Mellon, is the custodian of the Trust’s cash. The Ether Custodian, Coinbase, is the custodian of the Trust’s ether. Although the Trust’s ether is not stored or deposited with the Ether Custodian in a physical sense, all transactions involving the Trust’s ether are recorded on the Ethereum Network’s Blockchain and associated with a public ether address. The Trust’s public ether addresses are established by the Ether Custodian, which holds the Trust’s ether and permits the Trust to move its ether. Access and control of those ether addresses, and the ether associated with them, is restricted through the public-private key pair relating to each ether address. The Ether Custodian is responsible for the safekeeping of the Trust’s private keys used to access and transfer the Trust’s ether. The Ether Custodian also facilitates the transfer of ether in accordance with the Administrator’s instructions pursuant to the terms of the Trust Servicing Agreement. The Ether Custodian will store all of the Trust’s ether on a segregated basis in its unique ether addresses with balances that can be directly verified on the Blockchain. It will provide the Trust’s public ether addresses to the Administrator.

The Trust’s ether is valued using the price of ether in U.S dollars as reported by GDAX as of 4:00 p.m. Eastern time each Business Day (the “GDAX Price”).

The general role, responsibilities and regulation of the Trustee, Sponsor, Administrator, Trust Agency Service Provider and Custodians are further described in “Sponsor,” “Trustee,” “Administrator,” “Trust Agency Service Provider” and “Custodians,” respectively. Detailed descriptions of certain specific rights and duties of the Trustee, Sponsor, Administrator, Trust Agency Service Provider and Custodians are set forth in “Description of the Trust Documents-Description of the Trust Agreement,” “Description of the Trust Documents-Description of the Trust Servicing Agreement,” “Description of the Trust Documents-Description of the Trust Agency Service Provider Agreement,” and “Description of the Trust Documents–Description of the Custody Agreements,” respectively. The Trust Agreement, Trust Servicing Agreement, Trust Agency Service Provider Agreement and Custody Agreements are collectively referred to herein as the “Trust Documents.”

The Shares are speculative and investing in them involves a high degree of risk. See “Risk Factors.”

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Emerging Growth Company Status

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

●	comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

●	comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the SEC determines otherwise;

●	provide certain disclosure regarding executive compensation required of larger public companies; or

●	obtain shareholder approval of any golden parachute payments not previously approved.

The Trust will cease to be an “emerging growth company” upon the earliest of (i) when it has $1.0 billion or more in annual revenues, (ii) when it is deemed to be a large accelerated filer under Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended, (iii) when it issues more than $1.0 billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (“Securities Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies; however, the Trust is choosing to “opt out” of such extended transition period, and as a result, the Trust will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Trust’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Principal Offices

The Trustee’s principal office is located at 2711 Centerville Road, Wilmington, Delaware 19808 . The Sponsor’s address is 232 8th Avenue, Unit 4, New York, NY 10011, and the Sponsor’s telephone number is (212) 378-6714. The Ether Custodian’s address is 548 Market Street, Suite 23008, San Francisco, California 94104, and the Ether Custodian’s telephone number is [●]. The principal office of the Administrator, Trust Agency Service Provider, and Cash Custodian is located at 2 Hanson Place, Brooklyn, New York 11217.

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THE OFFERING

Offering	The Shares represent units of fractional undivided beneficial interest in the net assets of the Trust.

Use of Proceeds	Proceeds received by the Trust from the issuance and sale of Baskets, including the initial [●] Baskets issued in connection with the formation of the Trust (the “Seed Baskets”), will consist of cash and, in some instances, may consist partially or wholly of ether. Cash proceeds will be transferred to the Sponsor to purchase ether for the Trust. The Trust will hold the ether purchased by the Sponsor on the Trust’s behalf, and the ether received by the Trust from the issuance and sale of Baskets, until ether (1) is sold for cash, which is distributed to Authorized Participants in connection with the redemption of Baskets; (2) is sold for cash to pay the Sponsor’s fee or the Trust’s expenses not assumed by the Sponsor; or (3) is sold in connection with the termination and liquidation of the Trust or as otherwise required by law or regulation.

Listing Exchange	The Sponsor intends to apply to have the Shares listed for trading on NYSE Arca.

Exchange Symbol	ETHX

CUSIP Ether and the Ethereum Network

[CUSIP]

Ether is a recently created Digital Asset that is issued by, and transmitted through, the decentralized, open source protocol of the peer-to-peer Ethereum Network. The Ethereum Network hosts the decentralized public transaction ledger, known as the Blockchain, on which all ether is recorded. No single entity owns or operates the Ethereum Network. The infrastructure of the Ethereum Network is collectively maintained by a decentralized user base. Ether can be used to pay for goods and services or can be converted to fiat currencies, such as the U.S. Dollar, at rates determined on ether exchanges (each an “Ether Exchange”) or in individual end-user-to-end-user transactions under a barter system.

Ether is “stored” or reflected on the Blockchain, which is a digital file stored on the computers of each Ethereum Network user. The Ethereum Network software governs the creation of ether and secures and verifies ether transactions. The Blockchain is a record of every ether, every ether transaction (including the creation or “mining” of new ether) and every Ethereum Network public address associated with a quantity of ether. The Ethereum Network utilizes the Blockchain to evidence the existence of ether in any Ethereum Network public address. A private key controls the transfer or “spending” of ether from its associated public address. A digital wallet is a collection of private keys and their associated public addresses. The Blockchain is comprised of a digital file, downloaded and stored, in whole or in part, on all Ethereum Network users’ software programs. The file includes all blocks that have been solved by miners and is updated to include new blocks as they are solved. As each newly solved block refers back to and “connects” with the immediately prior solved block, the addition of a new block adds to the Blockchain in a manner similar to a new link being added to a chain. Each new block records outstanding ether transactions, and outstanding transactions are settled and validated through such recording. The Blockchain represents a complete, transparent and unbroken history of all transactions of the Ethereum Network. Each ether transaction is broadcast to the Ethereum Network and recorded in the Blockchain.

Creation and Redemption of Shares	The Trust will issue and redeem Shares in one or more Baskets only to or from certain Authorized Participants on an ongoing basis as described in the “Plan of Distribution” section of this Prospectus. The Trust receives cash deposited with the Cash Custodian only by Authorized Participants in exchange for the creation of Baskets, each equal to 10,000 Shares. Conversely, the Trust delivers cash in exchange for Baskets surrendered to it for redemption by Authorized Participants. If so requested by an Authorized Participant, the Trust may, at the discretion of the Sponsor, acquire baskets for ether or deliver ether upon the redemption of baskets. The Trust issues and redeems baskets on a continuous basis only to and from Authorized Participants. Baskets are only issued or redeemed in exchange for the amount of cash (and, potentially, in kind for ether) determined by the Administrator on each day that NYSE Arca is open for regular trading based on the combined net asset value of the Shares included in the Baskets being created or redeemed. No Shares are issued unless the Custodians confirm that the Trust has been allocated the corresponding amount of cash or, at its discretion, ether. On each Business Day, the value of each Basket accepted by the Administrator in a creation or redemption transaction will be the same (i.e., each Basket will consist of 10,000 Shares and the value of the Basket will be equal to the value of 10,000 Shares at their net asset value per Share on that day). The Trust will not issue or redeem fractions of a Basket. Baskets may be created or redeemed only by Authorized Participants, which will be required to pay a transaction fee (“Transaction Fee”) to the Trust Agency Service Provider for each order to create or redeem Baskets. Authorized Participants may sell to other investors all or part of the Shares included in the Baskets they purchase from the Trust. The Initial Purchaser will not be subject to a Transaction Fee for the purchase of the Seed Baskets. See “Creation and Redemption of Shares” for more details.

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NAV	The net asset value per Share (“NAV”) of the Trust is the asset value of the Trust less its liabilities (which include accrued but unpaid fees and expenses) divided by the number of outstanding Shares as of 4:00 p.m. Eastern time each day NYSE Arca is open for regular trading (each a “Business Day”). The Administrator will calculate the NAV using the price of ether in U.S. dollars as reported by GDAX as of 4:00 p.m. Eastern time each Business Day. The Sponsor will publish the Trust’s NAV on the Trust’s website as soon as practicable after their calculation by the Administrator.

Trust Expenses

The Trust’s only ordinary recurring charge is expected to be the remuneration due to the Sponsor (“Sponsor’s Fee”). In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the ordinary administrative and marketing expenses that the Trust is expected to incur. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees.

The Sponsor’s Fee is [●] percent per annum of the daily net asset value of the Trust and will accrue daily and will be payable on a monthly basis in arrears. The Trust will sell ether to raise cash to pay the Sponsor’s Fee and other expenses not assumed by the Sponsor. At the Sponsor’s discretion, the Trust may pay the Sponsor’s Fee in ether. As soon as practicable after the completion of any calendar month, the Administrator will calculate, using the GDAX price on such calculation day, the outstanding Sponsor’s Fee and either sell ether to pay the Sponsor’s Fee or transfer ether equal in value to the amount of the Sponsor’s Fee from the Trust Ether Custody Account to an account maintained by the Cash Custodian for the Sponsor (“Sponsor Custody Account”). The Sponsor, from time to time, may waive all or a portion of the Sponsor’s Fee at its discretion for stated periods of time. The Sponsor is under no obligation to continue a waiver after the end of such stated period, and, if such waiver is not continued, the Sponsor’s Fee will thereafter be paid in full. The Administrator will from time to time instruct the Custodians to deliver to the Sponsor Custody Account cash or ether in such quantity as may be necessary to permit payment of the Sponsor’s Fee.

The Sponsor is not required to assume extraordinary, nonrecurring expenses, therefore the Trust may incur certain extraordinary, nonrecurring expenses (e.g., expenses relating to litigation) that are not contractually assumed by the Sponsor. In such circumstances, the Administrator may from time to time, cause the Ether Custodian to transfer from the Trust Ether Custody Account and deliver to a segregated account of the Trust (“Trust Expense Account”) ether for sale or other conversion to U.S. Dollars or other fiat currencies in such quantity as may be necessary to permit payment of Trust expenses not assumed by the Sponsor. Under such circumstances, the sale or conversion to fiat currency of ether will occur after such ether has been delivered from the Trust to the Trust Expense Account.

In order to ensure the processing of transfers of ether into and out of the Trust Ether Custody Account, or among public ether addresses in the Trust Ether Custody Account or the Trust Expense Account, the Trust shall pay a transaction fee to Ethereum Network miners as prudent. See “Overview of the Ether Industry and Market—Creation of New Ether.” To the extent that such transaction fee payments are made, the Custodians shall pay for or reimburse the Trust for such transaction fees by the transfer of additional ether or cash in the amount of such fees during the creation and redemption process. It is anticipated that the reimbursement of transaction fees paid to miners shall be more than accounted for by the payment of creation and redemption Transaction Fees by Authorized Participants. The Trust Agency Service Provider will reimburse the Custodians’ payment of miner fees from and up to the amount of such creation and redemption Transaction Fees on a monthly basis.

The number of ether to be transferred and sold will vary from time to time depending on the level of the Trust’s expenses and the relevant price (for the payment of the Sponsor’s Fee) or the proceeds of the sales of ether to pay other expenses (for the payment of Trust expenses other than the Sponsor’s Fee, e.g., extraordinary expenses). See “Business of the Trust—Trust Expenses.” Each delivery, transfer or sale of ether by the Trust to pay the Sponsor’s Fee or other expenses will be a taxable event for Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Holders.”

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Termination Events	The Trust will dissolve and liquidate if certain events occur. See “Description of the Trust Agreement—Termination of the Trust.”

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (i) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (ii) be a direct participant in DTC, and (iii) have entered into an agreement with the Sponsor (an “Authorized Participant Agreement”). Authorized Participant Agreements provide the procedures for the creation and redemption of Baskets and for the delivery of ether required for certain creations or redemptions. A list of the current Authorized Participants can be obtained from the Administrator or the Sponsor. See “Creation and Redemption of Shares” for more details.

Clearance and Settlement

The Shares will be evidenced by one or more global certificates that the Trust Agency Service Provider will issue to DTC. The Shares will be available only in book-entry form. Shareholders may hold their Shares through DTC, if they are direct participants in DTC (“DTC Participants”), or indirectly through broker-dealers, banks or other entities that are DTC Participants.

Summary Financial Condition

As of the close of business on [●], 2016, the net asset value of the Trust, which represents the value of the ether and cash deposited into and held by the Trust in exchange for the Seed Baskets, less liabilities of the Trust (which include accrued but unpaid fees and expenses), was $[●] and the NAV per Share was $[●]. See “Statement of Financial Condition” elsewhere in this Prospectus.

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RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus.

Overview of the Ether Industry and Market

Ether has only recently been created as a Digital Asset. Ether is created, transferred and stored on the Ethereum Network, a network of computers all running the ethereum blockchain. A beta version of its live blockchain was publicly launched in July 2015, and the production version was launched in March 2016.

Ether is issued by, and transmitted through, the decentralized, open source protocol of the peer-to-peer Ethereum Network. The Ethereum Network is a network of computers all running the ethereum blockchain. The blockchain allows people to exchange tokens of value, called ether. The Ethereum Network also allows people to write and put on the network smart contracts  – general-purpose code that executes on every computer in the network (currently over 6,000 computers). Transactions on the Ethereum Network are executed automatically on the blockchain and cost ether for the use of the network’s processing. The Ethereum Network is one of a number of projects intended to expand blockchain use beyond bitcoin's peer-to-peer money system.

The Ethereum Network hosts the decentralized public transaction ledger, known as the blockchain, on which all ether is recorded. No single entity owns or operates the Ethereum Network, the infrastructure of which is collectively maintained by a decentralized user base. Ether can be used to pay for goods and services or can be converted to fiat currencies, such as the U.S. Dollar, at rates determined on crypto currency exchanges or in individual end-user-to-end-user transactions under a barter system. See “Uses of Ether–Ether Exchange Market,” below.

Ether is “stored” or reflected on the digital transaction ledger known as the “blockchain,” which is a digital file stored in a decentralized manner on the computers of each Ethereum Network user. The Ethereum Network software governs the creation of ether and secures and verifies ether transactions. The blockchain records every ether, ether balances, and every address associated with a quantity of ether. The Ethereum Network and its software programs determine the exact ether balance, if any, of any public ether address listed in the Blockchain as having taken part in a transaction on the Ethereum Network. The Ethereum Network utilizes the blockchain to evidence the existence of ether in any public ether address. A private key controls the transfer or “spending” of ether from its associated public ether address. An ether wallet is a collection of private keys and their associated public ether addresses.

Because of the recent deployment of the Ethereum Network and ether and uncertainty about potential regulation of ether, the Trust will be subject to a number of risk factors set forth below.

Risk Factors Related to the Ethereum Network and Ether

The Ethereum Network has only recently been deployed.

The Ethereum Network and the Ethereum Network software are in their early stages. The production version of the Blockchain on the Ethereum Network was launched in March 2016. As a result, the Ethereum Network has undergone less testing than the older, more established Bitcoin Network.

Because of its infancy as a Digital Asset, ether has experienced sharp fluctuations in value. Since its initial trading, ether has experienced one-day, one-month and since-inception changes of [●]%, [●] % and [●]%, respectively. If such volatility continues, it may have an adverse effect on the willingness of parties, other than speculators or those that need ether to use the Ethereum Network, to receive ether in a transaction.

The Ethereum Network is also in a state of evolution. Ether is currently awarded to miners on the Ethereum Network based upon a “proof of work” consensus algorithm, in which consensus is measured by how much computing power agrees with a transaction and the current state of the blockchain.

The “proof of work” mechanism utilized by the Ethereum Network is similar to, but different from, the “proof of work” mechanism utilized by the Bitcoin Network. Although both the Ethereum Network and Bitcoin Network use graphics processing units to compute random algorithms in efforts to mine a block of the blockchain, the Ethereum Network also requires random access memory in its hash function. The Ethereum Network is expected to migrate to a “proof of stake” consensus algorithm in 2017, in which consensus would be measured by how much ether agrees with the current state of the blockchain.

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Vitalik Buterin, a founder and leading proponent of the Ethereum Network has been quoted as acknowledging that there is always a chance that the Ethereum project will fail.

A Temporary or Permanent Blockchain “Fork” Could Adversely Affect an Investment in the Shares.

The DAO, a decentralized autonomous organization using the Ethereum Network, was hacked in June 2016, resulting in a loss to that organization of approximately 3.6 million of ether. In response to this loss, the Ethereum community agreed to create a new “hard fork” on the Ethereum Network blockchain which returned the lost ether to The DAO. A hard fork is a change to the underlying Ethereum protocol, which creates new rules for the Ethereum system; all Ethereum clients need to upgrade, or they will be stuck on an incompatible chain.

In creating the hard fork, the intent was to have all users of the Ethereum Network migrate to that new fork, which would result in the ether in the old blockchain held by the DAO hacker being rendered useless. However, a number of users have continued to develop the old blockchain, now referred to as “Ethereum Classic” resulting in separate version of ether now referred to as ether classic (ETC). Ether classic is now traded on several crypto currency exchanges.

At the time of the initial attack on The DAO and the loss of its ether, the market price of ether declined from over $20 to under $13. While the price of ether recovered after that decline, there is no assurance that a future attack would not result in a sustained decline in the market price of ether.

A disruption of the Internet or the Ethereum Network would affect the ability to transfer ether and the value of ether.

The Ethereum Network’s functionality depends on the Internet. A significant disruption in Internet connectivity could disrupt the Ethereum Network’s operations until the disruption is resolved and have an adverse effect on the price of the Shares. In addition, the Ethereum Network has been subjected to a number of denial of service attacks, which led to temporary delays in block creation and in the transfer of ether. While in response to those attacks, an additional “hard fork” was created to increase the cost of certain network functions, the Ethereum Network continues to be the subject of additional attacks. Any future attacks that impact the ability to transfer ether could have a material adverse effect on the price of ether and the value of an investment in the Shares.

The loss or destruction of a private key required to transfer the Trust’s ether holdings may be irreversible and would adversely affect an investment in the Shares.

Ether can only be transferred with the private key associated with the Ethereum Network public address in which the ether is held. The Trust safeguards and securely stores the private keys associated with the Trust’s Ethereum Network public addresses by engaging the Ether Custodian. To the extent a private key is lost, destroyed, exfiltrated or otherwise compromised and no backup of the private key is accessible, the Ether Custodian will be unable to transfer the Trust’s ether held in the public addresses associated with that private key. Consequently, the ether associated with that public address will effectively be lost, which would adversely affect an investment in the Shares.

The limit on the supply of Ether is uncertain.

Unlike bitcoin, which has a fixed limit of 21,000,000 bitcoin, no limit has been established on the total supply of ether. The initial creation of ether was in connection with a crowd funding transaction in 2014 in which 60,000,000 ether were pre sold. Another 12,000,000 ether were created to the development fund, most of it going to early contributors and developers and the remaining amount to the Ethereum Foundation. All additional ether have been and will be created through the mining process. It has been reported that approximately 9,700,000 million ether have been created to date through the mining process. According to the terms of the 2014 presale, the issuance of ether from mining is capped at 18,000,000 ether per year. However, it is expected that in 2017 the Ethereum Network will switch from a “proof of work” consensus to a new “proof of stake” consensus algorithm under development, called Casper, that is expected to be more efficient and require less mining subsidy. While the Ethereum Foundation has stated that it is expected that the current maximum is considered a ceiling and the new issuance under Casper will not exceed it (and is expected to be much less), there is no assurance that will be the case.

The creation and exchange of ether are not the sole purposes of the Ethereum Network.

The Ethereum Network is an alternative decentralized ledger protocol with an ideological lineage that contains as much BitTorrent, Java and Freenet as it does bitcoin. It is a general-purpose, global blockchain that can govern both financial and non-financial types of application states. In its essence, the Ethereum Network enables decentralized business logic, also known as “smart contracts”, represented as cryptographic “boxes” that contain value and only unlock it if certain conditions are met. Smart contracts are capable of automatically enforcing the terms of a given agreement among a number of parties. This code can define strict rules and consequences in the same way that a traditional legal document would, stating the obligations, benefits and penalties which may be due to either party in various different circumstances. But unlike a traditional contract it can also take information as an input, process that information through the rules set out in the contract, and take any actions required of it as a result.

Given this alternate focus of the Ethereum Network, it does not have the same single focus on its crypto currency as the Bitcoin Network.

Acceptance of the Ethereum Network and other Digital Asset systems are subject to a variety of factors that are difficult to evaluate could affect the price of the Shares.

The adoption of ether will require growth in its usage and an accommodating regulatory environment. The Trust is not actively managed and will not have any strategy relating to the development of the Ethereum Network and changes in the regulatory environment. Furthermore, the Sponsor cannot be certain as to the impact of the listing of the Trust and the expansion of its ether holdings on the Digital Asset industry and the Ethereum Network. A decline in the popularity or acceptance of the Ethereum Network may harm the price of the Shares. There is no assurance that the Ethereum Network, or the service providers necessary to accommodate it, will continue in existence or grow. Furthermore, there is no assurance that the availability of and access to Digital Asset service providers will not be negatively affected by government regulation or supply and demand of ether.

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Currently, there is little or no use of ether in the retail and commercial marketplace in comparison to relatively extensive use by speculators and miners, thus contributing to price volatility that could adversely affect an investment in the Shares.

As a relatively new product and technology, ether and the Ethereum Network have not yet been accepted as a means of payment for goods and services by major retail and commercial outlets. Banks and other established financial institutions may refuse to process funds for ether transactions, process wire transfers to or from ether exchanges, ether-related companies or service providers, or maintain accounts for persons or entities transacting in ether. Conversely, a significant portion of ether demand is generated by speculators and investors seeking to profit from the short- or long-term holding of ether and those that mine ether on the Ethereum Network. Price volatility undermines ether’s role as a medium of exchange as retailers are much less likely to accept it as a form of payment. Market capitalization for ether as a medium of exchange and payment method may always be low. A lack of expansion by ether into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in the value of ether, either of which could adversely impact an investment in the Shares.

Intellectual property rights claims may adversely affect the operation of the Ethereum Network.

Third parties may assert intellectual property claims relating to the holding and transfer of Digital Assets and their source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in the Ethereum Network’s long-term viability or the ability of end-users to hold and transfer ether may adversely affect an investment in the Shares. Additionally, a meritorious intellectual property claim could prevent the Trust and other end-users from accessing the Ethereum Network or holding or transferring their ether, which could force the termination of the Trust and the liquidation of the Trust’s ether (if such liquidation of the Trust’s ether is possible). As a result, an intellectual property claim against the Trust or other large Ethereum Network participants could adversely affect an investment in the Shares.

Risk Factors Related to the Ethereum Exchange Market

The value of the Shares relates directly to the value of the ether held by the Trust and fluctuations in the price of ether could adversely affect an investment in the Shares.

The Trust’s purpose is to provide shareholders with exposure to the daily change in the U.S. dollar price of ether, before expenses and liabilities of the Trust, as measured by the price of ether in U.S. dollars as reported by GDAX as of 4:00 p.m. Eastern time each day. As a result, the value of the Shares is directly related to the value of ether held by the Trust. The price of ether has fluctuated widely since trading commenced in 2015. Several factors may affect the market price of ether, including, but not limited to:

●	Global ether supply;

●	The adoption of, and demand for ether, which will be influenced by retail merchants’ and commercial businesses’ acceptance of ether as payment for goods and services (if it occurs), the security of online Ether Exchanges and public ether addresses that hold ether, the perception that the use and holding of ether is safe and secure, and an accommodating regulatory environment;

●	Investors’ expectations with respect to the rate of inflation;

●	Interest rates;

●	Currency exchange rates, including the rates at which ether may be exchanged for fiat currencies;

●	Fiat currency withdrawal and deposit policies of the Ether Exchanges and liquidity on the Ether Exchanges;

●	Interruptions in service from or failures of the Ether Exchanges;

●	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in ether;

●	Monetary policies of governments, trade restrictions, currency devaluations and revaluations;

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●	Regulatory measures, if any, that restrict the use of ether as a form of payment or the purchase of ether on the Ether Market;

●	The maintenance and development of the open-source software protocol of the Ethereum Network;

●	Global or regional political, economic or financial events and situations; and

●	Expectations among ether economy participants that the value of ether will soon change.

In addition, investors should be aware that there is no assurance that ether will maintain its value in the long or intermediate term. In the event that the price of ether declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

Pricing on the Ether Exchanges may continue to be volatile and can adversely affect an investment in the Shares.

The price of ether on the public Ether Exchanges has a limited one year history. During such history, ether prices on the Ether Exchanges have been volatile. Since its initial trading, ether has experienced one-day, one-month and since-inception changes of 31%, 16.7% and 53.7%, respectively

The Trust will transact ether on a limited number of Ether Exchanges either because of actual or perceived counterparty or other risks related to a particular Ether Exchange. Trading on a limited number of Ether Exchanges may result in less favorable prices and decreased liquidity for the Trust and, therefore, could have an adverse effect on the Trust and Shareholders.

The Ether Exchanges on which ether trades are relatively new and, in most cases, largely unregulated and, therefore, may be more exposed to fraud and failure than established, regulated exchanges for other products. Any fraud, security failure or operational issues experienced by the Ether Exchanges could result in a reduction in the value of ether and adversely affect an investment in the Shares.

The Ether Exchanges on which ether trades are new and, in most cases, largely unregulated. Furthermore, many Ether Exchanges do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, Ether Exchanges, including prominent exchanges handling a significant portion of the volume of ether trading. Ether Exchanges may impose daily, weekly, monthly or customer-specific transaction or distribution limits or suspend withdrawals entirely, rendering the exchange of virtual currency for fiat currency difficult or impossible. The participation in Ether Exchanges requires users to take on credit risk by transferring ether from a personal account to a third party’s account.

Over the past four years, a number of Digital Asset exchanges have been closed due to fraud, failure or security breaches. In many of these instances, the customers of such Digital Asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such Digital Asset exchanges. While smaller Digital Asset exchanges are less likely to have the infrastructure and capitalization that make larger Digital Asset exchanges more stable, larger Digital Asset exchanges are more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems). In 2014, the largest bitcoin exchange at the time, Mt. Gox, filed for bankruptcy in Japan amid reports the exchange lost up to 850,000 bitcoin, valued then at over $450 million.

A lack of stability in the Ether Exchange Market and the closure or temporary shutdown of Ether Exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Ethereum Network and result in greater volatility in the market price of ether. These potential consequences of an Ether Exchange’s failure could adversely affect an investment in the Shares

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The Shares may trade at a discount or premium in the trading price relative to the NAV as a result of non-concurrent trading hours between NYSE Arca and the Ether Exchanges.

The value of the Shares may be influenced by non-concurrent trading hours between NYSE Arca and various Ether Exchanges. While NYSE Arca is open for trading in the Shares for a limited period each day, the Ether Exchanges are a 24-hour marketplace. In addition, trading volume and liquidity on the Ether Exchanges is not consistent throughout the day and exchanges for Digital Assets, including the larger-volume markets, have been known to shut down temporarily or permanently due to security concerns, directed denial of service attack, and other reasons. As a result, during periods when NYSE Arca is open but large Ether Exchanges (or a substantial number of smaller Ether Exchanges) are either lightly traded or are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares and the NAV. Premiums or discounts may have an adverse effect on an investment in the Shares if a Shareholder sells or acquires its Shares during a period of discount or premium, respectively.

To the extent that ether prices on the Ether Exchanges move negatively during hours when U.S. equity markets are closed, trading prices of the Shares may “gap” down at market open.

The value of a Share may be influenced by non-concurrent trading hours between U.S. equity markets and various Ether Exchanges. While U.S. equity markets are open for trading in the Shares for a limited period each day, the Ether Exchanges are a 24-hour marketplace. During periods when U.S. equity markets are closed but Ether Exchanges are open, significant changes in the price of ether in the Ether Exchanges could result in a difference in performance between the price of ether and the most recent Share price. To the extent that the price of ether in the Ether Exchanges moves significantly in a negative direction after the close of U.S. equity markets, the trading price of the Shares may “gap” down to the full extent of such negative price shift when U.S. equity markets reopen. To the extent that the price of ether in the Ether Exchanges drops significantly during hours in which U.S. equity markets are closed, investors may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to mitigate losses in a rapidly negative market.

A possible “short squeeze” due to a sudden increase in demand for the Shares that largely exceeds supply may lead to price volatility in the Shares.

Investors may purchase Shares to hedge existing ether or other Digital Assets, commodity or currency exposure or to speculate on the price of ether. Speculation on the price of ether may involve long and short exposures. To the extent that aggregate short exposure exceeds the number of Shares available for purchase (for example, in the event that large redemption requests by Authorized Participants dramatically affect Share liquidity), investors with short exposure may have to pay a premium to repurchase Shares for delivery to Share lenders. Those repurchases may, in turn, dramatically increase the price of the Shares until additional Shares are created through the creation process. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the Shares that are not directly correlated to the price of ether.

Purchasing activity in the Ether Exchanges associated with Basket creation or selling activity following Basket redemption may affect the price of ether and Share trading prices. These price changes may adversely affect an investment in the Shares.

Purchasing activity associated with acquiring ether required for delivery to the Trust in connection with the creation of Baskets may increase the market price of ether on the Ether Exchanges, which will result in higher prices for the Shares. Increases in the market price of ether may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of ether that may result from increased purchasing activity of ether connected with the issuance of Baskets. Consequently, the market price of ether may decline immediately after Baskets are created. If the market price of ether declines, the trading price of the Shares will generally also decline.

Selling activity associated with sales of ether by the Trust in connection with the redemption of Baskets may decrease the market price of ether on the Ether Exchanges, which will result in lower prices for the Shares. Decreases in the market price of ether may also occur as a result of the selling activity of other market participants. If the market price of ether declines, the trading price of the Shares will generally also decline.

An investment in the Shares may be adversely affected by competition from other methods of investing in ether or from other Digital Assets.

The Trust will compete with direct investments in ether, bitcoin and other potential financial vehicles, possibly including other securities backed by or linked to ether and Digital Asset exchange traded products (“ETPs”) that are similar to the Trust or that focus on other Digital Assets. Market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to invest in other financial vehicles, including vehicles that focus on other Digital Assets, or to invest in ether directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

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The market price of ether may be affected by the sale of other Digital Asset ETPs or other financial instruments tracking the price of ether.

To the extent Digital Asset ETPs other than the Trust or other financial instruments, such as futures contracts, track the price of ether are formed or offered and represent a significant proportion of demand for ether, large redemptions of the securities of these Digital Asset ETPs or other financial instruments, or private funds holding ether, could negatively affect the market price of ether and the NAV.

Political or economic crises may motivate large-scale sales of ether, which could result in a reduction in the market price of ether and adversely affect an investment in the Shares.

The availability of other Digital Assets could have a negative impact on the price of ether and adversely affect an investment in the Shares.

Ether is the second largest Digital Asset by market capitalization, behind bitcoin. As of May 2016, there were approximately seven hundred (700) alternate Digital Assets (“Altcoins”) tracked by CoinMarketCap.com, having a total market capitalization (including the market capitalization of ether) of approximately $2.41 billion, using market prices and total available supply of each Digital Asset. This included Digital Assets using a “proof of work” mining structure similar to Ether, and those using a “proof of stake” transaction verification system that is different than Ether’s mining system (e.g., Peercoin, Bitshares and NXT). The emergence or growth alternative Digital Assets could have a negative impact on the demand for, and price of, ether and thereby adversely affect an investment in the Shares.

Risk Factors Related To The Trust And The Shares

The Sponsor and its management have no history of operating an investment vehicle like the Trust and their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor was formed to be the Sponsor of the Trust and has no history of past performance in managing investment vehicles like the Trust. The past performance of the Sponsor’s management in other positions, including their experience in the commodities industry, is no indication of their ability to manage an investment vehicle such as the Trust. If the Sponsor is unable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

Fees and expenses will be charged regardless of profitability and may result in the depletion of Trust’s assets.

The Trust will pay the Sponsor’s Fee of [●]% per annum. While the Sponsor will pay routine operational, administrative and other ordinary fees and expenses of the Trust, extraordinary expenses resulting from unanticipated events may become payable by the Trust. Shareholders are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from shareholder to shareholder. A shareholder may never achieve profits, significant or otherwise, by investing in the Trust or a return of the shareholders’ investment in the Trust.

The Trust invests solely in ether.

Other than cash held for working capital purposes, the Trust will invest solely in ether, which is a new and highly speculative asset. The ether held by the Trust is commingled and investors have no specific rights to any specific ether. In the event of the Trust’s insolvency, its assets may be inadequate to satisfy a claim by an investor. The Trust is not actively “managed” by traditional methods and it will not take any steps to minimize volatility or manage risk. There is no assurance that this investment program will be successful. Ether is volatile and investment results may vary substantially over time. The Sponsor will not wind down the Trust based solely on a drop in the trading price of ether, regardless of how significant. No assurance can be made that profits will be achieved or that substantial or complete losses will not be incurred.

The value of the Shares could decrease if unanticipated operational or trading problems arise.

There may be unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares that could have an adverse effect on an investment in the Shares. In addition, although the Trust is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

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The lack of an active trading market for the Shares may result in a loss on an investment in the Shares when they are sold.

Although the Trust plans to apply to have the Shares listed on NYSE Arca, there is no assurance that an active trading market will develop or be maintained for the Shares. Even if an active trading market does develop, it may not provide sufficient liquidity, and the Shares may not trade at prices advantageous to investors. If an investor wants to sell Shares at a time when no active trading market exists for the Shares, the price received for the Shares will likely be lower than the price an investor would receive if an active trading market did exist and, accordingly, the investor may experience a loss on the sale of the Shares.

The Shares may trade at a price which is at, above or below the NAV and any discount or premium in the trading price relative to the NAV may widen as a result of non-concurrent trading hours.

The Shares may trade on NYSE Arca at, above or below the NAV. The NAV will fluctuate with changes in the market value of the Trust’s assets. The trading price of the Shares will fluctuate in accordance with changes in the NAV as well as market supply and demand, which will be driven in large part by the price of ether. The price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for the Shares are closely related, but not identical, to the same forces influencing the market price of ether. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares at a discount or a premium to the public trading price per Share.

Authorized Participants, or their clients or customers, may have an opportunity to realize a riskless profit if they can create a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track the NAV closely over time, although there is no assurance this will happen. Such arbitrage opportunities will not be available to Shareholders who are not Authorized Participants.

If Authorized Participants are able to purchase or sell large amounts of ether in the open market at prices that are different than the GDAX Price, the arbitrage mechanism intended to keep the price of the Shares closely linked to the GDAX Price may not function properly and the Shares may trade at a discount or premium to the NAV.

The arbitrage mechanism on which the Trust relies to keep the price of the Shares closely linked to the GDAX Price may not function properly if Authorized Participants are able to purchase or sell large amounts of ether in the open market at prices that are materially higher or lower than the GDAX Price. Although the GDAX Price is designed to accurately capture the market price of ether, Authorized Participants may purchase ether for creation units or sell ether from creation unit redemptions through transactions on public or private markets or Ether Exchanges where such transactions may take place at prices materially higher or lower than the GDAX Price. Under either such circumstance, the arbitrage mechanism will function to link the price of the Shares to the prices at which Authorized Participants are able to purchase or sell large amounts of ether. To the extent such prices differ materially from the GDAX Price, the price of the Shares may no longer track, whether temporarily or over time, the GDAX Price, which could adversely impact an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of ether and the GDAX Price. If the Trust accepts cash from Authorized Participants for creations, or agrees to provide cash to redeeming Authorized Participants, there is no guarantee that the Trust will be able to achieve a better than average market price for ether or will purchase ether at the most favorable price available. The price of ether achieved by the Trust may be affected generally by a wide variety of complex and difficult to predict factors such as ether supply and demand; rewards and transaction fees for the recording of transactions on the blockchain; availability and access to virtual currency service providers (such as payment processors), exchanges, miners or other ether users and market participants; perceived or actual Ethereum Network or ether security vulnerability; inflation levels; fiscal policy; interest rates; and political, natural and economic events.

If the processes of creation and redemption of Baskets encounter any unanticipated difficulties, the opportunities for arbitrage transactions intended to keep the price of the Shares closely linked to the GDAX Price may not exist and, as a result, the price of the Shares may fall.

If the processes of creation and redemption of the Baskets encounter any unanticipated difficulties, including, but not limited to, the Trust’s inability in the future to obtain regulatory approvals for the offer and sale of additional Shares after the present offering is completed, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying ether may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the GDAX Price and may fall.

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The postponement, suspension or rejection of Creation Basket orders or Redemption Basket orders, as permitted in certain circumstances under the Trust Servicing Agreement, may adversely affect an investment in the Shares.

Under the Trust Servicing Agreement, the Administrator or Sponsor may postpone, suspend or reject Creation Basket orders or Redemption Basket orders, as applicable, for a variety of permitted reasons under certain circumstances. To the extent such orders are postponed, suspended or rejected, the arbitrage mechanism resulting from the process through which Authorized Participants create and redeem Shares directly with the Trust may fail to closely link the price of the Shares to the value of the underlying ether. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the market price of ether and may fall.

Ether transactions are irrevocable and stolen or incorrectly transferred ether may be irretrievable. As a result, any incorrectly executed ether transactions by the Trust could adversely affect an investment in the Shares.

Ether transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Blockchain, an incorrect transfer of ether or a theft of ether generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of ether will regularly be made to or from the Trust Ether Account, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s ether could be transferred in incorrect amounts or to unauthorized third parties. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Trust’s ether through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred Trust ether. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect an investment in the Shares.

The DAO, a decentralized autonomous organization created using the “smart contract” feature of the Ethereum Network, had 3.6 million ether stolen by a hacker due to developer errors.

The Trust’s ether may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust’s ether could be lost, stolen or destroyed, potentially by the loss or theft of the private keys held by the Ether Custodian associated with the public ether addresses that hold the Trust’s ether. The Sponsor believes that the Trust’s ether held in the Trust Ether Custody Account will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s ether or private keys. Neither the Custodians nor the Sponsor can guarantee that such loss, damage or theft will not occur, whether caused intentionally, accidentally or by act of God. Access to the Trust’s ether could also be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

Shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Administrator, Trust Agency Service Provider and Custodians and the Trust’s lack of insurance protection expose the Trust and the holders of the Shares to the risk of loss of the Trust’s ether for which no person is liable.

Each Custodian will maintain insurance with regard to its custodial business on such terms and conditions as it considers appropriate in connection with its custodial obligations and will be responsible for all costs, fees and expenses arising from the insurance policy or policies. The Trust will not be a beneficiary of any such insurance and does not have the ability to dictate the existence, nature or amount of coverage. Therefore, holders of the Shares cannot be assured that the Custodians will maintain adequate insurance or any insurance with respect to the ether held by the Custodians on behalf of the Trust. Furthermore, Shareholders’ recourse against the Trust, Custodians and Sponsor under New York law governing their custody operations is limited. Similarly, Shareholders’ recourse against the Administrator and Trust Agency Service Provider for the services they provide to the Trust, including those relating to the provision of instructions relating to the movement of ether, is limited. Consequently, a loss may be suffered with respect to the Trust’s ether which is not covered by insurance and for which no person is liable in damages.

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Ether held by the Trust is not subject to FDIC or SIPC protections.

The Trust is not a banking institution or otherwise a member of the Federal Deposit Insurance Corporation (“FDIC”) or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. The undivided interests in the Trust’s ether represented by the Shares in the Trust are not insured.

Risks of Uninsured Losses.

It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance of any type that would cover losses associated with ether. In general, the Trust anticipates that any losses related to its activities and operations will be uninsurable, or the cost of insuring against these losses may not be economically justifiable. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.

Risks Relating to Reliance on Third Party Service Providers.

Due to audit and operational needs, there will be individuals who have information regarding the Trust’s or the Custodians’ operations, financials, or security measures. Any of those individuals may purposely or inadvertently leak such information, which could adversely affect an investment in the Shares.

The Trust may not have adequate sources of recovery if its ether is lost, stolen or destroyed.

If the Trust’s ether is lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust might be limited to the Custodians or, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Furthermore, to our knowledge, at this time, there is no U.S. or foreign governmental, regulatory, investigative, or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen ether. Consequently, the Trust may be unable to replace missing ether or seek reimbursement for any erroneous transfer or theft of ether. To the extent that the Trust is unable to seek redress for such action, error or theft, such loss could adversely affect an investment in the Shares.

The liquidity of the Shares may also be affected by the withdrawal from participation of one or more Authorized Participants.

In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on NYSE Arca withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and adversely affect an investment in the Shares.

As a new fund, there is no guarantee that an active trading market for the Shares will develop. To the extent that no active trading market develops on NYSE Arca and the assets of the Trust do not reach a viable size, the liquidity of the Shares may be limited or the Trust may be terminated at the option of the Sponsor.

As a new fund, there can be no assurance that the Trust will grow to or maintain an economically viable size, in which case the Sponsor may elect to terminate the Trust, which could result in the liquidation of the Trust’s ether at a time that is disadvantageous to an investor in the Shares. Additionally, there is no guarantee that an active trading market will develop and that the Shares will be liquid on the NYSE Arca. A reduction in the liquidity of the Shares on NYSE Arca could adversely affect an investment in the Shares.

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The lack of a market for the Shares may limit the ability of holders to sell their Shares.

There has been no market for the Shares, and there can be no assurance that an active trading market for the Shares will be developed or maintained. If an active trading market for the Shares does not exist or continue to exist, the market prices and liquidity of the Shares may be adversely affected.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to the holders of the Shares.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time that is disadvantageous to Shareholders, such as when the price of ether is lower than it was at the time when Shareholders purchased their Shares. In such a case, when the Trust’s ether is sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders will be less than if the price of ether were higher at the time of sale. See “Description of the Trust Agreement—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or Shareholders.

Holders of the Shares will not have the rights enjoyed by investors in certain other vehicles.

As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and will not receive dividends). See “Description of the Shares” for a description of the limited rights of Shareholders.

The Administrator is solely responsible for determining the price of ether, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Administrator will calculate the NAV using the GDAX Price on each Business Day. To the extent that such price of ether and the resulting NAV is incorrectly calculated, the Administrator will not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting an investment in the Shares.

In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed certain operational and periodic expenses of the Trust. See “Expenses; Sales of Ether.” Extraordinary expenses of the Trust (e.g., expenses relating to litigation) and any other expenses that are not assumed by the Sponsor under the terms of the Trust Agreement are borne by the Trust and paid through the sale of the Trust’s ether. Any incurring of extraordinary expenses by the Trust could adversely affect an investment in the Shares.

The Trust’s transfer or sale of ether to pay expenses or other operations of the Trust could result in holders of the Shares incurring tax liability without an associated distribution from the Trust.

Each delivery, transfer or sale of ether by the Trust to pay the Sponsor’s Fee or other expenses will be a taxable event for the holders of the Shares. This or other operations of the Trust could result holders of the Shares incurring tax liability without an associated distribution from the Trust. Any tax liability could adversely impact an investment in the Shares and may cause holders of the Shares to be required to prepare and file additional tax documents. See “United States Federal Income Tax Consequences—Taxation of U.S. Holders.”

The sale of the Trust’s ether to pay expenses not assumed by the Sponsor at a time of low ether prices could adversely affect the value of the Shares.

The Administrator will transfer ether held by the Trust to the Trust Expense Account to pay Trust expenses not assumed by the Sponsor on an as-needed basis, irrespective of then-current ether prices on the Ether Exchanges. The Trust is not actively managed and no attempt will be made to buy or sell ether to protect against or to take advantage of fluctuations in the price of ether. Consequently, the Trust’s ether may be sold at a time when the prices of ether on the Ether Exchanges are low, resulting in a negative impact on the value of the Shares.

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The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Administrator, the Trust Agency Service Provider or the Custodians under the Trust Documents.

Under the Trust Documents, each of the Sponsor, the Trustee, the Administrator, the Trust Agency Service Provider and the Custodians has a right to be indemnified by the Trust for any liability or expense it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Administrator, Trust Agency Service Provider or Custodians may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the net asset value of the Trust and the NAV.

Intellectual property rights claims may adversely affect the Trust and an investment in the Shares.

The Sponsor is not aware of any intellectual property claims that may prevent the Trust from operating and holding ether; however, third parties may assert intellectual property claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of ether. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses and be borne by the Trust through the sale of the Trust’s ether. Additionally, a meritorious intellectual property claim could prevent the Trust from operating and force the Administrator to terminate the Trust and liquidate the Trust’s ether. As a result, an intellectual property claim against the Trust could adversely affect an investment in the Shares.

Risk Factors Related to the Regulation of the Trust and the Shares

Holders of the Shares will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under such act. Consequently, Holders of the Shares will not have the regulatory protections provided to investors in other exchange traded funds which are regulated investment companies.

The Trust will not hold or trade in commodity futures contracts regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, holders of the Shares will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

Regulatory changes or actions may alter the nature of an investment in the Shares or restrict the use of ether or the operation of the Ethereum Network in a manner that adversely affects an investment in the Shares.

Digital Assets have only recently been the subject of domestic and foreign regulatory focus. As Digital Assets have grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, FinCEN and the Federal Bureau of Investigation) have begun to examine the nature of Digital Assets and the markets on which they are traded. However, there are many significant regulatory authorities, such as the SEC, that have yet to address the regulation of Digital Assets.

The following significant regulatory actions have been taken in the United States:

●	In 2013, the Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) issued guidance advising that Digital Asset exchanges and other related enterprises qualified as money transmitters under the Bank Secrecy Act

●	The IRS provided guidance in 2014 that Digital Assets will be treated as property for Federal income tax purposes

●	In June 2015, the New York Department of Financial Services issued regulations specific to Digital Asset related businesses requiring those businesses to obtain licenses in order to operate legally within the state. Other states are considering similar licensing requirements and require Digital Asset companies to follow state “money transmitter” laws

On September 17, 2015, the CFTC issued an order in which the agency characterized a Digital Asset as a commodity subject to the provisions of the Commodity Exchange Act. Significantly, the SEC has yet to provide guidance on the status of Digital Assets under the federal securities laws. To the extent that ether itself is determined to be a security, commodity future or other regulated asset, or to the extent that a U.S. or foreign government or quasi-governmental agency exerts regulatory authority over the Ethereum Network or ether trading and ownership, trading or ownership in ether or the Shares may be adversely affected.

Digital Assets currently face an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. While certain governments such as Germany—where the Ministry of Finance has declared bitcoin to be “Rechnungseinheiten” (a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat currency)—have issued guidance as to how to treat bitcoin, most regulatory bodies have not yet issued official statements regarding intention to regulate or determinations on regulation of Digital Assets.

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The effect of any future change in the regulation of Digital Assets is impossible to predict, but such change could be substantial and adverse to the Trust or the value of the Shares.

It may be illegal now, or in the future, to acquire, own, hold, sell or use ether in one or more countries, and ownership of, holding or trading in the Shares may also be considered illegal and subject to sanction.

Although currently ether is not regulated or are lightly regulated in most countries, including the United States, one or more countries such as China, Iceland, Vietnam and Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use ether or to exchange ether for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in the Shares. Such a restriction could result in the termination and liquidation of the Trust at a time that is disadvantageous to the holders of Shares, or may adversely affect an investment in the Shares.

If regulatory changes or interpretations of the Trust’s activities require the registration of the Trust as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or licensing or other registration of the Trust as a money transmitter (or equivalent designation) under state law in any state in which the Trust operates, compliance with these requirements would result in extraordinary expenses to the Trust or the termination of the Trust.

To the extent that the activities of the Trust cause it to be deemed a money service business (“MSB”) under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, the Trust may be required to comply with FinCEN regulations, including those that would mandate the Trust to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that the activities of the Trust cause it to be deemed a “money transmitter” (or equivalent designation)(“MT”) under state law in any state in which the Trust operates, the Trust may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may including the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Currently, the NYSDFS has finalized its “BitLicense” framework for businesses that conduct “virtual currency business activity,” the Conference of State Bank Supervisors has proposed a model form of state level “virtual currency” regulation and additional state regulators including those from California, Idaho, Virginia and Washington have made public statements indicating that virtual currency businesses may be required to seek licenses as money transmitters. In numerous other states, including Connecticut, North Carolina, New Hampshire and New Jersey, legislation is being proposed or has been introduced regarding the treatment of Digital Assets.

Such additional federal or state regulatory obligations may cause the Trust to incur extraordinary expenses, possibly affecting an investment in the Shares in a material and adverse manner. Furthermore, the Trust and its service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If the Sponsor is deemed to be subject to and determines not to comply with such additional regulatory and registration requirements, the Sponsor will act to dissolve and liquidate the Trust. Any such termination could result in the liquidation of the Trust’s ether at a time that is disadvantageous to a holder of the Shares.

If regulatory changes or interpretations require the regulation of ether under the CEA by the CFTC and/or under the Securities Act and Investment Company Act by the SEC, compliance with these requirements would result in extraordinary expenses to the Trust or the termination of the Trust.

Current and future legislation, CFTC and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which ether is treated for classification and clearing purposes. As of the date of this Prospectus, the Sponsor is not aware of any proposals to regulate ether as commodity futures or securities. The Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of ether under the law.

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To the extent that ether is deemed to fall within the definition of a commodity future pursuant to subsequent rulemaking by the CFTC, the Trust and the Sponsor may be required to register and comply with additional regulation under the CEA, including additional periodic report and disclosure standards and requirements. Moreover, the Sponsor may be required to register as a commodity pool operator and to register the Trust as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary expenses of the Trust, and adversely impact the value of the Shares. If the Sponsor determined not to comply with such additional regulatory and registration requirements, the Sponsor would dissolve and liquidate the Trust. Any such termination could result in the liquidation of the Trust’s ether at a time that is disadvantageous to a holder of the Shares.

To the extent that ether is deemed to fall within the definition of a security pursuant to subsequent rulemaking by the SEC, the Trust and the Sponsor may be required to register and comply with additional regulation under the Investment Company Act, including additional periodic reporting and disclosure standards and requirements and the registration of the Trust as an investment company. Moreover, the Sponsor may be required to register as an investment adviser under the Investment Advisers Act of 1940. Such additional registrations may result in extraordinary expenses of the Trust, and adversely impact the value of the Shares. If the Sponsor determined not to comply with such additional regulatory and registration requirements, the Sponsor would dissolve and liquidate the Trust. Any such termination could result in the liquidation of the Trust’s ether at a time that is disadvantageous to a holder of the Shares.

If federal or state legislatures or agencies initiate or release tax determinations that change the classification of ether as property for tax purposes (in the context of when such ether is held as an investment), such determination could have negative tax consequences for the Trust or the holders of the Shares.

Current IRS guidance treats and taxes Digital Assets such as ether as property, and treats transactions involving the payment of Digital Assets for goods and services as barter transactions. While this treatment creates a potential tax reporting requirement in any circumstance where the ownership of ether passes from one person to another, usually by means of ether transactions, it allows for the possibility of capital gains treatment.

A number of states have issued their own guidance regarding the tax treatment of Digital Assets for state income or sales tax purposes. The NYSDTF, for example, has issued guidance regarding the application of state tax law to Digital Assets such as ether. The agency determined that New York State would follow IRS guidance with respect to the treatment of Digital Assets such as ether for state income tax purposes. Furthermore, the NYSDTF concluded that Digital Assets such as ether are a form of “intangible property,” meaning that transactions using ether to purchase goods or services may be subject to state sales tax under barter transaction treatment. If a state adopts a different treatment, such treatment may have negative consequences for investors in ether, including the potential imposition of a greater tax burden on investors in ether or the potential imposition of greater costs on the acquisition and disposition of ether. In either case, such different tax treatment may potentially have a negative effect on prices in the Ether Exchange Market and a negative impact on the value of the Shares.

Foreign jurisdictions may also elect to treat Digital Assets such as ether differently for tax purposes than the IRS or the NYSDTF. To the extent a foreign jurisdiction with a significant share of the market of ether users imposes onerous tax burdens on ether users, or imposes sales or value added tax on purchases and sales of ether for fiat currency, such actions could result in decreased demand for ether in such jurisdiction, which could impact the price of ether and negatively impact an investment in the Shares. Accounting standards may also change, creating an obligation to accrue for a tax liability that was not previously required to be accrued for or in situations where it is not expected that will directly or indirectly be ultimately subject to such tax liability.

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Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.

The Sponsor will manage the business and affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and holders of the Shares, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:

●	The Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and the holders of the Shares in resolving conflicts of interest;

●	The Trust has agreed to indemnify the Sponsor and its affiliates pursuant to the terms of the Trust Agreement;

●	The Trust’s ether is valued using the GDAX Price, which will also be used to calculate the amount of the Sponsor Fee due to the Sponsor;

●	The Sponsor, its affiliates and their officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust; and

●	The Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust.

Although the Trust has taken steps to mitigate these conflicts of interest, including having the Administrator calculate the Trust’s NAV and determine the amount of the Sponsor’s Fee, it may not be possible to entirely eliminate these conflicts of interest. By investing in the Shares, investors agree and consent to the provisions set forth in the Trust Agreement. See “Description of the Trust Agreement.”

Holders of Shares cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust and a substitute sponsor has not been appointed, the Administrator would terminate the Trust and liquidate the ether held by the Trust.

Appointment of a substitute sponsor will not guarantee the Trust’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a Digital Asset ETP, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or to continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust or an investment in the Shares and the Administrator may determine to terminate the Trust.

Holders of Shares may be adversely affected by the lack of independent advisers representing investors in the Trust.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her, or its own legal, tax and financial advisers regarding the desirability of an investment in the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

Holders of Shares have no voting rights.

Under the Trust Agreement, Shareholders have no voting rights, and the Trust will not have regular Shareholder meetings. Shareholders only vote on such matters and at such times as determined by the Sponsor. Accordingly, Shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. Shareholders’ lack of voting rights gives all control under the Trust Agreement to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of Shareholders. The Sponsor’s operation of the Trust could adversely affect an investment in the Shares.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets will consist of cash, and in some instances, may consist partially or wholly of ether. Cash proceeds will be received by the Cash Custodian and transferred to the Sponsor to purchase ether for the Trust. The Trust will hold the ether purchased by the Sponsor on the Trust’s behalf, and any ether received by the Trust from the issuance and sale of Baskets, until (i) ether is sold for cash, which is distributed to Authorized Participants in connection with the redemption of Baskets or, (ii) ether is sold for cash to pay the Sponsor’s Fee or sold as needed to pay the Trust’s expenses not assumed by the Sponsor.

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OVERVIEW OF THE ETHER INDUSTRY AND MARKET

Introduction to Ether and the Ethereum Network

Ether is a Digital Asset that is issued by, and transmitted through, the decentralized, open source protocol of the peer-to-peer Ethereum Network. The Ethereum Network is a decentralized network of computers that run applications on a custom built blockchain that enables developers to create markets, store registries of debts or promises, represent the ownership of property, and move funds in accordance with instructions given in the past, all without the involvement of a middle man or counterparty. The blockchain allows people to exchange tokens of value, called ether. The Ethereum Network also allows users to write and put on the network smart contracts—that is, general-purpose code that executes on every computer in the network (currently over 6,000 computers) and to create additional virtual currencies. Operations are executed automatically on the blockchain and cost ether. The Ethereum Network is one of a number of projects intended to expand blockchain use beyond the Bitcoin Network’s peer-to-peer money system.

The Ethereum Network was created by Vitalik Buterin and initially developed by the Ethereum Foundation. A beta version of its live blockchain was publicly launched in July 2015, and the initial production version was launched in March 2016.

60,000,000 ether were pre-sold to contributors in a crowd funding transaction in 2014 and 12,000,000 ether were created for the benefit of a development fund for the benefit of early contributors and developers and the Ethereum Foundation. Ethers are also created for the miners of a block in the blockchain. Ether is also used to pay for transaction fees and computational services on the Ethereum Network; clients of the platform use ether to pay for the use of the machines executing the requested operations. It is an incentive designed to ensure that developers write quality applications (because wasteful code costs more) and that the network remains healthy (by compensating people for their contributed resources).

The Ethereum Network hosts the decentralized public transaction ledger, known as the blockchain, on which all ether is recorded. No single entity owns or operates the Ethereum Network, the infrastructure of which is collectively maintained by a decentralized user base. Ether can be used to pay for goods and services, including computational power on the Ethereum Network, or it can be converted to fiat currencies, such as the U.S. Dollar, at rates determined on crypto currency exchanges or in individual end-user-to-end-user transactions under a barter system. See “Uses of Ether–Ether Exchange Market,” below.

Ether is “stored” or reflected on the digital transaction ledger known as the “blockchain,” which is a digital file stored in a decentralized manner on the computers of each Ethereum Network user. The Ethereum Network software source code includes the protocols that govern the creation of ether and the cryptographic system that secures and verifies ether transactions. The blockchain records every ether, ether balances, and every ether address associated with a quantity of ether. The Ethereum Network and its software programs determine the exact ether balance, if any, of any public ether address listed in the blockchain as having taken part in a transaction on the Ethereum Network. The Ethereum Network utilizes the blockchain to evidence the existence of ether in any public ether address. A private key controls the transfer or “spending” of ether from its associated public ether address. An ether wallet is a collection of private keys and their associated public ether addresses.

The blockchain is comprised of a digital file, downloaded and stored, in whole or in part, on all Ethereum Network users’ software programs. Mining is the act of using a computer to run computations designed to help build the next block in the Ethereum blockchain. As a computer solves a complex computational calculation related to the building of a block, its owner rewarded with Ether tokens. The file includes all blocks that have been solved by miners and is updated to include new blocks as they are solved. See “Overview of the Ether Industry and Market—Creation of New Ether.” As each newly solved block refers back to and “connects” with the immediately prior solved block, the addition of a new block adds to the blockchain in a manner similar to a new link being added to a chain. Each new block records outstanding ether transactions, and outstanding transactions are settled and validated through such recording, the blockchain represents a complete, transparent and unbroken history of all transactions of the Ethereum Network. Each ether transaction is broadcast to the Ethereum Network and recorded in the blockchain.

The Ethereum Network is decentralized and does not rely on either governmental authorities or financial institutions to create, transmit or determine the value of ether. Rather, ether is created and allocated by the Ethereum Network protocol through a “mining” process subject to a strict, well-known issuance schedule. The value of ether is determined by the supply of and demand for ether on the Ether Exchanges or in private end-user-to-end-user transactions.

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Overview of the Ethereum Network’s Operations

In order to own, transfer or use ether, a person generally must have internet access to connect to the Ethereum Network. Ether transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending ether, a user must notify the Ethereum Network of the transaction by broadcasting the transaction data to its network peers. The Ethereum Network provides confirmation against double-spending by memorializing every transaction in the blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Ethereum Network mining process, which adds “blocks” of data, including recent transaction information, to the blockchain.

Brief Description of Ether Transfers

Prior to engaging in ether transactions, a user generally must first install on its computer or mobile device an Ethereum Network software program that will allow the user to generate a private and public key pair associated with a ether address (analogous to an ether account). The Ethereum Network software program and the ether address also enable the user to connect to the Ethereum Network and engage in the transfer of ether with other users. The computer of a user that downloads a version of the Ethereum Network software program will become a “node” on the Ethereum Network that assists in validating and relaying transactions from other users. Each Ethereum Network address consists of a “public key” and a “private key.”

In an ether transaction, the ether recipient must provide its public address, which serves as a routing number for the recipient on the blockchain, to the party initiating the transfer. This activity is analogous to a recipient for a transaction in a fiat currency providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The recipient, however, does not make public or provide to the sender its related private key. The payor, or “spending” party, does reveal its public key in verifying its transaction to the blockchain.

Neither the recipient nor the sender reveal their public addresses’ private key in a transaction, because the private key authorizes access to, and transfer of, the funds in that address to other users. Therefore, if a user loses his private key, the user permanently loses access to the ether contained in the associated address. Likewise, ether is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending ether, a user’s Ethereum Network software program must validate the transaction with the associated private key. The resulting digitally validated transaction is sent by the user’s Ethereum Network software program to the Ethereum Network to allow transaction confirmation. The private key serves as validation that the transaction has been authorized by the holder of the Ethereum Network’s public address.

Summary of an Ether Transaction

In an ether transaction between two parties, the following circumstances must be in place: (i) the party seeking to send ether must have a Ethereum Network public address, and the Ethereum Network must recognize that public address as having sufficient ether for the transaction; (ii) the receiving party must have a Ethereum Network public address; and (iii) the spending party must have internet access with which to send its spending transaction.

Next, the receiving party must provide the spending party with its public address and allow the blockchain to record the sending of ether to that public address.

After the provision of a recipient’s Ethereum Network public address, the spending party must enter the address into its Ethereum Network software program along with the number of ether to be sent. The number of ether to be sent will typically be agreed upon between the two parties based on a set number of ether or an agreed upon conversion of the value of fiat currency to ether. Since every computation on the Ethereum Network requires the payment of ether, there is a transaction fee involved with the transfer, which is based on computation complexity and not on the value of the transfer.

After the entry of the Ethereum Network address, the number of ether to be sent and the transaction fees, if any, to be paid, the spending party will transmit the transfer. The transmission of the spending transaction results in the creation of a data packet by the spending party’s Ethereum Network software program, which is transmitted onto the decentralized Ethereum Network, resulting in the distribution of the information among the software programs of users across the Ethereum Network for eventual inclusion in the blockchain.

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As discussed in greater detail below in “Overview of the Ether Industry and Market—Creation of New Ether,” Ethereum Network miners record transactions when they solve for and add blocks of information to the blockchain. When a miner solves for a block, it creates that block, which includes data relating to (i) the solution to the block, (ii) a reference to the prior block in the blockchain to which the new block is being added and (iii) transactions that have occurred but have not yet been added to the blockchain. The miner becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block included in the blockchain, the Ethereum Network software program of both the spending party and the receiving party will show confirmation of the transaction on the blockchain and reflect an adjustment to the ether balance in each party’s Ethereum Network public address, completing the ether transaction.

Smart Contracts

A smart contract is a collection of code (its functions) and data (its state) that resides at a specific address on the Ethereum blockchain. Contract accounts are able to pass messages between themselves as well as doing practically Turing complete computation. Contracts live on the blockchain in a Ethereum-specific binary format called Ethereum Virtual Machine bytecode.Smart contracts can interact with other contracts, make decisions, store data, and send ether to others. Contracts are defined by their creators, but their execution, and by extension the services they offer, is provided by the Ethereum Network itself.

Creation of New Ether

Initial Creation of Ether

The initial creation of ether was in connection with a crowd funding transaction in 2014 in which 60 million ether were pre sold. Another 12 million ether were created to the development fund, most of it going to early contributors and developers and the remaining amount to the Ethereum Foundation. All additional ether has been and will be created through the mining process.

Mining Process

The Ethereum Network is kept running by computers all over the world. In order to reward the computational costs of both processing the contracts and securing the network, there is a reward that is given to the computer that was able to create the latest block on the chain. Every 12 seconds, on average, a new block is added to the blockchain with the latest transactions processed by the network and the computer that generated this block will be awarded 5 ether. Due to the nature of the algorithm for block generation, this process (generating a “proof of work”) is guaranteed to be random and rewards are given in proportion to the computational power of each machine.

The process by which ether is “mined” results in new blocks being added to the blockchain and new ether tokens being issued to the miners. Computers on the Ethereum Network engage in a set of prescribed complex mathematical calculations in order to add a block to the blockchain and thereby confirm ether transactions included in that block’s data. To begin mining, a user can download and run Ethereum Network mining software, which, like regular Ethereum Network software programs, turns the user’s computer into a “node” on the Ethereum Network that validates blocks. See “Introduction to Ether and the Ethereum Network—Overview of the Ethereum Network’s Operations,” above.

Limits on Ether Supply

According to the terms of the 2014 presale, the issuance of ether is capped at 18 million ether per year. However, it is expected that in 2017 the Ethereum Network will switch from a “proof of work” consensus to a new consensus algorithm under development, called Casper, that is expected to be more efficient and require less mining subsidy. The exact method of issuance and which function it will serve is an area of active research, but it is currently expected that (1) the current maximum is considered a ceiling and the new issuance under Casper will not exceed it (and is expected to be much less), and (2) whatever method is ultimately picked to issue, it will be a decentralized smart contract that will not give preferential treatment to any particular group of people and whose purpose is to benefit the overall health and security of the network.

Ether Value

Ether Exchange Valuation

The value of ether is determined by the value that various market participants place on ether through their transactions. The most common means of determining the value of an ether is by surveying one or more Ether Exchanges where ether is traded publicly and transparently (e.g., GDAX, Poloniex or Kraken).

Ether Exchange Public Market Data

On each online Ether Exchange, ether is traded with publicly disclosed valuations for each executed trade, measured by one or more fiat currencies such as the U.S. Dollar or Euro or by the widely used crypto currency bitcoin.

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Forms of Attack Against the Ethereum Network

Exploitation of Flaws in the Ethereum Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Ethereum Network contains certain flaws.

A leaderless, decentralized autonomous organization created using the Ethereum Network, The DAO, was recently hacked. Intended to act as a vehicle for supporting Ethereum-related project, The DAO was not a part of the Ethereum Network itself. Instead, The DAO was formed as a series of smart contracts using the Ethereum Network for the purpose of making investments based on direct voting from investors and was designed to operate like a venture capital fund empowering its members to fund projects on the Ethereum Network. The DAO raised over $150 million in ether from the sale of DAO tokens to more than 11,000 members in a crowdfunding transaction. While The DAO was in the process of addressing certain public identified vulnerabilities in its system, an unknown hacker diverted 3.6 million of the ether The DAO raised from the sale of its tokens.

In response to this loss, a majority of the Ethereum community agreed to create a new “hard fork” on the Ethereum Network blockchain which returned the lost ether to The DAO. A hard fork is a change to the underlying Ethereum protocol, which creates new rules for the Ethereum system; all Ethereum clients need to upgrade, or they will be stuck on an incompatible chain. The decentralized nature of blockchain systems makes a hard fork upgrade more difficult because hard forks in a blockchain require cooperation and communication with the community, as well as with the developers of the various Ethereum clients in order for the transition to go smoothly.

In creating the hard fork, the intent was to have all users of the Ethereum Network migrate to that new fork, which would result in the ether in the old blockchain held by the hacker being rendered useless. However, a number of users have continued to develop the old blockchain, now referred to as “Ethereum Classic” resulting in ether now referred to as classic ether (ETC). Classic ether is now traded on several crypto currency exchanges.

At the time of the initial attack on The DAO and the loss of its ether, the market price of ether declined from over $20 to under $13.

In addition, the Ethereum Network itself has been subjected to a number of denial of service attacks, which led to temporary delays in block creation and in the transfer of ether. While in response to those attacks, an additional “hard fork” was created to increase the cost of certain network functions, the Ethereum Network continues to be the subject of additional attacks. Any future attacks that impact the ability to transfer ether could have a material adverse effect on the price of ether and the value of an investment in the Shares.

Market Participants

Miners

Miners range from ether enthusiasts to professional mining operations that design and build dedicated machines and data centers, including mining pools. See “—Creation of New Ether” above.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in Digital Assets.

Retail Sector

While the use of bitcoin to purchase goods and services from commercial or service business is developing, ether has not yet been accepted in the same manner, presumably because of its infancy and because ether has a different purpose than bitcoin.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of ether. Poloniex, Kraken, and GDAX are three (3) of the largest Ether Exchanges by volume traded. Coinbase, the Ether Custodian for the Trust, is a multi-service financial institution that provides digital wallets that store ether for users. As the Ethereum Network continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for the Ethereum Network.

Competition

Approximately seven hundred (700) other Digital Assets have been developed since the inception of bitcoin, currently the most developed Digital Asset because of the length of time it has been in existence. While ether has enjoyed success in its limited history, the aggregate value of outstanding ether is much smaller than that of bitcoin and may be eclipsed by the more rapid development of other Digital Assets.

Government Oversight

Until recently, little or no regulatory attention has been directed toward Digital Assets by U.S. federal and state governments, foreign governments and self-regulatory agencies. As Digital Assets, including bitcoin and ether, have grown in popularity and in market size, the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g., the CFTC, FinCEN and the Federal Bureau of Investigation) have begun to examine the nature of Digital Assets and the markets on which they are traded.

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The SEC has not formally asserted regulatory authority over Digital Assets, although it has taken various actions against persons or entities misusing bitcoin in connection with fraudulent schemes (i.e., Ponzi scheme), inaccurate and inadequate publicly disseminated information, and the offering of unregistered securities. Commissioners of the CFTC have expressed the belief that bitcoin meets the definition of a commodity and that the CFTC has regulatory authority over futures and other derivatives based on Digital Assets, subject to facts and circumstances. On September 17, 2015, the CFTC instituted and settled an action against Coinflip, a bitcoin derivatives trading platform. The Coinflip order found that the respondents (i) conducted activity related to commodity options transactions without complying with the provisions of the CEA and CFTC regulations, and (ii) operated a facility for the trading of swaps without registering the facility as a SEF or DCM. The Coinflip order was significant as it is the first time the CFTC determined that virtual currencies are properly defined as commodities under the CEA. Based on this determination, the CFTC applied CEA provisions and CFTC regulations that apply to transactions in commodity options and swaps to the conduct of the bitcoin derivatives trading platform. Significantly, the CFTC appears to have taken the position that virtual currencies are not encompassed by the definition of currency under the CEA and CFTC regulations. The CFTC defined “virtual currencies” as “a digital representation of value that functions as a medium of exchange, a unit of account, and/or a store of value, but does not have legal tender status in any jurisdiction. Bitcoin and other virtual currencies are distinct from ‘real’ currencies, which are the coin and paper money of the United States or another country that are designated as legal tender, circulate, and are customarily used and accepted as a medium of exchange in the country of issuance.” To the extent that ether itself is determined to be a security, commodity future or other regulated asset, or to the extent that a US or foreign government or quasi-governmental agency exerts regulatory authority over the Ethereum Network or ether trading and ownership, trading or ownership in ether or the Shares may be adversely affected.

The CFTC affirmed its approach to the regulation of Digital Assets and virtual currency-related enterprises on June 2, 2016, when the CFTC settled charges against Bitfinex, a Bitcoin Exchange based in Hong Kong. In its Order, the CFTC found that Bitfinex engaged in “illegal, off-exchange commodity transactions and failed to register as a futures commission merchant” when it facilitated borrowing transactions among its users to permit the trading of bitcoin on a “leveraged, margined or financed basis” without first registering with the CFTC.

Local state regulators such as the NYSDFS have also considered virtual currencies and the regulation thereof. In July 2014, the NYSDFS proposed the first US regulatory framework for licensing participants in “virtual currency business activity.” The proposed regulations, known as the “BitLicense,” are intended to focus on consumer protection and, after the closure of an initial comment period that yielded 3,746 formal public comments and a reproposal, the NYSDFS issued its final “BitLicense” regulatory framework in June 2015. The “BitLicense” regulates the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibits any person or entity involved in such activity to conduct activities without a license.

The IRS has released guidance treating bitcoin as property that is not currency for U.S. federal income tax purposes. Taxing authorities of a number of U.S. states have also issued their own guidance regarding the tax treatment of bitcoin for state income or sales tax purposes.

On June 28, 2014, California repealed a provision of its Corporations Code that prohibited corporations from using alternative forms of currency or value. The bill indirectly authorizes the use of bitcoin as an alternative form of money in the state.

To the extent that future regulatory actions or policies limit the ability to exchange ether or utilize ether for payments, the demand for ether will be reduced and Authorized Participants may not seek to redeem Baskets in exchange for redemption proceeds in ether. Furthermore, regulatory actions may limit the ability of end-users to convert ether into fiat currency (e.g., U.S. Dollars) or use ether to pay for goods and services. Such regulatory actions or policies would result in a reduction of the value of ether and the price of the Shares.

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Digital Assets currently face an uncertain regulatory landscape in not only the United States but also in many foreign jurisdictions such as the European Union, China and Russia. While certain governments such as Germany—where the Ministry of Finance has declared bitcoin to be “Rechnungseinheiten” (a form of private money that is recognized as a unit of account, but not recognized in the same manner as fiat currency)—have issued guidance as to how to treat bitcoin, most regulatory bodies have not yet issued official statements regarding intention to regulate or determinations on regulation of Digital Assets. Among those for which preliminary guidance has been issued in some form, Canada and Taiwan have labeled bitcoin as a digital or virtual currency, distinct from fiat currency, while Sweden and Norway are among those to categorize bitcoin as a form of virtual asset or commodity. In China, a recent government notice classified bitcoin as legal and “virtual commodities;” however, the same notice restricted the banking and payment industries from using bitcoin, creating uncertainty and limiting the ability of Bitcoin Exchanges to operate in the then-second largest bitcoin market. Since December 2013, China, Iceland, Vietnam and Russia have taken a more restrictive stance toward bitcoin and, thereby, have reduced the rate of expansion of bitcoin use in each country. In May 2014, the Central Bank of Bolivia banned the use of bitcoin as a means of payment. In the summer and fall of 2014, Ecuador announced plans for its own state-backed electronic money, while passing legislation that prohibits the use of decentralized Digital Assets such as bitcoin. In January 2016, the People’s Bank of China, China’s central bank, disclosed that it has been studying a state-backed electronic monetary system and potentially had plans for its own state-backed electronic money. In April 2016, it was reported that the Russian Finance Ministry is considering proposing regulations that would prohibit the issuance of all Digital Assets or their use in exchange for goods or services in Russia. Conversely, regulatory bodies in some countries such as India and Switzerland have declined to exercise regulatory authority when afforded the opportunity. In April 2015, the Japanese Cabinet approved proposed legal changes that would reportedly treat bitcoin and other Digital Assets as included in the definition of currency. These regulations would, among other things, require market participants, including exchanges, to meet certain compliance requirements and be subject to oversight by the Financial Services Agency, a Japanese regulator. These changes were approved by the Japanese Diet in May 2016 and are expected to be effective beginning in 2017. Various foreign jurisdictions may, in the near future, adopt laws, regulations or directives that affect the Ethereum Network and its users, particularly Ether Exchanges and service providers that fall within such jurisdictions’ regulatory scope. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of ether by users, merchants and service providers outside of the United States and may therefore impede the growth of the ether economy.

Not a Regulated Commodity Pool

The Trust will not trade, buy, sell or hold ether derivatives, including ether futures contracts, on any futures exchange. The Trust is authorized solely to take immediate delivery of actual ether. The Sponsor does not believe the Trust’s activities are required to be regulated by the CFTC under the CEA as a “commodity pool” under current law, regulation and interpretation. The Trust will not be operated by a CFTC-regulated commodity pool operator because it will not trade, buy, sell or hold ether derivatives, including ether futures contracts, on any futures exchange. Investors in the Trust will not receive the regulatory protections afforded to investors in regulated commodity pools, nor may the COMEX division of the New York Mercantile Exchange or any futures exchange enforce its rules with respect to the Trust’s activities. In addition, investors in the Trust will not benefit from the protections afforded to investors in ether futures contracts on regulated futures exchanges.

BUSINESS OF THE TRUST

The activities of the Trust will be limited to (i) issuing Baskets to Authorized Participants in exchange for the cash or, in the Sponsor’s discretion, ether, (ii) seller ether or transferring ether, at the Sponsor’s discretion, as necessary to cover the Sponsor’s Fee and as necessary to pay Trust expenses not assumed by the Sponsor and other liabilities, (iii) selling or transferring ether in exchange for Baskets surrendered for redemption by the Authorized Participants, (iv) causing the Administrator to sell ether on the termination of the Trust, and (v) engaging in all administrative and custodial procedures necessary to accomplish such activities in accordance with the provisions of the Trust Agreement, the Trust Servicing Agreement, the Trust Agency Service Provider Agreement, the Custody Agreements, and Authorized Participant Agreements. The Trust will not be actively managed. It will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the market prices of ether.

Trust Objective

The investment objective of the Trust is for the Shares to track the price of ether as measured at 4:00 p.m. Eastern time using the GDAX Price on each Business Day, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Shares are designed for investors seeking a cost-effective and convenient means of gaining investment exposure to ether similar to a direct investment in ether. A substantial direct investment in ether may require expensive and sometimes complicated arrangements in connection with the acquisition, security and safekeeping of ether and may involve the payment of substantial fees to acquire such ether from third-party facilitators through cash payments of U.S. Dollars. Although the Shares will not be the exact equivalent of a direct investment in ether, they provide investors with an alternative that allows them to gain investment exposure to ether.

Strategy Behind the Shares

The Shares are intended to offer investors an opportunity to participate in ether markets through an investment in securities. On the first day of trading, each Share in the Seed Baskets will have a value equivalent to one ether. The logistics of accepting, transferring and safekeeping of actual ether are dealt with by the Ether Custodian, and the related expenses are built into the price of the Shares. Therefore, the investor does not have any additional tasks or costs over and above those associated with dealing in any other publicly traded security.

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The Shares are intended to provide investors with a cost-efficient and convenient means of gaining investment exposure to ether similar to a direct investment in ether. The Shares offer an investment that is:

●	Easily Accessible and Relatively Cost Efficient. Investors in the Shares can also directly access ether through the Ether Exchange Market. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use ether by using the Shares instead of directly purchasing and holding ether, and for many investors, transaction costs related to the Shares will be lower than those associated with the direct purchase, storage and safekeeping of ether.

●	Exchange-Traded and Transparent. The Sponsor intends to apply to have Shares listed on NYSE Arca, providing investors with an efficient means to implement various investment strategies. Upon effectiveness of the registration statement of which this Prospectus is a part, the Shares will be eligible for margin accounts and will be backed by the assets of the Trust. The Trust will not hold or employ any derivative securities. The value of the Trust’s holdings will be reported each day on www.[ ● ].com, the Trust’s website.

Secondary Market Trading

While the Trust’s investment objective is for the Shares to track the price of ether as measured at 4:00 p.m. Eastern time using the GDAX Price on each Business Day, the Shares may trade in the secondary market on NYSE Arca at prices that are lower or higher relative to the NAV. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours and liquidity between NYSE Arca and larger Ether Exchanges in the Ether Exchange Market. While the Shares will be listed and traded on NYSE Arca from 9:30 a.m. until 4:00 p.m. Eastern time, liquidity in the global ether markets may fluctuate depending upon the volume and availability of larger Ether Exchanges. As a result, during periods in which the Ether Exchanges liquidity is limited or a major Ether Exchange is off-line, trading spreads, and the resulting premium or discount, on the Shares may widen.

Trust Expenses

The Trust’s only ordinary recurring expense is expected to be equal to the Sponsor’s Fee. In exchange for the Sponsor’s Fee, the Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee and reimbursable expenses (including indemnification amounts) under the Trust Agreement, the Administrator’s monthly fees and reimbursable expenses under the Trust Servicing Agreement, the Trust Agency Service Provider’s monthly fees and reimbursable expenses under the Trust Agency Service Provider Agreement, the Custodians’ monthly fees and reimbursable expenses under the Custody Agreements, Exchange listing fees, SEC registration fees, printing and mailing costs, costs associated with maintaining the Trust’s website, audit fees, up to $[●] per annum in marketing expenses and up to $[●] per annum in legal expenses. Any such amounts in excess of $[●] per annum will be borne by the Trust as extraordinary expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees.

The Sponsor’s Fee is [●] percent per annum of the daily net assets of the Trust and will accrue daily and will be payable on a monthly basis in arrears. The Trust will sell ether to raise cash to pay the Sponsor’s Fee and other expenses not assumed by the Sponsor. At the Sponsor’s discretion, the Trust may pay the Sponsor’s Fee in ether. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for a stated period of time. Presently, the Sponsor does not intend to waive any of its fees.

The Sponsor’s Fee shall be calculated by the Administrator and paid monthly on the first business day of each month, or as soon as practicable thereafter.

Upon the receipt of written instructions from the Administrator, the Ether Custodian will transfer ether from the Trust Ether Custody Account to the Trust Expense Account to permit the payment of Trust Expenses not assumed by the Sponsor. The Administrator will, when directed by the Sponsor, and, in the absence of such direction, may, in its own discretion, instruct the Ether Custodian to transfer the ether needed to pay extraordinary expenses to the Trust Expense Account. Once such ether is in the Trust Expense Account, the Administrator may direct the Ether Custodian to sell, or cause to be sold, such number of ether at such times as may be necessary to permit payment in cash of Trust expenses not assumed by the Sponsor. The Ether Custodian will transfer ether from the Trust Ether Custody Account to the Trust Expense Account at such times and in the smallest amounts required to permit such payments as they become due. Accordingly, the number of ether to be transferred out of the Trust Ether Custody Account will vary from time to time depending on the level of the Trust’s expenses and the GDAX Price.

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If the Administrator directs the Ether Custodian to sell, or cause to be sold, ether in the Trust Expense Account, any cash received by the Administrator pending payment of the Trust’s expenses will not bear any interest. To the extent that ether is transferred to the Trust Expense Account in excess of the amount needed to pay the Trust’s extraordinary expenses, the Ether Custodian will promptly return such remaining ether by transfer to the Trust Ether Custody Account. Each delivery, transfer or sale of ether by the Trust to pay the Sponsor’s Fee or other Trust expenses will be a taxable event for Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

Extraordinary Expenses of the Trust

The following expenses are paid out of the assets of the Trust:

●	any expenses of the Trust (including the Sponsor’s Fee) that are not assumed by the Sponsor;

●	any taxes and other governmental charges that may fall on the Trust or its property;

●	any expenses of any extraordinary services performed by the Sponsor or the Trustee on behalf of the Trust or expense of any action taken by the Sponsor or the Trustee to protect the Trust and the rights and interests of holders of the Shares; and

●	any indemnification of the Sponsor, Administrator or other agents, service providers or counterparties of the Trust.

The Administrator, at the direction of the Sponsor, may liquidate the Trust’s property from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay.

Impact of Trust Expenses on the Trust’s Net Asset Value

The Trust will sell ether to raise the funds necessary to pay the Sponsor’s Fee and all Trust expenses not assumed by the Sponsor. Additionally, at the Sponsor’s discretion, the Sponsor may pay the Sponsor’s Fee in ether. The purchase price received as consideration for such sales will be the Trust’s sole source of funds to cover its liabilities. The Trust will not engage in any activity designed to derive a profit from changes in the prices of ether. All ether not needed to redeem Baskets, or to cover the Sponsor’s Fee and Trust expenses not assumed by the Sponsor, will be held by the Ether Custodian in the Trust Ether Custody Account. As a result of the recurring sales of ether to pay the Sponsor’s Fee (or recurring transfers of ether, at the Sponsor’s sole discretion), and the Trust expenses not assumed by the Sponsor, the NAV and, correspondingly, the ether represented by each Share, will decrease over the life of the Trust. New cash deposits used to purchase ether, received in exchange for additional new Baskets issued by the Trust, will not reverse this trend.

Hypothetical Expense Example

The following table, prepared by the Sponsor, illustrates the anticipated impact of the sales of ether (or transfers of ether, at the Sponsor’s sole discretion to pay the Sponsor’s Fee) out of the Trust Ether Custody Account discussed above on the fractional number of ether represented by each outstanding Share for three (3) years. It assumes that the only sales or transfers of ether will be those needed to pay the Sponsor’s Fee and that the price of ether and the number of the Shares remain constant during the three-year period covered. The table does not show the impact of any expenses not assumed by the Sponsor that the Trust may incur. Any such extraordinary expenses, if and when incurred, will accelerate the decrease in the fractional number of ether represented by each Share. In addition, the table does not show the effect of any waivers of the Sponsor’s Fee that may be in effect from time to time.

Year
	1			2			3
Hypothetical price per ether		$100.00			$100.00			$100.00
Sponsor’s Fee		0.[ ]	%		0.[ ]	%		0.[ ]	%
Shares of Trust, beginning		[ ],000.00			[],000.00			[ ],000.00
Ether in Trust, beginning		[ ].00			[ ].[ ]			[ ].[ ]
Hypothetical value of ether in Trust	$	[ ],000,000.00		$	[ ].[ ]		$	[ ].[ ]
Beginning net asset value of the Trust	$	[ ].[ ]		$	[ ].[ ]		$	[ ].[ ]
Sponsor’s Fee		[ ].[ ]			[ ].[ ]			[ ].[ ]
Ether in Trust, ending		[ ].[ ]			[ ].[ ]			[ ].[ ]
Ether to be delivered to cover the Sponsor’s Fee		[ ].[ ]			[ ].[ ]			[ ].[ ]
Ending net asset value of the Trust	$	[ ].[ ]		$	[ ].[ ]		$	[ ].[ ]
Ending NAV	$	[ ].[ ]		$	[ ].[ ]		$	[ ].[ ]

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DESCRIPTION OF THE TRUST

The Trust is a Delaware Statutory Trust formed on November 4, 2016, by the filing of the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the DSTA, and operates pursuant to the Trust Agreement and through the related documents authorized by the Trust Agreement, including the Trust Servicing Agreement, the Trust Agency Service Provider Agreement, and the Custody Agreements.

The assets of the Trust consist primarily of ether, and the Trust is expected to issue and redeem Shares from time to time only in one or more whole Baskets. The Trust will issue and redeem the Shares in Baskets only to certain Authorized Participants on an ongoing basis as described in the “Plan of Distribution” section below. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of cash represented by the net asset value of the Baskets being created or redeemed. The total amount of cash required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed. On each Business Day, the value of each Basket accepted by the Administrator in a creation or redemption transaction will be the same (i.e., each Basket will consist of 10,000 Shares and the value of the Basket will be equal to the value of 10,000 Shares at their net asset value per Share on that day). The Trust will not issue or redeem fractions of a Basket. The investment objective of the Trust is for the Shares to track changes in the price of ether, as measured at 4:00 p.m. Eastern time using the GDAX Price on each Business Day, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Sponsor believes that, for many investors, the Shares will represent a cost-effective and convenient means of gaining investment exposure to ether similar to a direct investment in ether. The material terms of each of the Trust Documents are discussed under “Description of the Trust Documents—Description of the Trust Agreement,” “Description of the Trust Documents—Description of the Trust Servicing Agreement,” “Description of the Trust Documents—Description of the Trust Agency Service Provider Agreement” and “Description of the Trust Documents—Description of the Custody Agreements,” below.

The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust is passive and not managed like a corporation or an active investment vehicle. The ether held by the Ether Custodian on behalf of the Trust will only be transferred out of the Trust Ether Custody Account in the following circumstances: (i) transferred to pay the Sponsor’s Fee, (ii) transferred to be sold for cash or distributed to Authorized Participants in connection with the redemption of Baskets, (iii) transferred to the Trust Expense Account to be sold on an as-needed basis to pay Trust expenses not assumed by the Sponsor, or (iv) sold on behalf of the Trust in the event the Trust terminates and liquidates its assets or as otherwise required by law or regulation. Each transfer, delivery or sale of ether by the Trust to pay fees and expenses is a taxable event for Shareholders. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders.”

The Trust is not registered as an investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under such act. The Trust will not hold or trade in commodity futures contracts or other derivative contracts regulated by the CEA, as administered by the CFTC. The Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust.

The Trust is expected to issue or redeem Shares from time to time only in one or more whole Baskets. The Trust will issue and redeem the Shares in Baskets only to and from certain Authorized Participants on an ongoing basis as described in the “Plan of Distribution” section below. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of cash, or at the discretion of the Sponsor ether, represented by the net asset value of the Baskets being created or redeemed. On each Business Day, the value of each Basket accepted by the Administrator in a creation or redemption transaction will be the same (i.e., each Basket will consist of 10,000 Shares and the value of the Basket will be equal to the value of 10,000 Shares at their net asset value per Share on that day). The Trust will not issue or redeem fractions of a Basket. Only Authorized Participants will be able to create or redeem Baskets. On the first day of trading, each Share in the Seed Baskets will be comprised of one ether, and each Seed Basket will be made up of 10,000 ether. Baskets may be created or redeemed only by Authorized Participants, who will be required to pay a Transaction Fee to the Trust Agency Service Provider for each order to create or redeem Baskets. Authorized Participants may sell to other investors all or part of the Shares included in the Baskets they purchase from the Trust. See “Plan of Distribution.”

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The NAV of the Trust is the asset value of the Trust less its liabilities (which include accrued but unpaid fees and expenses) divided by the number of outstanding Shares as of 4:00 p.m. Eastern time (the “Evaluation Time”) each Business Day. The Administrator will calculate the NAV using the GDAX Price. In the event that the Sponsor determines that the GDAX Price is not an appropriate basis for evaluation of the Trust’s ether, the Sponsor will instruct the Administrator to use as an alternative basis for calculating the Trust’s NAV either (i) the price of ether in U.S. dollars as reported by Kraken Bitcoin Exchange as measured at the Evaluation Time on each Business Day, or (ii) if the Sponsor determines that the Kraken Bitcoin Exchange price is not an appropriate basis for evaluation of the Trust’s ether, the price of ether in U.S. dollars as reported by the Gemini Ether Exchange as measured at the Evaluation Time on each Business Day.

The Trust’s assets will consist of ether. The Trust will occasionally hold cash for short periods in connection with the Basket creation and redemption process, and to pay the Sponsor’s Fee and any Trust expenses and liabilities not assumed by the Sponsor. Each Share will represent a proportional interest, based on the total number of Shares outstanding, in the ether held by the Trust, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Sponsor expects that the secondary market trading price of the Shares will fluctuate over time in response to the market prices of ether and the Trust’s liabilities (which include accrued but unpaid fees and expenses).

Investors may obtain ether pricing information twenty-four (24) hours a day from various financial information sites such as worldcoinindex.com, coinmarketcap.com or ethereumwisdom.com. Current ether market prices are also generally available with bid/ask spreads directly from Ether Exchanges. Market prices for the Shares will be available from a variety of sources including brokerage firms, information websites and other information service providers. Each Business Day, the Sponsor will publish the Trust’s NAV on the Trust’s website as soon as practicable after their calculation by the Administrator.

The Trust has no fixed termination date.

THE SPONSOR

The Sponsor is a Delaware limited liability company and was formed on June 15, 2016. The Sponsor’s mailing address is 232 8th Avenue, Unit 4, New York, NY 10011.

The Sponsor’s Role

The Sponsor arranged for the creation of the Trust, the registration of the Shares for their public offering in the United States and the listing of the Shares on NYSE Arca. The Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: (i) the Trustee’s monthly fee and expenses reimbursable (including indemnification amounts) under the Trust Agreement, (ii) the Administrator’s monthly fee and expenses reimbursable under the Trust Servicing Agreement, (iii) the Trust Agency Service Provider’s monthly fee and expenses under the Trust Agency Service Provider Agreement, (iv) the Custodians’ monthly fees and expenses reimbursable under the Custody Agreements, (v) Exchange listing fees, (vi) SEC registration fees, (vii) printing and mailing costs, (viii) the costs associated with maintaining the Trust’s website, (ix) audit fees, (x) up to $[●] per annum in marketing expenses and (xi) up to $[●] per annum in legal expenses. Any such amounts in excess of $[●] per annum will be borne by the Trust as extraordinary expenses. The Sponsor will also pay the costs of the Trust’s organization and the initial sale of the Shares, including the applicable SEC registration fees.

While the Sponsor will not exercise day-to-day oversight over the Trust, the Sponsor will engage the Administrator and the Custodians to assist in in implementing the creation and redemption process for the Trust. The Sponsor may remove the Trustee and appoint a successor trustee (i) if the Trustee ceases to meet certain objective requirements (including the requirement that it have capital, surplus and undivided profits of at least $[●]), (ii) if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within thirty (30) days, or (iii) if the Trustee refuses to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting. The Sponsor also has the right to replace the Trustee during the ninety (90) days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, on the [●] anniversary of the creation of the Trust or on any subsequent [●] anniversary thereafter. The Sponsor also has the right to approve any new or additional custodian that the Administrator or Custodians may wish to appoint.

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The Sponsor will not exercise day-to-day oversight of the Administrator, the Trust Agency Service Provider or the Custodians. The Sponsor may remove the Administrator and/or the Trust Agency Service Provider and/or the Custodians and appoint a successor administrator and/or agency service provider and/or custodian if, having received notice of a material breach of its obligations under the Trust Servicing Agreement and/or the Trust Agency Service Provider Agreement and/or the Custody Agreements, respectively, if the Administrator and/or the Trust Agency Service Provider and/or the Custodians has not cured the breach within thirty (30) days. The Sponsor also has the right to replace the Administrator and/or the Custodians during the ninety (90) days following any merger, consolidation or conversion in which the Administrator and/or the Trust Agency Service Provider and/or the Custodians are not the surviving entity, or, in its discretion, on the [●] anniversary of the creation of the Trust or on any subsequent [●] anniversary thereafter.

The Sponsor or one of its affiliates or agents will (i) develop a marketing plan for the Trust on an ongoing basis, (ii) prepare marketing materials regarding the Shares, including the content of the Trust’s website and (iii) execute the marketing plan for the Trust. The Sponsor has agreed to assume up to $[●] per annum in marketing expenses on behalf of the Trust.

Management of the Sponsor

Under the Trust Agreement, all management functions of the Trust have been delegated to and are conducted by the Sponsor, its agents, and its affiliates, including without limitation, the Custodians, and their agents. In their capacities as officers of the Sponsor, the principal executive officer and principal financial officer of the Sponsor may take certain actions and execute certain agreements and certifications for the Sponsor in its capacity as Sponsor of the Trust. The following is biographical information for the principal executive officer and principal financial officer of the Sponsor.

Gregory DiPrisco, Chief Executive Officer. Gregory DiPrisco, 26, has served as Chief Executive Officer of the Sponsor since its inception in 2016. Mr. DiPrisco has five years of experience as a Futures Trader with Axiom Markets LLC. Axiom Markets LLC provides liquidity in all futures and commodities markets. Mr. DiPrisco has a passion for markets and economics, and is particularly enthusiastic regarding Ethereum and blockchain technology in general. Mr. DiPrisco has been involved with crypto currencies such as Bitcoin and Ether through direct investment since 2012. Mr. DiPrisco graduated from Villanova University in 2011 with a Bachelor of Science in Economics.

Joseph Quintilian, Chief Financial Officer. Joseph Quintilian, 35, has served as Chief Financial Officer of the Sponsor since its inception in 2016. Mr. Quintilian is a partner at Axiom Markets LLC, a firm he co-founded in 2005 with Vincent Viola and Neil Citrone, where he operates as a Futures Trader. Axiom Markets LLC provides liquidity in all futures and commodities markets. Mr. Quintilian currently sits on the boards of Concord 51 and AWOCCF. Mr. Quintilian has previously sat on the boards of the Bucknell Alumni Association and the Newmark School Fundraising board. Mr. Quintilian graduated from Bucknell University in 2003 with a Bachelor of Science in Business Administration, concentrating in Management.

THE TRUSTEE

Delaware Trust Company, a Delaware trust company, serves as trustee of the Trust under the Trust Agreement. The Trustee has its principal office at 2711 Centerville Road, Wilmington, Delaware 19808. The Trustee is unaffiliated with the Sponsor. A copy of the Trust Agreement is available for inspection at the Trustee’s principal office identified above. Under the Trust Agreement, the Trustee is required to maintain capital, surplus and undivided profits of $[●].

The Trustee’s Role

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one (1) trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or Shareholders, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Administrator, Trust Agency Service Provider, Custodians or any other entity or person.

Neither the Trustee, either in its capacity as trustee on in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

The Trustee is permitted to resign upon at least one hundred eighty (180) days’ notice to the Trust. The Trustee will be compensated by the Sponsor and indemnified by the Sponsor and the Trust against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or the performance of its duties pursuant to the Trust Agreement except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee’s fees and expenses under the Trust Agreement will be paid by the Sponsor.

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THE ADMINISTRATOR

The Bank of New York Mellon is authorized to serve as the Administrator of the Trust under the Trust Agreement and pursuant to the terms and provisions of the Trust Servicing Agreement. The Administrator has its principal office at 2 Hanson Place, Brooklyn, New York 11217. A copy of the Trust Servicing Agreement is available for inspection at the Administrator’s principal office identified above.

The Administrator’s Role

The Administrator serves the Trust pursuant to appointment by the Sponsor and is generally responsible for the day-to-day administration of the Trust, including keeping the Trust’s operational records pursuant to the Trust Servicing Agreement between the Administrator and Sponsor on behalf of the Trust. The Administrator’s principal responsibilities in its role as administrator of the Trust include (i) instructing the Ether Custodian to deposit ether into, or transfer ether out of, the Trust Ether Custody Account to facilitate the creation or redemption of Baskets, (ii) instructing the Ether Custodian to sell or transfer to the Sponsor Custody Account the Trust’s ether as needed to pay the Sponsor’s Fee (such distributions of ether are expected to occur approximately monthly in the ordinary course), (iii) calculating the Trust’s net asset value and NAV, (iv) assisting the Sponsor in receiving and processing orders from Authorized Participants to create and redeem Baskets and coordinating the processing of such orders with the Custodians, the Trust Agency Service Provider and DTC, (v) transferring to the Trust Expense Account and selling, or causing to be sold, the Trust’s ether as needed to pay any Trust expenses that are not assumed by the Sponsor, (vi) receiving and reviewing reports on the Custodians’ custody of and transactions in the Trust’s ether and (vii) undertaking all other administrative actions as necessary to accomplish such purposes.

The Administrator intends to regularly communicate with the Sponsor to monitor the overall performance of the Trust, and with the Custodians by reviewing the reports provided by the Custodians pursuant to the Trust Agreement. The Administrator, along with the Sponsor, will liaise with the Trust’s legal, accounting and other professional service providers as needed. The Administrator will coordinate with the Trust Agency Service Provider in its role as transfer agent for the Trust, and will assist and support the Sponsor with the preparation of all periodic reports and other documents required to be filed with the SEC on behalf of the Custodians.

The Administrator also serves as the Trust Agency Service Provider. The Administrator’s fees and expenses under the Trust Servicing Agreement are paid by Sponsor.

THE TRUST AGENCY SERVICE PROVIDER

The Bank of New York Mellon is authorized to serve as the Trust Agency Service Provider of the Trust under the Trust Agreement and pursuant to the terms and provisions of the Trust Agency Service Provider Agreement. The Trust Agency Service Provider has its principal office at [●]. A copy of the Trust Agency Service Provider Agreement is available for inspection at the Administrator’s principal office identified above.

The Trust Agency Service Provider’s Role

The Trust Agency Service Provider serves as the transfer agent for the Trust pursuant to appointment by the Sponsor and the terms of the Trust Agency Service Provider Agreement. The Trust Agency Service Provider, among other things, provides transfer agent services with respect to the creation and redemption of Baskets by Authorized Participants, the issuance and redemption of Shares, the payment, if any, of distributions with respect to the Shares, the recording of the issuance of the Shares and the maintaining of certain records therewith.

The Administrator serves as the Trust Agency Service Provider. The fees and expenses of the Trust Agency Service Provider under the Trust Agency Service Provider Agreement are paid by the Sponsor.

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THE CUSTODIANS

The Ether Custodian, Coinbase, is the custodian of the Trust’s ether. Under the Ether Custody Agreement, the Ether Custodian is responsible for the safekeeping of the private keys that control the Trust’s ether and will facilitate the transfer of ether into and out of the Trust Ether Custody Account.

The Cash Custodian, The Bank of New York Mellon, is the custodian of the Trust’s cash.

The Custodians shall, with respect to custodial instructions, act in accordance with the instructions of the Administrator. If either Custodian resigns in its capacity as a custodian of the Trust, the Sponsor shall appoint an additional or replacement custodian and enter into a custody agreement on behalf of the Trust with such custodian.

The Custodians’ fees and expenses under the Custody Agreements will be paid by the Sponsor.

The Custodians and their affiliates may from time to time purchase or sell ether or the Shares for their own accounts and as agent for their customers.

AUTHORIZED PARTICIPANTS

An Authorized Participant is authorized to serve as such pursuant to the terms and provisions of an Authorized Participant Agreement which it must enter into with the Sponsor and the Administrator, and is subject to acceptance by the Trust Agency Service Provider. Each Authorized Participant must be (i) a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions and (ii) a participant in the DTC in order to enter into an Authorized Participant Agreement.

The Authorized Participants’ Role

Only Authorized Participants may place orders to create or redeem one or more Baskets. Authorized Participant Agreements set forth the procedures for the creation and redemption of Baskets. A list of the current Authorized Participants can be obtained from the Sponsor.

DESCRIPTION OF THE SHARES

General

The Trust is authorized under the Trust Agreement to issue and sell an unlimited number of Shares. The Shares will be issued only in Baskets and only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. Any issuance and sale of the Shares above the amount registered on the registration statement, of which this Prospectus is a part, will require the registration of such additional Shares.

Description of Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A holder of the Shares will not have the statutory rights normally associated with the ownership of shares of a corporation; however, the DSTA does provide Shareholders the right to bring “oppression” or “derivative” actions. All of the Shares are of the same class with equal rights and privileges. Each of the Shares is transferable, is fully paid and nonassessable and entitles the holder to vote on the limited matters upon which Shareholders may vote under the Trust Agreement. The Shares do not entitle their holders to any conversion or pre-emptive rights or, except as provided below, any redemption rights or rights to distributions.

Distributions

If the Trust is terminated and liquidated, the Administrator will distribute to the holders of the Shares any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Administrator shall determine. See “Description of the Trust Agreement—Termination of the Trust.” Shareholders of record on the record date fixed by the Trust Agency Service Provider for a distribution will be entitled to receive their pro rata portion of any distribution.

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Voting and Approvals

Under the Trust Agreement, holders of the Shares have no voting rights except in limited circumstances. The Sponsor will act to terminate the Trust upon the agreement of holders owning at least seventy-five (75) percent of the outstanding Shares. In addition, certain amendments to the Trust Agreement require advance notice to holders of the Shares before the effectiveness of such amendments, but no holder vote or approval is required for any amendment to the Trust Agreement.

Redemption of the Shares

The Shares may only be redeemed by or through an Authorized Participant and only in whole Baskets. See “Creation and Redemption of Shares” for details.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be deposited by the Trust Agency Service Provider with the DTC and registered in the name of Cede & Co., as nominee for the DTC. The global certificates will evidence all of the Shares outstanding at any time. Under the Trust Agreement, holders of the Shares are limited to (i) DTC Participants such as banks, brokers, dealers and trust companies, (ii) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (iii) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of the DTC. Holders who are not DTC Participants may transfer their Shares through the DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

Share Splits

If the Sponsor believes that the Share price in the secondary market for the Shares has risen or fallen outside a desirable trading price range, the Sponsor may direct the Trust Agency Service Provider to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

CUSTODY OF THE TRUST’S ETHER

All ether is recorded on the Blockchain, the decentralized transaction ledger of the Ethereum Network. The Blockchain is a record of every ether, every ether transaction (including the mining of new ether) and every Ethereum Network public address associated with a quantity of ether. In order to transfer or “spend” ether, one must control the private key that is mathematically associated with a given Ethereum Network public address. The private keys that control the Trust’s ether are secured by the Ether Custodian and stored completely offline in a highly secure cold storage system.

The Ether Custodian’s cold storage system is founded on the principles of (i) building defense-in-depth against external threats; (ii) protecting against human error; and (iii) guarding against misuse of insider access. The Ether Custodian’s cold storage mechanism involves generating private keys on an ‘air-gapped’ computer (a computer that has never been connected to the internet), then splitting these keys into segments using a special algorithm to ensure no one knows how the key was fragmented, and finally distributing these fragments geographically so no one entity can access the cold storage without several of the others contributing their fragment of the key. There are never sufficient key-holders at the custodian’s headquarters as to prevent physical intrusion.

The Ether Custodian will maintain approximately three times the average of the expected creation and redemption baskets in ether at all times in a “hot wallet” in order to provide fast access to withdrawal when needed. This hot wallet will contain public and/or private keys, or selection of such keys, that were generated. The average ether amount to be held in the hot wallet will initially be determined by the Sponsor and Authorized Participants and will be based on the models of other ETPs. The Sponsor may direct the Ether Custodian to transfer ether from the cold storage system to the hot wallet if additional ether is required for creation and redemption baskets. It is anticipated that less than five percent (5%) of the Trust’s ether will be held in the hot wallet. The Ether Custodian maintains insurance against theft and electronic compromise in an amount that exceeds the average value of ether and bitcoin that it holds online at any one time.

The Ether Custodian will maintain the Trust’s remaining ether in its cold storage system and will hold the Trust’s ether in the Trust’s Ether Custody Account.

The Ether Custodian is the custodian of the Trust’s ether in accordance with the terms and provisions of the Trust Ether Custody Agreement. The Ether Custodian segregates the Trust’s ether which are held in unique Ethereum Network public addresses with balances that can be directly verified on the Blockchain.

The Cash Custodian is the custodian of the Trust’s cash in accordance with the terms and provisions of the Trust Cash Custody Agreement.

Acting on standing instructions specified in the Custody Agreements, each Custodian will accept, on behalf of the Trust, cash or the delivery of ether from Authorized Participants into the Trust Custody Accounts in the creation of a Basket. In order for an Authorized Participant to redeem a Basket and receive cash or a distribution of ether from the Trust, the Custodians, upon receiving instructions from the Administrator, will sign transactions necessary to transfer ether out of the Trust Ether Custody Account for sale or to distribute the ether to the Ethereum Network public address specified by the Authorized Participant. See “Creation and Redemption of Shares.”

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The Sponsor must engage an independent audit firm to periodically audit the Ether Custodian’s storage of private keys and its internal controls (“Internal Controls Audit”), and report to the Sponsor at least annually on such matters. Additionally, the Sponsor must engage an independent audit firm to biannually verify that the Ether Custodian can demonstrate “proof of control” of the private keys that control the Trust’s ether (“Proof of Control Audit”). One Proof of Control Audit will be conducted at the end of each calendar year and the other at random.

CREATION AND REDEMPTION OF SHARES

The Trust will issue and redeem Shares from time to time, in accordance with the relevant provisions of the Trust Documents. The following is a description of the material terms of the Trust Documents as they relate to the creation and redemption of the Trust’s Shares.

The Trust is expected to issue or redeem Shares from time to time only in one or more whole Baskets. The Trust will issue and redeem the Shares in Baskets only to certain Authorized Participants on an ongoing basis as described in the “Plan of Distribution” section below. The creation and redemption of Baskets will principally be made in exchange for the delivery to the Trust or the distribution by the Trust of the amount of cash, or at the discretion of the Sponor, ether represented by the net asset value of the Baskets being created or redeemed, the amount of which will be based on the combined ether represented by the number of Shares included in the Baskets being created or redeemed determined on the day the order to create or redeem Baskets is properly received. On each Business Day, the value of each Basket accepted by the Administrator in a creation or redemption transaction will be the same (i.e., each Basket will consist of 10,000 Shares and the value of the Basket will be equal to the value of 10,000 Shares at their net asset value per Share on that day). The Trust will not issue or redeem fractions of a Basket. Only Authorized Participants will be able to place orders to create or redeem Baskets. Authorized Participants must be (i) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions, and (ii) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Administrator and the Sponsor on behalf of the Trust, subject to acceptance by the Trust Agency Service Provider. Authorized Participant Agreements provide the procedures for the creation and redemption of Baskets and for the delivery of the cash (and, potentially, ether in-kind) required for such creations and redemptions. An Authorized Participant Agreement and the related procedures attached thereto may be amended by Administrator and the Sponsor without the consent of any Shareholder or Authorized Participant. A Transaction Fee may be imposed to offset the transfer and other transaction costs associated with creation or redemption. Authorized Participants will not receive a fee, or any other form of compensation or inducement from either the Sponsor or the Trust, and no Authorized Participant has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of the Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act, as described in the “Plan of Distribution.”

To facilitate creation or redemption transactions, an Authorized Participant may, but is not required to, establish a custody account with each Custodian.

A copy of the Authorized Participant Agreement may be obtained by potential Authorized Participants from the Sponsor.

Authorized Participants or their affiliated market makers are expected to have the facility to participate directly on one or more Ether Exchanges. In addition, each Authorized Participant will be registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and regulated by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or will be exempt from being or otherwise will not be required to be so regulated or registered, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants will be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. As of the date of this Prospectus, [●] have each signed an Authorized Participant Agreement with the Trust and, upon the effectiveness of such agreement, may create and redeem Baskets as described above. Persons interested in placing orders to create or redeem Baskets should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

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Under the Authorized Participant Agreements, the Sponsor has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement, the Trust Servicing Agreement and the form of Authorized Participant Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when NYSE Arca is closed for regular trading. Purchase orders must be placed by 1:00 p.m., E.T. The day on which the Transfer Agent receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Basket is determined by calculating the NAV of 10,000 Shares of the Trust as of the closing time of NYSE Arca on the purchase order date. Baskets are issued as of 9:30 a.m., E.T., on the business day immediately following the purchase order date at the applicable NAV as of the closing time of NYSE Arca on the purchase order date, but only if the required payment has been timely received.

Orders to purchase Baskets must be placed no later than 1:00 p.m. E.T., but the total payment required to create a Basket will not be determined until 4:00 p.m., E.T., on the date the purchase order is received. Authorized Participants therefore will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. Valid orders to purchase Baskets received after 1:00 p.m. E.T. are considered received on the following day. The NAV of the Trust and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

The payment required to create a Basket typically will be made in cash, but it may also be made partially or wholly in-kind at the discretion of the Sponsor if the Authorized Participant requests to convey ether directly to the Trust. To the extent the Authorized Participant places an in-kind order to create, the Authorized Participant must deliver ether directly to the Ether Custodian (i.e. to the Trust Ether Custody Account) and an amount of cash (or ether) referred to as the “Balancing Amount,” computed as described below, each no later than 1:00 p.m. E.T. on the date the purchase order is received. The amount of ether delivered by the Authorized Participant must be in an amount equal to the number of ether necessary to create a Basket as of 4:00 p.m. E.T. on the date the purchase order is received. Upon delivery of the ether to the Ether Custodian and the Balancing Amount to the Cash Custodian (or the ether component of the Balancing Amount, if applicable, to the Ether Custodian), the Administrator will cause the Trust to issue a Basket to the Authorized Participant. Expenses relating to purchasing ether in assembling an in- kind creation Basket, such as ether exchange-related fees and/or transaction fees, will be borne by Authorized Participants. With respect to creations in cash, Authorized Participants will be charged a variable transaction fee to cover expenses as set forth above.

The Balancing Amount is an amount equal to the difference between the NAV of the Shares (per Basket) and the “Deposit Amount,” which is an amount equal to the market value of ether (per Basket) which, for this purpose, is calculated in the same manner as the Trust values its ether. The Balancing Amount serves to compensate for any difference between the NAV per Basket and the Deposit Amount. Payment of any tax or other fees and expenses payable upon transfer of ether shall be the sole responsibility of the Authorized Participant purchasing a Basket.

Rejection of Creation Orders

The Sponsor acting by itself or through the Administrator may reject a creation order if: (i) it is not in proper form; (ii) it is determined by the Sponsor not to be in the best interest of the Shareholders; (iii) the acceptance or receipt of the creation order would have adverse tax consequences to the Trust or the Shareholders; (iv) the acceptance or receipt of the creation order would, in the opinion of counsel to the Sponsor, be unlawful; (v) if circumstances outside the control of the Sponsor or its designee make it, for all practical purposes, not feasible, as determined by the Sponsor in its sole discretion, to process creations of Baskets; or (vi) for any other reason set forth in the Authorized Purchaser Agreement entered into with that Authorized Purchaser. None of the Sponsor, the Trustee, the Administrator, the Transfer Agent or the Custodian will be liable for the rejection of any creation order.

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Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed no later than 1:00 p.m. E.T. on each business day the NYSE Arca is open for regular trading. The day on which the Transfer Agent receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow only Authorized Participants to redeem Baskets. A shareholder may not redeem Baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Trust not later than 1:00 p.m., E.T., on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non-refundable transaction fee due for the redemption order.

Determination of Redemption Proceeds

The redemption proceeds from the Trust consist of the “cash redemption amount” and, if making an in kind redemption, ether. The cash redemption amount is equal to the NAV of the number of Baskets of the Trust requested in the Authorized Participant’s redemption order as of the closing time of NYSE Arca on the redemption order date. The Cash Custodian will distribute the cash redemption amount at 4:00 p.m., E.T., on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system. At the discretion of the Sponsor and if the Authorized Participant requests to receive ether directly, some or all of the redemption proceeds may be distributed to the Authorized Participant in kind. Redemption distributions will be subject to the deduction of any applicable tax or other governmental charges that may be due.

Delivery of Redemption Proceeds

The redemption proceeds due from the Trust are delivered to the Authorized Participant at 4:00 p.m., E.T., on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Trust’s DTC account has been credited with the Baskets to be redeemed. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Trust’s DTC account by 4:00 p.m., E.T., on such next business day. Any further outstanding amount of the redemption order shall be cancelled.

To the extent the Authorized Participant places an in-kind order to redeem a Basket, the Ether Custodian will deliver, on the business day immediately following the day the redemption order is received, ether to the Authorized Participant in an amount equal to the number of ether necessary to redeem a Basket as of 4:00 p.m. E.T. Expenses relating to transferring ether to an Authorized Participant in a redemption Basket will be borne by Authorized Participants via the redemption transaction fee. With respect to redemptions in cash, Authorized Participants will be charged a variable transaction fee to cover expenses as set forth above.

Suspension or Rejection of Redemption Orders

The Sponsor acting by itself or through the Administrator may, in its discretion, suspend the right of redemption or postpone the redemption settlement date (1) for any period during which the NYSE Arca is closed other than customary weekend or holiday closings, or trading on the NYSE Arca is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of ether is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of shareholders. None of the Sponsor, the Trustee, the Administrator, the Transfer Agent or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor acting by itself or through the Administrator will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

An Authorized Participant submitting a redemption request is deemed to represent to the Trust that it (or its client) (i) owns outright or has full legal authority and legal beneficial right to tender for redemption the requisite number of Shares to be redeemed and can receive the entire proceeds of the redemption, and (ii) the Shares to be redeemed have not been loaned or pledged to another party nor are they the subject of a repurchase agreement, securities lending agreement or such other arrangement that would preclude the delivery of such Shares to the Trust. The Trust reserves the right to verify these representations at its discretion, but will typically require verification with respect to a redemption request if the Trust is experiencing higher levels of redemption activity and/or short interest. If the Authorized Participant, upon receipt of a verification request, does not provide sufficient verification of its representations as determined by the Trust, the redemption request will not be considered to have been received in proper form and may be rejected by the Trust.

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Suspension or Rejection of Redemption Basket Orders

The Administrator may, in its discretion, and will, when directed by the Sponsor, suspend the right to place Redemption Basket orders, or postpone the Redemption Basket order settlement date, (i) for any period during which NYSE Arca is closed other than customary weekend or holiday closings, or trading on NYSE Arca is suspended or restricted or (ii) for any period during which an emergency exists as a result of which the distribution or evaluation of ether is not reasonably practicable or presents, in the judgment of Administrator, the Custodians, the Sponsor, or their agents, a security risk to the Ether Custodian. The inability of the Custodians to operate because of a failure of hardware, software or personnel or an inability to access the Ethereum Network (e.g., because of power failure or acts of God) are examples of such emergencies. None of the Administrator, the Custodians, the Sponsor, or their agents will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Administrator will reject a Redemption Basket order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the Redemption Basket order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To defray the costs incurred by the Trust Agency Service Provider for services in processing the creation and redemption of Baskets and transferring ether, including the payment of any transaction fees to miners, an Authorized Participant may be required to pay to the Trust Agency Service Provider a Transaction Fee. The Trust Agency Service Provider shall promptly notify the DTC of any agreement to include or change the Transaction Fee and will not implement any increase in the Transaction Fee for the redemption of Baskets until thirty (30) days after the date of the notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and Authorized Participants agree to indemnify the Sponsor, the Administrator and the Trust if any of them are required by law to pay any such tax, together with any applicable penalties, additions to tax or interest thereon.

VALUATION OF ETHER AND DEFINITION OF NAV

The Administrator will calculate the NAV of the Trust in accordance with the relevant provisions of the Trust Documents. The following is a description of the material terms of the Trust Documents as they relate to the determination of the Trust’s NAV.

On each Business Day, the Administrator will calculate the NAV of the Trust as measured at 4:00 p.m. Eastern time (the “Evaluation Time”) using the GDAX Price on each Business Day. The NAV of the Trust is the asset value of the Trust less its liabilities (which include accrued but unpaid fees and expenses) divided by the number of outstanding Shares as of 4:00 p.m. Eastern time each Business Day.

In the event that the GDAX Price is unavailable or the Sponsor determines that the GDAX Price is not an appropriate basis for evaluation of the Trust’s ether, the Sponsor will instruct the Administrator to use as an alternative basis for calculating the Trust’s NAV either (i) the price of ether in U.S. dollars as reported by Kraken Bitcoin Exchange as measured at the Evaluation Time on each Business Day, (ii) if the Sponsor determines that the Kraken Bitcoin Exchange price is not an appropriate basis for evaluation of the Trust’s ether, the price of ether in U.S. dollars as reported by the Gemini Exchange as measured at the Evaluation Time on each Business Day, or (iii) if the Sponsor determines that the Kracken Bitcoin Exchange price and the Gemini Exchange price are not appropriate bases for evaluation of the Trust’s ether, the Sponsor’s good faith estimate of the market price of ether. Any determination that the GDAX Price or the price on the other exchanges mentioned above is not an appropriate basis for calculating the Trust’s NAV would be based upon extraordinary criteria, such as a disruption in the operation of the exchange, material reporting or calculation inaccuracies by the exchange, or a material decrease in trading volume not experienced by other exchanges.

Determining the fair market value of ether involves the consideration of a number of subjective factors and thus the prices for ether may differ from the GDAX Price. The Sponsor may consider the market price for ether on other Ether Exchanges, or in other forums for which ether prices are published publicly. Neither the Administrator nor the Sponsor shall be liable to any person for the determination that the GDAX Price or an alternative basis for a fair market value of ether is not appropriate as a basis for calculation of the Trust’s NAV provided that such determination is made in good faith.

The Sponsor will publish the Trust’s NAV on the Trust’s website as soon as practicable after their calculation by the Administrator. To the extent that the NAV has been calculated using a price per ether other than the GDAX Price for such Business Day, the publication on the Trust’s website will note the valuation methodology and the price per ether resulting from such calculation.

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The Administrator’s estimation of accrued but unpaid fees, expenses and liabilities will be conclusive upon all persons interested in the Trust and no revision or correction in any computation made under the Trust Servicing Agreement will be required by reason of any difference in amounts estimated from those actually paid.

The Sponsor and Shareholders may rely on any valuation furnished by the Administrator, and the Sponsor will have no responsibility for the accuracy of the valuation. The calculations the Administrator makes will be made in good faith and the Administrator will not be liable for any errors contained in information reasonably available to it. The Administrator will not be liable to the Sponsor, DTC, Authorized Participants, Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Administrator against any liability resulting from gross negligence, willful misconduct or bad faith in the performance of its duties.

EXPENSES; SALES OF ETHER

Expenses to be paid by the Sponsor

Under the terms of the Agreement, the Sponsor has agreed to assume the following administrative and marketing expenses incurred by the Trust: (i) the Trustee’s monthly fee and expenses (including indemnification amounts) reimbursable under the Trust Agreement, (ii) the Administrator’s monthly fee and expenses reimbursable under the Trust Servicing Agreement, (iii) the Trust Agency Service Provider’s monthly fee and expenses under the Trust Agency Service Provider Agreement and (iv) the Custodians’ monthly fees and expenses reimbursable under the Custody Agreements. In addition, the Sponsor has agreed to pay (i) exchange listing fees, (ii) SEC registration fees, (iii) printing and mailing costs, (iv) costs of maintaining the Trust’s website, (v) audit fees, (vi) up to $[●] per annum in marketing expenses and (vii) up to $[●] per annum in legal expenses. In addition, the Sponsor will also pay the costs of the Trust’s organization and the initial issuance and sale of the Shares, including the applicable SEC registration fees.

Extraordinary and Other Expenses

If at any time, other expenses are incurred outside the daily business of the Trust and the Sponsor’s Fee (e.g., expenses relating to litigation), the Administrator will at the discretion of the Sponsor or in its own discretion instruct the Ether Custodian to transfer to the Trust Expense Account the Trust’s ether for later sale as necessary to pay such expenses.

The Trust shall not bear any expenses incurred in connection with the issuance, sale and distribution of the securities being registered. These expenses shall be paid by the Sponsor.

Sales of Ether

The Administrator will, when directed by the Sponsor or in its own discretion, instruct the Ether Custodian to sell, or otherwise cause the sale of that number of ether as may be necessary to pay the Trust’s expenses not otherwise assumed by the Sponsor pursuant to the following procedures. The Administrator will instruct the Ether Custodian to transer ether from the Trust Ether Custody Account to the Trust Expense Account. Any transfer to the Trust Ether Custody Account shall be held in order to pay such extraordinary expenses. If the Administrator causes the sale of ether in the Trust Expense Account, any cash received by the Administrator pending payment of the Trust’s expenses will not bear any interest. The Administrator will use the cash proceeds of any sales to pay the outstanding extraordinary expenses of the Trust. To the extent the Administrator ceases the transfers to the Trust Expense Account of ether in excess of the amount needed to pay the Trust’s extraordinary expenses, the Administrator will promptly return such remaining ether by transfer to the Trust Ether Custody Account.

The Administrator will cause ether to be sold through dealers or by the Custodians or Administrator directly on an Ether Exchange, as directed by the Sponsor or, in the absence of such direction, with dealers or on Ether Exchanges through which the Administrator may reasonably expect to obtain a favorable price and good execution of orders. Such sales may be made by any combination of trades in ETH/BTC, BTC/USD, or ETH/USD resulting in cash proceeds. The Administrator may consider the market price (relative to the value of ether as represented by the GDAX Price) expected to be obtained by such dealer or through such Ether Exchange and the ability of the dealer or Ether Exchange to conduct the sale of ether with a minimal impact on the market price of ether. The Administrator may offset the importance of one factor against the remaining factors. The Ether Custodian may be the purchaser of such ether only if the sale transaction is made at the next GDAX Price or such other publicly available price that the Sponsor deems fair and reasonable with respect to the Trust, in each case as set following the sale order. Neither the Administrator nor the Sponsor is liable for depreciation or loss incurred by reason of any sale. See “United States Federal Income Tax Consequences—Taxation of U.S. Shareholders” for information on the tax treatment of ether sales.

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The Administrator will also cause the Ether Custodian to transfer ether from the Trust Ether Custody Account into the Trust Expense Account and sell the Trust’s ether if the Sponsor notifies the Administrator that sale is required by applicable law or regulation. In addition, the Administrator will, if directed by the Sponsor, sell the ether in the Trust Ether Custody Account in connection with the termination and liquidation of the Trust. The Administrator will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of ether directed by the Sponsor.

THE TRUST MAY TRANSACT IN ETHER ON A LIMITED NUMBER OF EXCHANGES, WHICH MAY RESULT IN LESS FAVORABLE PRICES AND DECREASED LIQUIDITY FOR THE TRUST AND THEREFORE COULD HAVE AN ADVERSE EFFECT ON THE TRUST AND SHAREHOLDERS.

BOOK-ENTRY-ONLY SHARES

The Securities Depository; Book-Entry-Only System; Global Security

In accordance with the relevant provisions of the Trust Documents, the Trust’s Shares will be issued in book-entry-only form, so that individual certificates will not be issued for the Shares but rather one or more global certificates will evidence all of the Shares outstanding at any time.

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC is expected to agree with and represent to the DTC Participants that it will administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, one or more global certificates will be signed by the Trust Agency Service Provider on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust Agency Service Provider on behalf of DTC. The global certificates will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global certificates are made and intended for the purpose of binding only the Trust and not the Trust Agency Service Provider or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of the Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trust Agency Service Provider and the Authorized Participants will designate the accounts to be credited and charged in the case of creation or redemption of the Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

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Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers of the Shares will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trust Agency Service Provider and the Sponsor. Under such circumstances, the Sponsor will find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Sponsor will act to terminate the Trust.

The rights of Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

BOOKS AND RECORDS; STATEMENTS, FILINGS AND REPORTS

Books and Records

The Trust Agency Service Provider will keep proper books of record and account of the Trust at its office located at 2 Hanson Place, Brooklyn, New York 11217, or such office as it may subsequently designate. These books and records are open to inspection at all reasonable times during the usual business hours of the Trust Agency Service Provider by any person who establishes to the Trust Agency Service Provider’s satisfaction that such person is a Shareholder.

The Trust Agency Service Provider also will keep a copy of the Trust Agreement and the Trust Agency Service Provider Agreement, on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any Shareholder.

Statements, Filings and Reports

After the end of each fiscal year, the Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Sponsor determines shall be included. The annual report shall be filed with the SEC and NYSE Arca and shall be distributed to such persons and in such manner, as shall be required by applicable laws, rules and regulations.

The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the United States or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Trust Agency Service Provider will assist and support the Sponsor in the preparation of such reports.

The accounts of the Trust will be audited, as required by law and as may be directed by the Sponsor, by independent registered public accountants designated from time to time by the Sponsor. The accountants report will be furnished by the Trust Agency Service Provider to Shareholders upon request.

The Trust Agency Service Provider will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Trust will initially be the period ending December 31 of each year. The Sponsor may select an alternate fiscal year.

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DESCRIPTION OF THE TRUST DOCUMENTS

The Trust operates in accordance with the DSTA and under the terms of the Trust Agreement, as well as pursuant to the terms of the Trust Servicing Agreement, the Trust Agency Services Provider Agreement and the Custody Agreements, as each is mentioned above.

Description of the Trust Agreement

The following is a description of the material terms of the Trust Agreement. The Trust Agreement establishes the roles of the Sponsor and the Trustee and sets forth the rights and duties of each party.

The Sponsor

This section summarizes some of the important provisions of the Trust Agreement which apply to the Sponsor. For a general description of the Sponsor’s role concerning the Trust, see “The Sponsor—The Sponsor’s Role.”

Liability of the Sponsor and indemnification

The Sponsor will not be liable to the Trust or any Shareholder for any action taken, or for refraining from taking any action in good faith, or for errors in judgment or for depreciation or loss incurred by reason of the sale of ether or other assets of the Trust if it determines that such conduct is in the best interest of the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own gross negligence, willful misconduct or bad faith in the performance of its duties.

The Sponsor and its affiliates and their members, managers, directors, officers, employees, agents and controlling persons are entitled to be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained in connection with their activities for the Trust, provided that they were acting on behalf of or performing services for the Trust and determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of gross negligence or willful misconduct on their part. However, such persons shall not be entitled to be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

The Sponsor may rely on all information provided by the Administrator for securities filings, including a free writing prospectus or marketing materials. If such information is incorrect or omits material information and is the foundation for a claim against the Sponsor, the Sponsor may be entitled to indemnification from the Trust.

Successor sponsors

If the Sponsor is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Administrator may terminate and liquidate the Trust and distribute its remaining assets. Neither the Administrator nor the Trustee has any obligation to appoint a successor sponsor or to assume the duties of the Sponsor, and neither will have any liability to any person because the Trust is or is not terminated as described in the preceding sentence.

Withdrawal of Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust upon ninety (90) days’ prior notice to all Shareholders and the Trustee. If the Sponsor withdraws and a successor Sponsor is selected, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal. In connection with any withdrawal of the Sponsor, the Sponsor shall not cease to be a Sponsor of the Trust until a substitute Sponsor, which shall carry on the business of the Trust, has been admitted to the Trust or until the Trust has been terminated.

The Trustee

This section summarizes some of the important provisions of the Trust Agreement which apply to the Trustee. For a general description of the Trustee’s role concerning the Trust, see “The Trustee—The Trustee’s Role.”

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Qualifications of the Trustee

The Trustee and any successor trustee must be a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states, and authorized under such laws to exercise corporate trust powers. The Trustee and any successor trustee must have, at all times, an aggregate capital, surplus, and undivided profits of at least $[●].

General duty of care of Trustee

The Trustee is a fiduciary under the Trust Agreement; provided, however, that the fiduciary duties, responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement. For limitations on the fiduciary duties of the Trustee, see the limitations on liability set forth below in “The Trustee—The Trustee’s Role.”

Limitation on Trustee’s liability

Under the Trust Agreement, the Sponsor has exclusive control of the management of all aspects of the business of the Trust and the Trustee has only nominal duties and liabilities to the Trust, as described in the remainder of this paragraph. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one (1) trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware; (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under the DSTA; and (iii) any other duties allocated to the Trustee under the Trust Agreement. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or Shareholders, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Administrator, Trust Agency Service Provider, Custodians or any other entity or person.

Neither the Trustee, either in its capacity as trustee on in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

The Trustee will not be liable for the disposition of ether or moneys which is made in accordance with the Trust Agreement or otherwise, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Trust Agreement in the absence of gross negligence, willful misconduct or bad faith on its part. In no event will the Trustee be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (i) from the Sponsor, the Administrator, the Trust Agency Service Provider or the Custodians or any entity acting on behalf of which the Trustee believes is given as authorized by the Trust Agreement, the Trust Servicing Agreement, the Trust Agency Service Provider Agreement or the Custody Agreements, respectively, or (ii) from or on behalf of any Authorized Participant which the Trustee believes is given pursuant to, or is authorized by, an Authorized Participant Agreement. In no event will the Trustee be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Trustee will not be liable for any delay in performance or for the non-performance of any of its obligations under the Trust Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Trustee will not be liable for any consequential, punitive or similar damages under any circumstances.

Trustee’s liability for agents

The Trustee will not be answerable for the default of the Administrator, the Trust Agency Service Provider or the Custodians (or any entity acting on behalf of such Custodian or any successor custodian of the Trust) engaged at the direction of the Sponsor. The Trustee may employ agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any of them if they were selected with reasonable care. The fees and expenses charged by any successor custodians to the Trust, agents, attorneys, accountants, auditors or other professionals, and expenses reimbursable to any successor custodian under a custody agreement authorized by the Trust Agreement, exclusive of fees for services to be performed by the Trustee, will be expenses of the Sponsor or the Trust.

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Taxes

The Trustee will not be personally liable for any taxes or other governmental charges imposed upon ether, moneys or other Trust assets in its custody, upon the income therefrom or the gains or proceeds from the sale thereof, or upon it as Trustee in respect of the Trust or the Shares, which taxes or charges it may be required to pay under any present or future law of the United States or of any other taxing authority having jurisdiction. The Trustee will be reimbursed and indemnified out of the Trust’s assets for all such taxes and charges and for any expenses, including counsel’s fees, which the Trustee may sustain or incur as a result of such taxes or charges, and the payment of such amounts shall be secured by a lien on the Trust.

Indemnification of the Trustee

The Trustee, its officers, directors, employees and agents shall be indemnified, defended and held harmless by the Trust from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever to the extent that they arise out of or are imposed upon or asserted at any time against them with respect to the performance of the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify any such person for such amounts which are a result of their willful misconduct, bad faith or gross negligence. If the Trust has insufficient assets or improperly refuses to pay an indemnified person within 60 days of a request for payment, the Sponsor shall, as secondary obligor, is required to compensate or reimburse the Trustee or indemnify, defend and hold harmless the indemnified person. Such indemnity shall include payment from the Trust or the Sponsor of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Trustee. To the fullest extent permitted by law and by the requirement for treatment of the Trust as a grantor trust for tax purposes, an indemnified person shall be entitled to expenses incurred in defending itself prior to the final disposition of any matter upon receipt by Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Agreement.

Protection for amounts due to Trustee

Any amounts paid to the Trustee for compensation, expenses, or indemnification will not be part of the Trust immediately after such payment. Any amounts owing to the Trustee under the Trust Agreement shall constitute a claim against the Trust.

Holding of Trust property other than ether

The Trust will hold and record the ownership of the Trust’s assets pursuant to the Trust Servicing Agreement and Custody Agreements in a manner so that it will be owned for the benefit of the holders of the Shares for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement. Other than issuance and sale of the Shares, the Trust shall not issue or sell any certificates or other obligations or, except as provided in the Trust Agreement, otherwise incur, assume or guarantee any indebtedness for money borrowed or lend any assets owned by the Trust.

All moneys, if any, held by the Administrator under the Trust Servicing Agreement or by the Trustee under the Trust Agreement shall be held by it, without interest thereon or investment thereof, as a deposit for the account of the Trust. Such monies held hereunder shall be deemed segregated by maintaining such monies in an account or accounts for the exclusive benefit of the Trust. The Trustee may also employ custodians for Trust assets other than ether, if any, including agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any such custodians, agents, attorneys, accountants, auditors and other professionals if such custodians, agents, attorneys, accountants, auditors or other professionals shall have been selected with reasonable care. Any Trust assets other than ether or cash, if any, will be held by the Administrator either directly or through the Federal Reserve/Treasury Book Entry System for United States and federal agency securities (“Book Entry System”), DTC, or through any other clearing agency or similar system (“Clearing Trust Agency”), if available. The Trustee will have no responsibility or liability for the actions or omissions of the Book Entry System, DTC or any Clearing Trust Agency. The Trustee shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes, or similar matters relating to securities held at DTC.

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Resignation, discharge or removal of Trustee; successor trustees

The Trustee may at any time resign as Trustee by one hundred eighty (180) days’ written notice of its election so to do, delivered to the Sponsor.

The Sponsor may remove the Trustee in its discretion by written notice delivered to the Trustee.

If the Trustee resigns or is removed, the Sponsor shall use reasonable efforts to appoint a successor trustee.

If the Trustee resigns and no successor trustee is appointed within one hundred eighty (180) days after the date the Trustee issues its notice of resignation, the Trust will terminate and its assets will be liquidated and distributed.

Amendments to the Trust Agreement

The Sponsor may amend any provisions of the Trust Agreement without the consent of any holder of the Shares. Any amendment that imposes or increases any fees or charges (other than the Sponsor’s Fee, taxes and other governmental charges, registration fees or other such expenses), or that otherwise prejudices any substantial existing right of holders of the Shares will not become effective as to outstanding Shares until thirty (30) days after notice of such amendment is given to the holders. The Sponsor’s Fee may be increased or decreased upon three business days notice published on the website of the Trust. Every holder of Shares, at the time any amendment becomes so effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event shall any amendment impair the right of an Authorized Participant to surrender Baskets and receive redemption proceeds, except in order to comply with mandatory provisions of applicable law.

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Termination of the Trust

The Administrator will set a date on which the Trust shall terminate and mail notice of the termination to the holders of the Shares at least thirty (30) days prior to the date set for termination if any of the following occurs:

●	the Trust is notified that the Shares are delisted from NYSE Arca and are not approved for listing on another national securities exchange within five (5) business days of their delisting;

●	Shareholders acting in respect of at least seventy-five (75) percent of the outstanding Shares notify the Administrator that they elect to terminate the Trust;

●	one hundred eighty (180) days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign and a successor trustee has not been appointed and accepted its appointment;

●	the SEC determines that the Trust is an investment company under the Investment Company Act, and the Administrator receives notice from the Sponsor that, because of such determination, termination of the Trust is advisable;

●	the CFTC determines that the Trust is a commodity pool under the CEA, and the Administrator receives notice from the Sponsor that, because of such determination, termination of the Trust is advisable;

●	the Trust is determined to be a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be an money transmitter or equivalent designation under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Trust receives notice from the Sponsor that, because of such determination, termination of the Trust is advisable;

●	the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes, and the Administrator receives notice from the Sponsor that the Sponsor determines that, because of such tax treatment or change in tax treatment, termination of the Trust is advisable;

●	a United States regulator requires the Trust to shut down or forces the Trust to liquidate its assets;

●	the aggregate market capitalization of the Trust, based on the closing price of the Shares, was less than $[●] million (as adjusted for inflation by reference to the U.S. Consumer Price Index) at any time after the first anniversary of the Trust’s formation and the Administrator receives, within six (6) months after the last trading date on which the aggregate market capitalization of the Trust was less than $[●] million, notice from the Sponsor of its decision to terminate the Trust;

●	sixty (60) days have elapsed since DTC ceases to act as depository with respect to the Shares and the Sponsor has not identified another depository that is willing to act in such capacity;

●	the Administrator elects to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

●	the Sponsor determines that the aggregate net assets of the Trust in relation to the expenses make it unreasonable or imprudent to continue the business of the Trust.

In respect of termination events that rely on Sponsor determinations to terminate the Trust (i.e., if the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be an money service business under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may make any such determination in its sole discretion. The Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers, respectively. In the event that the Trust is determined to be an money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor shall not be liable to anyone for its determination of whether to continue or to terminate the Trust.

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On and after the date of termination of the Trust, Shareholders will be entitled to the distribution of the amount of Trust assets (paid in cash) represented by those Shares, upon (i) surrender of Shares then held, (ii) payment of any fee to the Trust Agency Service Provider in connection with the surrender of Shares and (iii) payment of any applicable taxes or other governmental charges. The Trust shall not accept any delivery of ether after the date of termination. If any Shares remain outstanding after the date of termination, the Trust Agency Service Provider thereafter shall (i) discontinue the registration of transfers of Shares and (ii) shall not give any further notices or perform any further acts under the Trust Agreement and the Trust Agency Service Provider Agreement. The Administrator will (or will cause to) continue to pay the Trust’s expenses and sell ether as necessary, as directed by the Sponsor, to meet those expenses and will (or will cause to) continue to distribute Trust assets (paid in cash), as well as the net proceeds from the sale of any other property, to holders in exchange for Shares surrendered (less any fees due to the Trust Agency Service Provider for the surrender of Shares, any expenses for the account of holders in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges).

At any time after the expiration of [●] days following the date of the Trust’s termination, the Administrator may sell the Trust assets then held under the Trust Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by the Administrator under the Trust Agreement, without liability for interest, for the pro rata benefit of Shareholders that have not theretofore surrendered their Shares. The Administrator will cause ether to be sold through dealers or by the Administrator directly on an Ether Exchange directed by the Sponsor or, in the absence of such direction, with dealers or on Ether Exchanges through which the Administrator may reasonably expect to obtain a favorable price and good execution of orders. The Administrator may consider the market price (relative to the value of ether as represented by the GDAX Price) expected to be obtained by such dealer or through such Ether Exchange and the ability of the dealer or Ether Exchange to conduct the sale of ether with a minimal impact on the market price of ether. The Administrator may offset the importance of one factor against the remaining factors. A Custodian may be the purchaser of such ether only if the sale transaction is made at the next GDAX Price or such other publicly available price that the Sponsor deems fair, in each case as set following the sale order. Neither the Administrator nor the Sponsor is liable for depreciation or loss incurred by reason of any sale. See “United States Federal Income Tax Consequences—Taxation of U.S. Holders” for information regarding the tax treatment of ether sales. After making such sale, the Administrator shall be discharged from all obligations under the Trust Servicing Agreement, except to account for such net proceeds and other cash (after deducting, in each case, any fees, expenses, taxes or other governmental charges payable by the Trust, any fee to the Administrator for the surrender of the Shares and any expenses for the account of holders in accordance with the terms and conditions of the Trust Agreement, and any applicable taxes or other governmental charges). Upon the termination of the Trust, the Sponsor shall be discharged from all obligations under the Trust Agreement except for certain obligations that survive termination of the Trust Agreement.

Governing law; consent to New York jurisdiction

The Trust Agreement and the rights of the Sponsor, Trustee, DTC (as registered owner of the Trust’s global certificates for the Shares) and Shareholders under the Trust Agreement are governed by the laws of the State of Delaware. The Trust Servicing Agreement, Trust Agency Service Provider Agreement, Custody Agreements and Authorized Participant Agreements are governed by the laws of the State of New York. The Sponsor, the Trustee and DTC and, by accepting the Shares, each DTC Participant and each Shareholder, consents to the jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City. Such consent is not required for any person to assert a claim of New York jurisdiction over the Sponsor or the Trustee.

DESCRIPTION OF THE TRUST SERVICING AGREEMENT

The Trust Agreement establishes the role of the Administrator to the Trust, and the Trust Servicing Agreement sets forth the rights and duties of the Administrator on behalf of the Trust. The following is a description of the material terms of the Trust Servicing Agreement. The Administrator, among other things, provides services necessary for the operation and administration of the Trust, including the creation and redemption of Baskets in exchange for the delivery and distribution, as applicable, of cash, or at the discretion of the Sponsor, ether, the NAV calculations and accounting and other administrative services. For a general description of the Administrator’s role concerning the Trust, see “The Administrator—The Administrator’s Role.”

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Qualifications of the Administrator

The Administrator and any successor administrator must be (i) a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states, and authorized under such laws to exercise corporate trust powers and (ii) a participant in DTC or such other securities depository as shall then be acting with respect to the Shares, unless, in each case counsel to the Sponsor, the appointment of which is acceptable to the Administrator, determines that such requirement is not necessary for the exemption under section 408(m)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), to apply to a banking institution as defined in the Code.

Term

The Trust Servicing Agreement will be in effect for an initial term of [●] years from the commencement of the Trust’s operation, the first date on which the Administrator is entitled to receive fees under the Trust Servicing Agreement. The Trust Servicing Agreement automatically renews for additional one (1) year periods thereafter, unless terminated by the Trust or the Administrator on at least ninety (90) days’ prior written notice.

Termination

The Sponsor may terminate the Trust Servicing Agreement without cause prior to the end of its initial term by giving at least one hundred eighty (180) days prior written notice. The Sponsor or the Administrator may terminate the Trust Servicing Agreement in whole or in part if the Custody Agreements are terminated. Either the Sponsor or the Administrator may terminate the Trust Servicing Agreement for cause for the reasons set forth in the Trust Servicing Agreement, such as either party’s bankruptcy or committing a material breach of the Trust Servicing Agreement. The Administrator also can terminate the Trust Servicing Agreement if the Sponsor is more than ninety (90) days delinquent in payments of monthly billings in connection with the Trust Servicing Agreement.

Expenses

The Sponsor will pay the Administrator for its services under the Trust Servicing Agreement, as well as the Administrator’s reimbursable expenses in connection with its services under the Trust Servicing Agreement.

Limitation on Administrator’s liability

The Administrator will not be liable for the disposition of ether or moneys, or in respect of any valuation or calculation which it makes under the Trust Servicing Agreement or otherwise, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Trust Servicing Agreement in the absence of gross negligence, willful misconduct or bad faith on its part. In no event will the Administrator be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (i) from the Sponsor or the Custodians or any entity acting on behalf of either which the Administrator believes is given as authorized by the Trust Agreement and under the Trust Servicing Agreement or the Custody Agreements, respectively; or (ii) from or on behalf of any Authorized Participant which the Administrator believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Administrator has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Administrator be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Administrator will not be liable for any delay in performance or for the non-performance of any of its obligations under the Trust Agreement and Trust Servicing Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Administrator will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

The Administrator will not be not be answerable for the default of the Trustee or the Custodians or any entity acting on behalf of such Custodian or any successor custodian of the Trust engaged at the direction of the Sponsor. The Administrator may employ agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any of them if they were selected with reasonable care. The fees and expenses charged by any successor custodians to the Trust, agents, attorneys, accountants, auditors or other professionals, and expenses reimbursable to any successor custodian under a custody agreement authorized by the Trust Agreement, exclusive of fees for services to be performed by the Administrator, will be expenses of the Sponsor or the Trust.

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Administrator’s liability for agents

The Administrator may delegate to a reputable agent any of its functions under the Trust Servicing Agreement, although it will remain responsible under the Trust Servicing Agreement for its service thereunder. To the extent reasonably practicable, the Administrator will consult with the Sponsor before delegating a material portion of such services.

Taxes

The Administrator will not be personally liable for any taxes or other governmental charges imposed upon the Trust’s assets, including ether held in the Trust Ether Custody Account, moneys or other Trust assets, or on the income therefrom or the gains or proceeds from the sale thereof, or upon it as Administrator in respect of the Trust or the Shares, which taxes or charges it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction. The Administrator will be reimbursed and indemnified out of the Trust’s assets for all such taxes and charges and for any expenses, including counsel’s fees, which the Administrator may sustain or incur with respect to such taxes or charges, and the payment of such amounts shall be secured by a lien on the Trust.

Indemnification of the Administrator

The Administrator, its directors, employees and agents shall be indemnified from the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and the Trust Servicing Agreement and under each other agreement entered into by the Administrator in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any Authorized Participant Agreement) or for any other loss incurred without gross negligence, willful misconduct or bad faith in connection with the performance of its obligations under or any actions taken in accordance with the provisions of the Trust Agreement and Trust Servicing Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Administrator. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust.

Protection for amounts due to Administrator

As security for all obligations of the Trust, including those owed to the Administrator under the Trust Agreement and Trust Servicing Agreement, the Administrator is granted a continuing security interest in, and a lien on, the Trust’s assets and all Trust distributions.

Resignation, discharge or removal of Administrator; successor administrators

The Administrator may at any time resign as Administrator by written notice of its election to do so, if such resignation is delivered to the Sponsor, and such resignation shall take effect upon the appointment of a successor Administrator and its acceptance of such appointment.

The Sponsor may remove the Administrator in its discretion by written notice delivered to the Administrator at least ninety (90) days prior to the date of removal.

The Sponsor may also immediately remove the Administrator at any time if the Administrator (i) ceases to be a Qualified Bank, (ii) is in material breach of its obligations under the Trust Agreement and Trust Servicing Agreement and fails to cure such breach within thirty (30) days after receipt of written notice from the Sponsor or holders acting on behalf of at least twenty-five (25)% of the outstanding Shares specifying such default and requiring the Administrator to cure such default, (iii) fails to consent to the implementation of an amendment to the Trust’s initial Internal Control Over Financial Reporting deemed necessary by the Sponsor and, after consultations with the Sponsor, the Sponsor and the Administrator fail to resolve their differences regarding such proposed amendment or (iv) fails to consent to the implementation of future regulatory requirements imposed on ether or the Trust by US or other governmental or quasi-governmental regulators. Under such circumstances, the Sponsor, acting on behalf of the holders of Shares, may remove the Administrator by written notice delivered to the Administrator and such removal shall take effect upon the appointment of a successor Administrator and its acceptance of such appointment.

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The Sponsor may also immediately remove the Administrator at any time if the Administrator merges into, consolidates with or is converted into another corporation or entity in a transaction in which the Administrator is not the surviving entity. The surviving entity from such a transaction shall be the successor of the Administrator without the execution or filing of any document or any further act; however, during the ninety (90)-day period following the effectiveness of such transaction, the Sponsor may, by written notice to the Administrator, remove the Administrator and designate a successor administrator.

If the Administrator resigns or is removed, the Sponsor, acting on behalf of the holders of Shares, shall use its reasonable efforts to appoint a successor administrator, which shall be a Qualified Bank. Every successor administrator shall execute and deliver to its predecessor and to the Sponsor, acting on behalf of Shareholders, an instrument in writing accepting its appointment hereunder, and thereupon such successor administrator, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under the Trust Agreement and Trust Servicing Agreement; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Sponsor, acting on behalf of the holders of Shares, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Trust’s assets to such successor, and shall deliver to such successor a list of the holders of all outstanding Shares. The Sponsor or any such successor administrator shall promptly mail notice of the appointment of such successor administrator to the holders of Shares.

If the Administrator resigns and no successor administrator is appointed within ninety (90) days after the date the Administrator issues its notice of resignation, the Sponsor will act to terminate and direct its liquidation and the distribution of its remaining assets.

Governing law; consent to New York jurisdiction

The Trust Servicing Agreement is governed by New York law. The Administrator and the Sponsor both consent to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts located in the borough of Manhattan in New York City. Such consent is not required for any person to assert a claim of New York jurisdiction over the Administrator or the Sponsor.

DESCRIPTION OF THE TRUST AGENCY SERVICE PROVIDER AGREEMENT

The Trust Agreement establishes the role of the Administrator to the Trust, and the Trust Agency Service Provider Agreement sets forth the rights and duties of the Administrator on behalf of the Trust acting in the capacity of the Trust Agency Service Provider (when acting in such capacity, the Administrator shall be referred to as the “Trust Agency Service Provider”). The following is a description of the material terms of the Trust Agency Service Provider Agreement.

The Trust Agency Service Provider provides transfer agent and related services with respect to the issuance and redemption of the Shares recording the issuance of the Shares and maintaining certain records therewith. The Trust Agency Service Provider coordinates with the Custodians to provide services with respect to the processing, clearance and settlement of creation and redemption orders for the Shares through the DTC.

Qualifications of the Trust Agency Service Provider

The Trust Agency Service Provider and any successor agency service provider must be (i) a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states, and authorized under such laws to exercise corporate trust powers, (ii) a participant in DTC or such other securities depository as shall then be acting with respect to the Shares and, unless, in each case, counsel to the Sponsor, the appointment of which is acceptable to the Trust Agency Service Provider, determines that such requirement is not necessary for the exemption under section 408(m)(3)(B) of the Code, to apply to a banking institution as defined in the Code.

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Term

The Trust Agency Service Provider Agreement will be in effect for an initial term of [●] years from the commencement of the Trust’s operation, the first date on which the Trust Agency Service Provider is entitled to receive fees under the Trust Agency Service Provider Agreement. The Trust Agency Service Provider Agreement automatically renews for additional one (1) year periods thereafter, unless terminated by the Trust or the Administrator on at least ninety (90) days’ prior written notice.

Termination

The Sponsor may terminate the Trust Agency Service Provider Agreement without cause prior to the end of its initial term by giving at least ninety (90) days prior written notice. The Sponsor or the Trust Agency Service Provider may terminate the Trust Agency Service Provider Agreement in whole or in part if the Trust Agency Service Provider Agreement is terminated. Either the Sponsor or the Administrator may terminate the Trust Agency Service Provider Agreement for cause for the reasons set forth in the Trust Agency Service Provider Agreement, such as either party’s bankruptcy or committing a material breach of the Trust Agency Service Provider Agreement. If either Custody Agreement is terminated, the Trust Agency Service Provider may terminate the Trust Agency Services Provider Agreement in whole or in part simultaneously with the transition of assets to a successor custodian, if any. The Trust Agency Service Provider also can terminate the Trust Agency Service Provider Agreement if the Sponsor is more than ninety (90) days delinquent in payments of monthly billings in connection with the Trust Agency Service Provider Agreement.

Expenses

The Sponsor will pay the Trust Agency Service Provider for its services under the Trust Agency Service Provider Agreement, as well as the Trust Agency Service Provider’s reimbursable expenses in connection with its services under the Trust Agency Service Provider Agreement.

Limitation on Trust Agency Service Provider’s liability

The Trust Agency Service Provider will not be liable for the disposition of ether or moneys, or in respect of any calculation which it makes under the Trust Agency Service Provider Agreement or otherwise, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Trust Agency Service Provider Agreement in the absence of gross negligence, willful misconduct or bad faith on its part. In no event will the Trust Agency Service Provider be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document (i) from the Sponsor, the Administrator or the Custodians or any entity acting on behalf of any of them which the Trust Agency Service Provider believes is given as authorized by the Trust Agreement, the Trust Servicing Agreement or the Custody Agreements, respectively; or (ii) from or on behalf of any Authorized Participant which the trust Agency Service Provider believes is given pursuant to or is authorized by an Authorized Participant Agreement (provided that the Trust Agency Service Provider has complied with the verification procedures specified in the Authorized Participant Agreement). In no event will the Trust Agency Service Provider be liable for acting or omitting to act in reliance upon the advice of or information from legal counsel, accountants or any other person believed by it in good faith to be competent to give such advice or information. In addition, the Trust Agency Service Provider will not be liable for any delay in performance or for the non-performance of any of its obligations under the Trust Agency Service Provider Agreement by reason of causes beyond its reasonable control, including acts of God, war or terrorism. The Trust Agency Service Provider will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust’s assets.

The Administrator will not be not be answerable for the default of the Trustee, the Administrator or the Custodians or any entity acting on behalf of such Custodian or any successor custodian of the Trust engaged at the direction of the Sponsor. The Trust Agency Service provider may employ agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any of them if they were selected with reasonable care. The fees and expenses charged by any successor custodians to the Trust, agents, attorneys, accountants, auditors or other professionals, and expenses reimbursable to any successor custodian under a custody agreement authorized by the Trust Agreement, exclusive of fees for services to be performed by the Trust Agency Service Provider, will be expenses of the Sponsor or the Trust.

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Trust Agency Service Provider’s liability for agents

The Trust Agency Service Provider may delegate to a reputable agent any of its functions under the Trust Agency Service Provider Agreement, although it will remain responsible under the Trust Agency Service Provider Agreement for its service thereunder. To the extent reasonably practicable, the Trust Agency Service Provider will consult with the Sponsor before delegating a material portion of such services.

Taxes

The Trust Agency Service Provider will not be personally liable for any taxes or other governmental charges imposed upon the Trust’s assets, including ether held in the Trust Ether Custody Account, moneys or other Trust assets, or on the income therefrom or the gains or proceeds from the sale thereof, or upon it as Trust Agency Service Provider in respect of the Trust or the Shares, which taxes or charges it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction. The Trust Agency Service Provider will be reimbursed and indemnified out of the Trust’s assets for all such taxes and charges and for any expenses, including counsel’s fees, which the Trust Agency Service Provider may sustain or incur with respect to such taxes or charges, and the payment of such amounts shall be secured by a lien on the Trust.

Indemnification of the Trust Agency Service Provider

The Trust Agency Service Provider, its directors, employees and agents shall be indemnified by the Trust and held harmless against any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Trust Agreement and the Trust Agency Service Provider Agreement and under each other agreement entered into by the Trust Agency Service Provider in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any Authorized Participant Agreement) or for any other loss incurred without gross negligence, willful misconduct or bad faith in connection with the performance of its obligations under or any actions taken in accordance with the provisions of the Trust Agreement and Trust Agency Service Provider Agreement or any such other agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Trust Agency Service Provider. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust.

Protection for amounts due to Trust Agency Service Provider

As security for all obligations of the Trust, including those owed to the Trust Agency Service Provider under the Trust Agency Service Provider Agreement, the Trust Agency Service Provider is granted a continuing security interest in, and a lien on, the Trust’s assets and all Trust distributions.

Governing law; consent to New York jurisdiction

The Trust Agency Service Provider Agreement is governed by New York law. The Trust Agency Service Provider and the Sponsor both consent to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts located in the borough of Manhattan in New York City. Such consent is not required for any person to assert a claim of New York jurisdiction over the Trust Agency Service Provider or the Sponsor.

DESCRIPTION OF THE CUSTODY AGREEMENTS

The Custody Agreements establish the role of each Custodian and each of the Trust Ether Custody Account and the Trust Cash Custody Account, which are maintained and operated by the Custodians on behalf of the Trust pursuant to the provisions of each of the Ether Custody Agreement and the Cash Custody Agreement. For a general description of the Custodians’ obligations, see “The Custodians.” The following is a description of the material terms of the Custody Agreements as they relate to the custody of the Trust’s ether.

Location and segregation of ether

Ether will be held in the Trust Ether Custody Account by the Ether Custodian through the control and use of the private keys needed to access the Trust’s account balances on the Ethereum Network. The Ether Custodian will use the public ether addresses created and maintained for the Trust Ether Custody Account solely to hold ether delivered into the Trust Ether Custody Account. The Ether Custodian will store the private keys associated with each public ether address. The Ether Custodian shall, in accordance with the security and safekeeping procedures of the Trust’s custodial arrangements, maintain backups of the private keys that control the Trust’s ether.

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The Ether Custodian will keep and store the Trust’s ether in the Trust Ether Custody Account, segregated from any other assets, including ether, which it owns or holds or controls for others, using its cold storage system. The Ether Custodian’s books and records are expected to account for the ether held in the Trust Ether Custody Account.

The Ether Custodian will arrange for its policies and procedures as well as “proof of control” to be audited periodically by an external auditor.

Transfers into the Trust Ether Custody Account

The Ether Custodian will transfer to and deposit into the Trust Ether Custody Account the ether it receives for delivery to the Trust Ether Custody Account pursuant to written instructions received from the Administrator. Unless otherwise agreed by the Custodian in writing, the only ether the Trust will accept for delivery into the Trust Ether Custody Account are ether that the Custodian has received from the Sponsor, an Authorized Participant or from another third party authorized by the Sponsor for delivery to the Trust Ether Custody Account pursuant to the Administrator’s instructions.

Transfers from the Trust Ether Custody Account

The Ether Custodian will transfer ether from the Trust Ether Custody Account only in accordance with the provisions of the Ether Custody Agreement, the Authorized Participant Agreements and the Administrator’s written instructions. The ether held by the Custodian on behalf of the Trust will only be transferred out of the Trust Ether Custody Account in the following circumstances: (i) for sale to fund redemptions, the payment of the Sponsor’s fee or other expenses of the Trust not assumed by the Sponsor; (ii) if the ether is to be distributed to an Authorized Participant in connection with a redemption of one or more Baskets; (iii) if the ether is to be transferred to the Sponsor’s Custody Account to pay the Sponsor’s Fee; or (iv) if the ether is to be transferred to the Trust Expense Account in connection with the payment of expenses not assumed by the Sponsor, or other transfers permitted under the Trust Agreement. Transfers made pursuant to clause (iv) are expected to include transfers made in connection with a sale of ether to pay expenses of the Trust not assumed by the Sponsor or with the liquidation of the Trust. On days in which there are both deposits into and withdrawals from the Trust Ether Custody Account, the Ether Custodian may make distributions with deposited ether, without first transferring such ether into the Trust Ether Custody Account.

Right to refuse transfers or amend transfer procedures

The Ether Custodian will refuse to accept instructions to transfer ether into and out of the Trust Ether Custody Account if, in the written opinion of the Administrator, such instructions are in improper form, or such transfer would be contrary to any applicable law, or a threat to the security of the Trust’s assets. The Ether Custodian may amend the procedures for transferring ether into or out of the Trust Ether Custody Account or impose such additional procedures in relation to the transfer of ether into or out of the Trust Ether Custody Account as the Ether Custodian may from time to time consider necessary due to a (i) change in rules of a banking or regulatory association governing the Ether Custodian’s operations or governing the storage of Digital Assets such as ether, or (ii) any improvement in security, storage or transfer protocols or systems relating to ether that the Custodians, Administrator or the Sponsor believes would enhance the Ether Custodian’s ability to secure the Trust’s ether. The Ether Custodian will notify the Sponsor within a commercially reasonable time before the Ether Custodian amends these procedures or imposes additional ones.

Reports

The Ether Custodian will maintain daily reports for each Business Day identifying the transfers of ether into and out of the Trust Ether Custody Account and containing sufficient information to account for the ether held in the Trust Ether Custody Account and provide such reports to the Administrator each Business Day. Each Custodian will also produce monthly statements of account for the Trust Custody Accounts as of the last Business Day of each month.

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The Ether Custodian’s records of all transfers of ether into and out of the Trust Ether Custody Account which are to occur on a Business Day, and all end of Business Day account balances in the Trust Ether Custody Account, are stated as of [●], Eastern time on such Business Day.

Exclusion of liability

Each Custodian will use reasonable care in the performance of its custodial duties under the Custody Agreements and the Authorized Participant Agreements and will only be responsible for any loss or damage suffered by the Trust as a direct result of any gross negligence, willful misconduct or bad faith in the performance of its duties. The Ether Custodian’s liability for custodial operations under the Trust Ether Custody Agreement and the Authorized Participant Agreements is further limited to the market value of the ether lost or damaged at the time such gross negligence, willful misconduct or bad faith is discovered by the Ether Custodian, provided that the Ether Custodian promptly notifies the Administrator and the Sponsor of its discovery.

Indemnity

Each Custodian will be indemnified (on an after-tax basis), solely out of the Trust’s assets and on demand, against all costs and expenses, damages, liabilities and losses which such Custodian may suffer or incur in connection with its custodial operations under the Trust Agreement, the Custody Agreements and the Authorized Participant Agreements, except to the extent that such sums are due directly to the Custodian’s gross negligence, willful misconduct or bad faith.

Force majeure

Each Custodian will not be liable for any delay in performance or any non-performance of any of its custodial obligations under the Custody Agreements by reason of any cause beyond its reasonable control, including acts of God, war or terrorism.

Termination

The Trust Ether Custody Agreement has an initial term of [●] years, and the Trust Cash Custody Agreement has an initial term of [●] years, each subject to certain termination provisions discussed in “Description of the Custody Agreements.” Each Custodian or the Sponsor may, upon ninety (90) business days’ prior notice, terminate the custodial relationship of the Custodian to the Trust for any reason, including if the Custodian ceases to offer the services contemplated by the custodial arrangements set forth in each Custody Agreement to its clients or proposes to withdraw from the Digital Asset storage business. The custody arrangements set forth in the Custody Agreements may also be terminated with immediate effect as follows: (i) by the Sponsor, if the Custodian ceased to offer the services contemplated by the custodial arrangements set forth in the Custody Agreements; (ii) by the Custodian or the Sponsor, if it becomes unlawful for the Custodian to have entered into the agreement or to provide or receive the services thereunder; (iii) by the Sponsor, if the Sponsor determines in its reasonable view that the Trust is insolvent or faces impending insolvency, or by the Sponsor, if the Sponsor determines in its sole view that the Custodian is insolvent or faces impending insolvency; or (iv) by the Custodian or the Sponsor, if either Custody Agreement ceases to be in full force and effect. Each Custodian also can terminate its Custody Agreement if the Sponsor is more than ninety (90) delinquent in payments of monthly billings in connection with such Custody Agreement.

Upon termination of the custodial arrangements between a Custodian and the Trust set forth in each Custody Agreement, the Sponsor shall enter into a trust custody account agreement with a custodian capable of performing the services originally performed by such Custodian. Such trust custody account agreement shall set forth substantially similar terms for the custody of the Trust’s ether with such new custodian.

If redelivery arrangements acceptable to the Sponsor for the ether held in the Trust Ether Custody Account by the Ether Custodian are not made, the Ether Custodian may continue to store the ether and continue to charge for its fees and expenses, and, after six (6) months from the termination date, the Ether Custodian may sell the ether and account to the Trust for the proceeds.

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In the event that the Sponsor determines that the maintenance of all or some of the Trust’s ether with a particular custodian is not in the best interests of Shareholders, the Sponsor will direct the Administrator to initiate action to remove such ether from the custody of such custodian or take such other action as the Administrator determines appropriate to safeguard the interests of Shareholders. The Administrator shall have no liability for any such action taken at the direction of the Sponsor or, in the absence of such direction, any action taken by it in good faith.

Governing law; consent to New York jurisdiction

The Custody Agreements are governed by New York law. Each Custodian and the Sponsor both consent to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts located in the borough of Manhattan in New York City. Such consent is not required for any person to assert a claim of New York jurisdiction over a Custodian or the Sponsor.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain material U.S. federal income tax consequences that generally apply to the purchase, ownership and disposition of the Shares by a U.S. Holder (as defined below), and certain U.S. federal income tax consequences that may apply to an investment in the Shares by a Non-U.S. Holder (as defined below). The discussion represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described below and assuming full compliance with the terms of the Trust Agreement and other documents governing the Trust, the opinion of Buchanan Ingersoll & Rooney PC, counsel to the Sponsor. An opinion of counsel is not binding on the IRS or on the courts, and there can be no assurance that the IRS will not take a different position concerning the matters discussed below or that any such position would not be sustained by a court of law. No rulings have been or will be sought from the IRS with respect to the matters discussed below.

The discussion below is based on the Code, Treasury Regulations promulgated under the Code, judicial decisions and published rulings and administrative pronouncements of the IRS, all as in effect on the date of this Prospectus. These authorities are subject to change either prospectively or retroactively, which may result in tax consequences different from those discussed below. The tax treatment of Shareholders may vary depending upon their own particular circumstances, and this discussion does not purport to address all of the tax consequences that may be relevant to Shareholders. For example, this discussion does not address tax consequences that may be relevant to certain investors subject to special rules under the Code, including broker-dealers, traders, banks and other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities, holders liable for alternative minimum tax, pension plans, holders that hold Shares in tax-deferred or tax-advantaged accounts, “controlled foreign corporations,” “passive foreign investment companies,” and holders whose functional currency is not the U.S. dollar. In addition, the following discussion applies only to investors who will hold Shares as “capital assets” within the meaning of Code section 1221 and not as part of a straddle, hedging transaction or a conversion or constructive sale or other integrated transaction. This discussion further assumes that ether contributed to the Trust was acquired for cash. Moreover, the discussion below does not address any tax consequences arising under any state, local or foreign tax law, any other U.S. federal tax laws, including estate and gift tax laws, or other transfer tax on an owner of Shares. Purchasers of Shares are urged to consult their own tax advisors with respect to all federal, state, local and foreign tax law or any estate, gift or other transfer tax considerations potentially applicable to their investment in the Shares.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Shares that is:

●	An individual who is a citizen or resident of the United States;

●	A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

●	An estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	A trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

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For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of Shares that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and that is not a U.S. Holder.

For U.S. federal income tax purposes, the treatment of any beneficial owner of an interest in an entity treated as a partnership for U.S. federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and other entities that are treated as partnerships for U.S. federal income tax purposes and beneficial owners of interests therein should consult their tax advisors about the U.S. federal income tax consequences of purchasing, owning and disposing of the Shares.

Taxation of the Trust

The Trust will be classified as a “grantor trust” for U.S. federal income tax purposes. As such, the Trust itself will not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses will “flow through” to holders of the Shares, and the Administrator will report the Trust’s income, gains, losses and deductions to the IRS on that basis. However, there is no direct authority governing the U.S. federal income tax classification of the Trust, and there can be no assurance that the IRS will not assert a contrary position or that a court would not sustain such assertion. The balance of this discussion assumes that the Trust will be treated as a “grantor trust” for U.S. federal income tax purposes.

Characterization of Ether

On March 25, 2014, the IRS released guidance on the treatment of convertible virtual currencies (such as ether) for U.S. federal income tax purposes. The guidance classifies ether as “property” that is not currency for U.S. federal income tax purposes and clarifies that ether can be held as capital assets. The guidance further states that general tax principles applicable to property transactions apply to transactions using ether. Therefore, a person that holds ether as capital assets and sells the ether or transfers ether in exchange for other property or services may recognize a capital gain or loss upon such sale or transfer.

The treatment of ether for U.S. federal income tax purposes remains unclear in several respects. Furthermore, legislation has previously been introduced and may be introduced in the future that would change the tax considerations of an investment in ether and in the Shares. Future legislation or guidance issued by the IRS regarding the tax treatment of ether for U.S. federal income tax purposes may result in tax consequences to Shareholders that are materially different than those described herein.

Taxation of U.S. Shareholders

Holders of the Shares generally will be treated, for U.S. federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held by the Trust. Holders also will be treated as if they directly received their respective pro rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro rata shares of the Trust’s expenses. In the case of a holder that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held by the Trust at the time it acquires its Shares will be equal to its cost of acquiring the Shares. In the case of a holder that acquires its Shares through the creation of a Basket, the delivery of ether to the Trust in exchange for Shares generally will not be a taxable event to the holder, and the Shareholder’s tax basis and holding period for the Shares generally will be the same as its tax basis and holding period for the ether delivered in exchange therefor. The balance of this discussion assumes that all of a holder’s Shares are acquired on the same date and at the same price per Share. Holders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their tax advisors.

When the Trust sells or transfers ether, for example to pay expenses, a holder of Shares generally will recognize gain or loss in an amount equal to the difference between (i) the holder’s pro rata share of the amount realized by the Trust upon the sale or transfer of the ether and (ii) the holder’s tax basis in its pro rata share of the ether that was sold or transferred. Based on the IRS guidance described above, such gain or loss will generally be long-term or short-term capital gain or loss, depending upon whether the holder is treated as having held the ether that were sold or transferred for more than one year. A holder’s tax basis for its share of any ether sold or transferred by the Trust generally will be determined by multiplying the holder’s total basis for its share of the Trust’s ether immediately prior to the sale or transfer by a fraction, the numerator of which is the number of ether sold or transferred, and the denominator of which is the total number of the ether held by the Trust immediately prior to the sale or transfer. After any such sale or transfer, a holder’s tax basis for its pro rata share of the remaining ether held by the Trust will be equal to its tax basis for its Shares immediately prior to the sale or transfer, less the portion of such basis allocable to its share of the ether sold or transferred.

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Upon a holder’s sale, exchange or other taxable disposition of some or all of its Shares, the holder will be treated as having sold, exchanged or disposed of a pro rata share of the ether held by the Trust at the time of the sale, exchange or other disposition. Accordingly, the holder generally will recognize gain or loss on the sale, exchange or other disposition in an amount equal to the difference between (i) the amount realized on the sale, exchange or disposition of Shares and (ii) the holder’s tax basis for the portion of its pro rata share of the ether held by the Trust at such time that is attributable to the Shares sold, exchanged or disposed of.

A redemption of some or all of a holder’s Shares in exchange for the underlying ether represented by the Shares redeemed generally will not be a taxable event to the holder. The holder’s tax basis for the ether received in the redemption generally will be the same as the holder’s tax basis for the portion of its pro rata share of the ether held by the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The holder’s holding period with respect to the ether received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale or transfer of the ether received by the holder will be a taxable event.

A holder’s ability to deduct its share of any capital losses of the Trust is subject to certain limitations. holders are urged to consult their own tax advisors regarding the deductibility of capital losses incurred with respect to an investment in the Trust.

The Code generally imposes an additional 3.8% Medicare contribution tax on the net investment income of certain individuals, trusts and estates to the extent their income exceeds certain threshold amounts. Holders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Shares.

Brokerage Fees and Trust Expenses

Any brokerage or other transaction fee incurred by a holder in purchasing the Shares will be treated as part of the holder’s tax basis in its pro rata share of the assets held by the Trust. Similarly, any brokerage fee incurred by a holder in selling Shares will reduce the amount realized by the holder with respect to the sale.

Holders will be required to recognize gain or loss on a sale or transfer of ether by the Trust (as discussed above), even though some or all of the proceeds of such sale are used, or the ether is transferred by the Administrator to pay Trust expenses. Holders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Holders who are individuals, estates or trusts will be required to treat expenses of the Trust, to the extent that such expenses may be deducted, including as limited by applicable Code provisions, as miscellaneous itemized deductions. Individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed two (2) percent of adjusted gross income. In addition, such deductions are not deductible at all for alternative minimum tax purposes.

United States Information Reporting and Backup Withholding for U.S. and Non-U.S. Holders

The Administrator, Trust Agency Service Provider or the appropriate broker will file certain information returns with the IRS, and provide certain tax-related information to holders, in accordance with applicable Treasury Regulations. Each holder will be provided annually with information regarding its allocable portion of the Trust’s income (if any) and expenses.

A U.S. Holder may be subject to U.S. backup withholding if such holder fails to provide to the Trust his or her correct taxpayer identification number, has under-reported dividend or interest income, or fails to certify that he or she is not subject to such withholding. Non-U.S. Holders may have to comply with certification procedures to establish that they are not U.S. persons in order to avoid backup withholding. Backup withholding is not an additional tax. Any amount withheld may be credited against a holder’s U.S. federal income tax liability, provided that the holder furnishes the appropriate information to the IRS.

U.S. Federal Income Taxation of Non-U.S. Holders

The Trust does not expect to generate taxable income except for gain (if any) upon the sale or transfer of ether. A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain recognized upon the sale or other disposition of the Shares, or upon the sale or transfer of ether by the Trust, unless (i) the Non-U.S. Holder is an individual and is present in the United States for one hundred and eighty-three (183) days or more during the taxable year of the sale, transfer or other disposition, and the gain is treated as being from U.S. sources; or (ii) the gain is (or is treated as) effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business in the United States.

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Taxation in Jurisdictions other than the United States

Prospective purchasers of the Shares that are citizens or residents of, based in, or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences, under the laws of such jurisdiction, of their purchase, holding, sale or redemption of or any other dealing in the Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

ERISA AND RELATED CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Code section 4975 impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of assets treated as “plan assets” of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (i) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (ii) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest, (iii) the Plan’s funding objectives, and (iv) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due.

Under the Department of Labor’s regulations at § 2510.3-101, as amended by Section 3(42) of ERISA (the “Plan Asset Regulations”), if a Plan invests in an equity interest of an entity that is “a publicly-offered security,” the entity will not be deemed to hold “plan assets” subject to ERISA, and a party managing the assets of such entity will not be subject to the fiduciary responsibility and prohibited transaction rules of ERISA and Section 4975 of the Code. A “publicly-offered security” is a security that is freely transferable, part of a class of securities that is widely held, and is either (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within one hundred and twenty (120) days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is “freely transferable” is a factual question determined on the basis of facts and circumstances. A class of securities is “widely-held” if it is a class of securities that is owned by one hundred (100) or more investors independent of the issuer and of one another. The issuer expects that the above requirements will be satisfied and the Shares will be “publicly traded securities” within the meaning of the Plan Asset Regulations.

Investment by Certain Retirement Plans

Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of the Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the consequences of a purchase of the Shares.

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PLAN OF DISTRIBUTION

In addition to, and independent of, the Seed Baskets purchased by the Initial Purchaser (described below), the Trust will issue Shares in Baskets to Authorized Participants from time to time in exchange for cash, and potentially, in kind for ether. The Trust will not issue or redeem fractions of a Basket. Because new Shares can be issued and sold on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution of Shares in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. For example, a broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into its constituent Shares and sells the Shares directly to its customers, or if it chooses to couple the creation of a new Basket with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter.

The Initial Purchaser intends to distribute the Seed Baskets of the Shares by selling such Shares on NYSE Arca. As a result, in the context of the distribution of the Seed Baskets of the Shares, the Initial Purchaser will be deemed to be an underwriter.

Investors that purchase the Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors should review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” but are participating in a distribution of Shares (as contrasted to ordinary secondary trading transactions), and thus dealing with the Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

On [●], 2016, the Initial Purchaser purchased [●] Shares which comprised the Seed Baskets. The Initial Purchaser intends to reoffer the Seed Baskets at a per Share offering price that will vary, depending on, among other factors, the GDAX Price and the trading price of the Shares on NYSE Arca. The Initial Purchaser will not receive a fee, or any other form of compensation or inducement from either the Sponsor or the Trust, and no Initial Purchaser has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of the Shares.

The Trust will not bear any expenses in connection with the issuance the Seed Baskets of the Shares.

The offering of Baskets is being made in compliance with Conduct Rule 2310 of FINRA. Neither the Authorized Participants nor the Initial Purchaser will receive a fee, or any other form of compensation or inducement from either the Sponsor or the Trust, and no Authorized Participant or Initial Purchaser has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with any such offering of the Shares in excess of ten (10) percent of the gross proceeds of the offering.

The Initial Purchaser may be an Authorized Participant, but will not act as an Authorized Participant with respect to the Seed Baskets, and its activities with respect to the Seed Baskets will be distinct from those of an Authorized Participant.

The Trust intends to apply to have the Shares listed for trading on NYSE Arca under the symbol “XETH.”

LEGAL MATTERS

The validity of the Shares will be passed upon for the Sponsor by Buchanan Ingersoll & Rooney PC, Pennsylvania, who will also render an opinion, subject to certain limitations and qualifications, regarding the material U.S. federal income tax consequences relating to the Shares.

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EXPERTS

The financial statement included in this Prospectus has been audited by [AUDITOR], an independent registered public accounting firm, as stated in their report appearing herein. Such financial statement is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust and the Shares can also be obtained from the Trust’s website. The internet address of the Trust’s website is www.[●].com. This internet address is only provided here as a convenience to you to allow you to access the Trust’s website, and the information contained on or connected to the Trust’s website is not part of this Prospectus or the registration statement of which this Prospectus is part.

The Trust is subject to the informational requirements of the Exchange Act and the Sponsor, on behalf of the Trust, will file quarterly and annual reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, NE, Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

GLOSSARY OF DEFINED TERMS

In this Prospectus, each of the following quoted terms has the meanings set forth after such term:

“Administrator”—The Bank of New York Mellon serves as the Administrator to the Trust under the Trust Servicing Agreement.

“Authorized Participant”—A market participant who (i) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (ii) is a direct participant in the DTC, and (iii) has entered into an Authorized Participant Agreement with the Administrator and the Sponsor. To facilitate the creation and redemption of Baskets, Authorized Participants may, but are not required to, establish an ether custody account with the Ether Custodian. Only Authorized Participants may place orders to create or redeem one or more Baskets.

“Authorized Participant Agreement”—An agreement entered into by an Authorized Participant, the Sponsor and the Administrator which provides the procedures for the creation and redemption of Baskets and for the delivery of the ether and distribution of the Shares required for such creations and redemptions.

“Basket”—A block of 10,000 Shares.

“Blockchain”—The public transaction ledger of the Ethereum Network on which miners or mining pools solve algorithmic equations allowing them to add records of recent transactions (called “blocks”) to the chain of transactions in exchange for an award of ether from the Ethereum Network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.

“Book Entry System”—The Federal Reserve Treasury Book Entry System for United States and federal agency securities.

“Business Day” means any day that NYSE Arca is open for regular trading.

“CEA”—Commodity Exchange Act of 1936, as amended.

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“CFTC”—The U.S. Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

“Clearing Trust Agency”—Any clearing agency or similar system other than the Book Entry System or DTC.

“Code”—The U.S. Internal Revenue Code of 1986, as amended.

“Confirmation Protocol”—The protocol of the Trust whereby the Administrator will not deem a transfer of ether completed (and thereby available for further transfer) until the transaction has been recorded in a block and five (5) consecutive subsequent blocks referring back to such block have been added to the Blockchain.

“Creation Basket”— An order placed by an Authorized Participant with the Administrator to create one or more Baskets. The number of ether required for delivery to the Trust to create a Basket is the equivalent of the net asset value of 10,000 Shares.

“Cash Custodian”— The Bank of New York Mellon, Inc., serving in the role of Cash Custodian under the Trust Cash Custody Agreement.

“Cash Custody Agreement”—The Agreement between the Sponsor and the Cash Custodian which sets forth the obligations and responsibilities of the Cash Custodian with respect to the Trust’s cash.

“DDoS Attack”—Distributed denial-of-service-attack is a coordinated hacking attempt to disrupt websites, web servers or computer networks in which an attacker bombards an online target with a large quantity of external requests, thus precluding the target from processing requests from genuine users.

“Digital Assets”—Collectively, all digital assets based upon a computer-generated cryptographic protocol that may, among other things, be used to buy and sell goods or pay for services. Ether represents one type of Digital Asset.

“Digital Asset ETP”—An exchange-traded product that seeks to track the price of a Digital Asset such as ether.

“DSTA”—The Delaware Statutory Trust Act, as amended.

“DTC”—The Depository Trust Company. The DTC is a limited purpose trust company organized under New York law, a member of the U.S. Federal Reserve System and a clearing agency registered with the SEC. The DTC will act as the securities depository for the Shares.

“DTC Participant”—A direct participant in the DTC, such as a bank, broker, dealer or trust company.

“Ether”—A type of a Digital Asset based on an open source protocol existing on the Ethereum Network and utilizing cryptographic security. Ether constitutes the assets underlying the Trust’s Shares. See “Overview of the Ether Industry and Market.”

“Ether Custodian”— Coinbase, serving in the role of Ether Custodian under the Trust Ether Custody Agreement.

“Ether Custody Agreement”—The Agreement between the Sponsor and the Ether Custodian which sets forth the obligations and responsibilities of the Ether Custodian with respect to the safekeeping of the Trust’s ether.

 “Ether Exchange”—An online marketplace with a central limit order book, where market participants may buy, sell and trade ether. The largest Ether Exchanges are typically open on a twenty-four (24)-hour per day, seven (7)-days per week basis, and publish public market data such as transaction price and volume data.

“Ether Exchange Market”—The global ether exchange market for the trading of ether, which consists of transactions on Ether Exchanges. See “Overview of the Ether Industry and Market.”

“Ethereum Network”—The online, end-user-to-end-user network hosting the public transaction ledger, known as the Blockchain, the source code comprising the basis for the protocols and cryptographic security governing the Ethereum Network, and the ability to process smart contracts. See “Overview of the Ether Industry and Market.”

“Exchange”—NYSE Arca, Inc.

“Exchange Act”—The Securities Exchange Act of 1934, as amended.

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“Evaluation Time”—The time at which the Administrator will determine the value of ether held by the Trust and calculate the Trust’s NAV, which time is as of 4:00 p.m., Eastern time, on each Business Day.

“FinCEN”—The Financial Crimes Enforcement Network, a bureau of the U.S. Department of the Treasury.

“FDIC”—The Federal Deposit Insurance Corporation.

“FINRA”—The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers, including Authorized Participants.

“GDAX”—The Global Digital Asset Exchange.

“GDAX Price” —The price for one ether at the Evaluation Time determined by the price of ether in U.S. dollars as reported by GDAX.

“Holders”—Owners of beneficial interests in the Shares.

“Indirect Participants”—Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.

“Initial Purchaser”—The purchaser of the Seed Baskets acting solely in its capacity as purchaser of such Seed Baskets, and who is [INITIAL PURCHASER].

“IRA”—An individual retirement account provided for under section 408(m) of the Code.

“IRS”—The U.S. Internal Revenue Service, a bureau of the U.S. Department of the Treasury.

“NAV”—The net asset value per Share of the Trust, which is the asset value of the Trust less its liabilities (which include accrued but unpaid fees and expenses) divided by the number of outstanding Shares as of 4:00 p.m. Eastern time each Business Day. The Administrator will calculate the NAV using the GDAX Price. See “Description of the Trust Agreement—Valuation of Ether and Definition of NAV.”

“NYSDFS”—The New York State Department of Financial Services.

“Redemption Basket”—An order placed by an Authorized Participant with the Administrator to redeem one or more Baskets. The ether required for distribution to the Authorized Participant upon redemption of a Basket is equivalent to the net asset value for 10,000 Shares on a given day.

“SEC”—The U.S. Securities and Exchange Commission.

“Securities Act”—The Securities Act of 1933, as amended.

“Seed Baskets”—The [●] Baskets issued and sold to the Initial Purchaser in exchange for delivery of the appropriate number of ether to the Trust in connection with the formation of the Trust.

“Shares”—Units of fractional undivided beneficial interest in and ownership of the Trust which are issued by the Trust and named “EtherIndex Ether Shares.”

“SIPC”—The Securities Investor Protection Corporation.

“Sponsor”—EtherIndex LLC, a Delaware limited liability company.

“Sponsor Custody Account”—The segregated ether account of the Sponsor to which the Ether Custodian will transfer ether from the Trust Ether Custody Account in order to pay the Sponsor’s Fee. The Sponsor Custody Account is established with the Ether Custodian by the Trust Ether Custody Agreement.

“Sponsor’s Fee”—The fee paid by the Trust to the Sponsor in consideration for the Sponsor’s duties and its assumption of the ordinary administrative and marketing expenses that the Trust is expected to incur. The Sponsor’s Fee will accrue daily in U.S. Dollars and will be payable on a monthly basis in arrears. The Trust will sell ether to raise cash to pay the Sponsor’s Fee and other expenses not assumed by the Sponsor. At the Sponsor’s discretion, the Trust may pay the Sponsor’s Fee in ether. As soon as practicable after the completion of any calendar month, the Administrator will calculate, using the GDAX price on such calculation day, the outstanding Sponsor’s Fee, and either sell ether to pay the Sponsor’s Fee or transfer ether equal in value to the amount of the Sponsor’s Fee from the Trust Ether Custody Account to the Sponsor Custody Account.

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“Transaction Fee”—The non-refundable transaction fee that may be required to be paid by Authorized Participants to the Trust Agency Service Provider when placing a Creation Basket order or a Redemption Basket order.

“Trust”—The EtherIndex Ether Trust, a Delaware statutory trust, formed on November 4, 2016 under the DSTA and the pursuant to the Trust Agreement.

“Trust Agency Service Provider—The Bank of New York Mellon serves as Trust Agency Service Provider to the Trust under the Trust Agency Service Provider Agreement.

“Trust Agency Service Provider Agreement—The agreement between the Sponsor and the Trust Agency Service Provider which sets forth the obligations and responsibilities of the Trust Agency Service Provider with respect to transfer agency services and related matters.

“Trust Agreement”—The Trust Agreement between the Sponsor and the Trustee under which the Trust is formed and which sets forth the respective rights and duties of the Sponsor and the Trustee in its capacity as trustee of the Trust.

“Trust Cash Custody Account”—The segregated account of the Trust which will hold the cash of the Trust on behalf of the Trust. The Trust Cash Custody Account is established with the Cash Custodian pursuant to the Cash Custody Agreement.

“Trust Ether Custody Account”—The segregated ether account of the Trust which will hold the ether delivered to the Trust. The Trust Ether Custody Account is established with the Ether Custodian pursuant to the Ether Custody Agreement.

“Trust Expense Account”—The segregated ether account of the Administrator to which the Ether Custodian will transfer ether from the Trust Ether Custody Account in order to permit the Administrator pay expenses of the Trust not assumed by the Sponsor. The Trust Expense Account is established pursuant to the Trust Agreement and the Trust Servicing Agreement.

“Trust Servicing Agreement”—The Agreement between Sponsor and the Administrator which sets forth the obligations and responsibilities of the Administrator with respect to the operation and administration of the Trust.

“Trustee”— Delaware Trust Company, a Delaware trust company.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sponsor, Trustee and Shareholders of EtherIndex Ether Trust

[    ]

F-1

Etherindex ether TRUST

STATEMENT OF FINANCIAL CONDITION

[●], 2016

Assets:
Ether inventory (fair value $[ ])	$	[ ]
Total Assets	$	[ ]
Liabilities and Shareholder’s Equity Liabilities:
Total Liabilities		—
Commitments and Contingent Liabilities (Note 6)		—
Redeemable Shares:
Redeemable capital Shares, no par value, unlimited amount authorized, [ ] outstanding (at redemption value)	$	[ ]
Shareholder’s Equity:
Retained earnings		—
Total Liabilities and Shareholder’s Equity	$	[ ]

The accompanying notes are an integral part of this financial statement.

F-2

etherindex ether TRUST

Notes to the Financial Statements

[    ], 2016

1.	Organization

The EtherIndex Ether Trust (the “Trust”) is a Delaware statutory trust formed on November 4, 2016, pursuant to a trust agreement (the “Trust Agreement”). The Trust will issue [●] Shares (the “Shares”), which represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust’s purpose is to hold ether, which is a digital asset (“Digital Asset”). The Trust is expected to issue or redeem Shares from time to time only in one or more whole blocks of 10,000 Shares (each block of 10,000 Shares is a “Basket”). The Trust will issue and redeem the Shares in Baskets only to certain authorized firms (“Authorized Participants” or “APs”) on an ongoing basis. On a creation, Baskets will be distributed to the Authorized Participants by the Trust in exchange for cash. Conversely, the Trust delivers cash in exchange for Baskets surrendered to it for redemption by Authorized Participants. If so requested by an Authorized Participant, the Trust may, at the discretion of the Sponsor, acquire baskets for ether or deliver ether upon the redemption of baskets. On each Business Day, the value of each Basket accepted by the Administrator in a creation or redemption transaction will be the same (i.e., each Basket will consist of 10,000 Shares and the value of the Basket will be equal to the value of 10,000 Shares at their net asset value per Share on that day). The Trust will not issue or redeem fractions of a Basket.

EtherIndex LLC, is the sponsor of the Trust (the “Sponsor”), a Delaware limited liability company. The Sponsor is responsible for, among other things, overseeing the performance of Delaware Trust Company (the “Trustee”) and the Trust’s principal service providers. The Trustee is responsible for the day-to-day administration of the Trust.

[INITIAL PURCHASER] is the Initial Purchaser and deposited cash in exchange for [●] initial Baskets of Shares (the “Seed Baskets”) on [●], 2016. At contribution, the value of the ether deposited with the Trust was based on the GDAX Price (as defined in the Registration Statement of the Trust) of $[ ]/ether. The Initial Purchaser owns one hundred (100) percent of the outstanding Shares. [The Initial Purchaser is not affiliated with the Sponsor or the Trustee.]

The investment objective of the Trust is for the Shares to track the price of ether as measured at 4:00 p.m. Eastern time using the GDAX Price on each Business Day, less the Trust’s liabilities (which include accrued but unpaid fees and expenses). The Shares are designed for investors seeking a cost-effective and convenient means of gaining investment exposure to ether similar to a direct investment in ether.

The fiscal year end for the Trust is December 31.

2.	Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Trust.

The preparation of financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”) requires those responsible for preparing financial statements to make estimates and assumptions that affect the reported amounts and disclosures. Actual results could differ from those estimates.

A.         Valuation of Ether

The Trust’s ether is controlled on a segregated basis by the Ether Custodian, on behalf of the Trust, in unique ether addresses with balances that can be directly verified on the Ether Blockchain. The Trust’s ether is valued, for financial statement purposes, at the lower of cost or market. The cost of ether is determined according to the average cost method and the market value is based on the GDAX Price of the ether being valued, or such other publicly available price as the Sponsor may in good faith deem represents the fair market value of the Trust’s ether. Realized gains and losses on sales of ether, or ether distributed in the redemption of a Basket, is calculated on a trade date basis using average cost.

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B.         Creation and Redemption of Shares

The Trust is expected to issue or redeem Shares from time to time only in one or more whole Baskets. The Trust will issue and redeem the Shares in Baskets only to certain Authorized Participants on an ongoing basis as described in the “Plan of Distribution” section below. The Trust receives cash deposited with the Custodian only by Authorized Participants in exchange for the creation of Baskets, each equal to 10,000 Shares. Conversely, the Trust delivers cash in exchange for Baskets surrendered to it for redemption by Authorized Participants. If so requested by an Authorized Participant, the Trust may, at the discretion of the Sponsor, acquire baskets for ether or deliver ether upon the redemption of Baskets. On each Business Day, the value of each Basket accepted by the Administrator in a creation or redemption transaction will be the same (i.e., each Basket will consist of 10,000 Shares and the value of the Basket will be equal to the value of 10,000 Shares at their net asset value per Share on that day). The Trust will not issue or redeem fractions of a Basket.

Baskets are only issued or redeemed in exchange for the amount of cash (and, potentially, in kind for ether) determined by the Administrator on each day that NYSE Arca is open for regular trading based on the combined net asset value of the Shares included in the Baskets being created or redeemed. No Shares are issued unless the Custodian confirms that the Trust has been allocated the corresponding amount of cash or, at its discretion, ether. Individual investors cannot create or redeem Baskets in direct transactions with the Trust. The Trust only deals with registered broker-dealers eligible to settle securities transactions through the book-entry facilities of The Depository Trust Company and which have entered into a contractual arrangement with the Trust Agency Service Provider and the Sponsor governing, among other matters, the creation and redemption processes. Holders of the Shares of the Trust may redeem their Shares at any time acting through an Authorized Participant and in the prescribed Basket form; provided, however, that redemptions of Baskets may be suspended during any period in which regular trading on NYSE Arca is suspended or restricted, or in which an emergency exists as a result of which delivery, disposal or evaluation of ether is not reasonably practicable.

The Shares are classified as “Redeemable Capital Shares” for financial statement purposes, since they are subject to redemption at the option of Authorized Participants. Outstanding Shares are reflected at redemption value, which represents the maximum obligation (based on net asset value per Share), with the difference from historical cost recorded as an offsetting amount to Retained Earnings.

At [●], 2016, there are no Shares whose redemption value exceeds their historical value.

At [●], 2016, [●] Shares are outstanding.

The typical settlement period for the Shares is three (3) business days. In the event of a trade date at period end, where a settlement is pending, a respective account receivable and/or payable will be recorded.

The per Share number of ether distributed for the redemption of a Basket is calculated daily by the Administrator, using the GDAX Price, or such other publicly available price as the Sponsor may in good faith deem fairly represents the fair market value of the Trust’s ether.

When ether is delivered for the redemption of a Basket, it is generally not considered a taxable event for Shareholders but [is considered a sale of ether for financial statement purposes, with a gain or loss recognized currently]. For the purposes of creations and redemptions of Baskets, net asset value per Share is computed by deducting all accrued fees, expenses and other liabilities of the Trust, including the Sponsor’s Fee, from the fair value of the ether held by the Trust.

C.         Investment in Ether

At [●], 2016, the Trust owned [●] ether, with a carrying value (market basis) of $[●].

D.         Expenses

The Trust will pay to the Sponsor a fee that will accrue daily at an annualized rate equal to [●] percent of the ether held by the Trust, paid monthly in arrears (the “Sponsor’s Fee”).

F-4

E.          Income Taxes

The Trust is classified as a “grantor trust” for U.S. federal income tax purposes. As a result, the Trust itself will not be subject to U.S. federal income tax. Instead, the Trust’s income and expenses will “flow through” to Shareholders, and the Administrator will report the Trust’s proceeds, income, deductions, gains, and losses to the Internal Revenue Service on that basis.

3.	Organizational and Offering Costs

Expenses incurred in organizing of the Trust and the initial offering of the Shares, including applicable SEC registration fees, are estimated to be approximately $[●] and shall not exceed $[●], and will be assumed by the Sponsor. The Trust will not be obligated to reimburse the Sponsor.

4.	Related Parties—Sponsor and Trustee Fees

Fees are paid to the Sponsor as compensation for services performed under the Trust Agreement and for assuming the following administrative and marketing expenses incurred by the Trust: (i) the Trustee’s monthly fee and reimbursable expenses (including indemnification amounts) under the Trust Agreement, (ii) the Administrator’s monthly fees and reimbursable expenses under the Trust Servicing Agreement, (iii) the Trust Agency Service Provider’s monthly fees and reimbursable expenses under the Trust Agency Service Provider Agreement, (iv) the Custodians’ monthly fees and reimbursable expenses under the Custody Agreements, (v) Exchange listing fees, (vi) SEC registration fees, (vii) printing and mailing costs, (viii) costs of maintaining the Trust’s website, (ix) audit fees, (x) up to $[●] per annum in marketing expenses and (xi) up to $[●] per annum in legal expenses. Any such amounts in excess of $[●] per annum will be borne by the Trust as extraordinary expenses.

The Sponsor’s Fee is [●] percent per annum of the daily net asset value of the Trust and will accrue daily and will be payable on a monthly basis in arrears. The Trust will sell ether to raise cash to pay the Sponsor’s Fee and other expenses not assumed by the Sponsor. At the Sponsor’s discretion, the Trust may pay the Sponsor’s Fee in ether. The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee at its discretion for a stated period of time. Presently, the Sponsor does not intend to waive any of its fees.

Affiliates of the Trustee or the Sponsor may from time to time act as Authorized Participants or purchase or sell ether or the Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Ether Custodian is responsible for the safekeeping of the Trust’s ether delivered by Authorized Participants in connection with the creation of Baskets. The Ether Custodian also facilitates the transfer of ether into and out of the Trust. The general role, responsibilities and regulation of the Ether Custodian are further described in “The Custodians” and “Custody of the Trust’s Ether.”

Each Custodian and its affiliates may from time to time act as Authorized Participants or purchase or sell ether or the Shares for their own account or as agent for their customers.

5.	Concentration of Risk

The Trust’s sole business activity is the investment in ether. Several factors could affect the price of ether, including, but not limited to: (i) global ether supply and demand; (ii) investors’ expectations with respect to the rate of inflation; (iii) interest rates; (iv) currency exchange rates, including the rates at which ether may be exchanged for fiat currencies; (v) fiat currency withdrawal and deposit policies of online marketplaces where market participants may buy, sell and trade ether (each an “Ether Exchange”) and liquidity on such Ether Exchanges; (vi) interruptions in service from or failures of major Ether Exchanges; (vii) investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in ether; (viii) monetary policies of governments, trade restrictions, currency devaluations and revaluations; (ix) regulatory measures, if any, that restrict the use of ether as a form of payment; (x) the maintenance and development of the open-source protocol governing the Ether Network; (xi) global or regional political, economic or financial events and situations; and (xii) expectations among ether market participants that the value of ether will soon change.

Global supply for ether is determined by the Ethereum Network’s source code, which sets the rate at which ether may be awarded to Ether Network miners. Global demand for ether is influenced by such factors as the growth of retail merchants’ and commercial businesses’ acceptance of ether as payment, the security of online Ether Exchanges and the ether they custody, the perception that the use of ether is safe and secure, and the lack of regulatory restrictions on its use.

In addition, there is no assurance that any ether will maintain its long-term value in terms of purchasing power in the future. In the event that the price of ether declines, the Sponsor expects the value of an investment in the Shares to decline proportionately. Each of these events could have a material effect on the Trust’s financial position and the results of its operations.

6.	Indemnification

Under the Trust Agreement, each of the Trustee (and its directors, employees and agents) and the Sponsor (and its members, managers, directors, officers, employees, affiliates) is indemnified against any liability, cost or expense it incurs without gross negligence, willful misconduct or bad faith on its part. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust that have not yet occurred.

7.	Subsequent Events

Events subsequent to the balance sheet date have been evaluated for inclusion in the accompanying financial statement through the issuance date, [●], 2016.

F-5

PROSPECTUS

ETHERINDEX ETHER TRUST

[                 ] ETHERINDEX ETHER SHARES

Until [●], 2016 (twenty-five (25) calendar days after the date of this Prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The Registrant (“Registrant” or “Trust”) shall not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses shall be assumed by the Sponsor of the Registrant.

Item 14. Indemnification of Directors and Officers.

Section [●] of the Trust Agreement (“Trust Agreement”) between [●], the Registrant’s Trustee (“Trustee”), and the Sponsor provides that the Trustee, its directors, employees and agents (each a “Trustee Indemnified Party”) shall be indemnified and defended by the Trust and the Sponsor, jointly and severally, and held harmless against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an indemnitee whether arising from acts or omissions to act occurring before or after the date of the Trust Agreement, including the Trustee’s indemnification obligations under these agreements) or by reason of the Trustee’s acceptance of the Trust Agreement incurred without gross negligence, willful misconduct or bad faith on the part of such indemnified party in connection with the performance of its obligations under the Trust Agreement or any such other agreement or any actions taken in accordance with the provisions of the Trust Agreement or any such other agreement. Such indemnity shall include payment from the Trust or the Sponsor of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Trustee. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust.

Section [●] of the Trust Agreement provides that the Sponsor and its members, managers, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”)) and subsidiaries shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any Authorized Participant Agreement) or any actions taken in accordance with the provisions of the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the interests of Shareholders and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

The indemnities provided by Section [●] of the Trust Agreement shall survive notwithstanding any termination of the Trust Agreement and the Trust or the resignation or removal of the Trustee or the Sponsor, respectively.

Item 15. Recent Sales of Unregistered Securities.

Not applicable.

II-1

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description
4.1	Trust Agreement (the “Trust Agreement”)*
4.2	Form of Authorized Participant Agreement*
4.3	Form of Global Certificate (attached as Exhibit A to the Trust Agreement)
5.1	Opinion of Buchanan Ingersoll & Rooney PC as to legality*
8.1	Opinion of Buchanan Ingersoll & Rooney PC as to tax matters*
10.1	Custody Agreements*
10.2	Trust Servicing Agreement*
10.3	Trust Agency Service Provider Agreement*
10.4	Depository Agreement*
10.5	Marketing Agent Agreement*
23.1	Consent of [AUDITOR]*
23.2	Consents of Buchanan Ingersoll & Rooney PC are included in Exhibits 5.1 and 8.1
24.1	Powers of attorney (included in the signature page to this registration statement)

*	to be supplied by amendment

(b) Financial Statement Schedules

Not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty (20) percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)        That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)        That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on November 28, 2016.

EtherIndex LLC
Sponsor of the EtherIndex Ether Trust

By:	/s/ Gregory DiPrisco
Gregory DiPrisco
Principal Executive Officer

Each person whose signature appears below hereby constitutes Gregory DiPrisco and Joseph Quintilian, and each of them singly, his true and lawful attorneys-in-fact with full power to sign on behalf of such person, in the capacities indicated below, any and all amendments to this registration statement and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of such person, in the capacities indicated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as it may be signed by said attorneys-in-fact, or any of them, on any and all amendments to this registration statement or any such subsequent related registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ Gregory DiPrisco	Principal Executive Officer	November 28, 2016

/s/ Joseph Quintilian	Principal Financial Officer	November 28, 2016

*The Registrant is a trust and the persons are signing in their capacities as officers of EtherIndex LLC, the Sponsor of the Registrant.

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